AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2005


                           REGISTRATION NO. 333-120671

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2/A
                                 Amendment No. 6


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SONOMA COLLEGE, INC.

                 (Name of small business issuer in its charter)

        CALIFORNIA                    8200                      68-0290784
-------------------------   -------------------------     ----------------------
(State or jurisdiction of      (Primary Standard            (I.R.S. Employer
    incorporation or        Industrial Classification     Identification Number)
      organization)               Code Number)

                              SONOMA COLLEGE, INC.
                             1304 SOUTH POINT BLVD.
                                    SUITE 280
                               PETALUMA, CA 94954
                                 (707) 283-0800

          (Address and telephone number of principal executive offices)

         COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO
                      AGENT FOR SERVICE, SHOULD BE SENT TO:

                                CHARLES D. NEWMAN
                             CHIEF EXECUTIVE OFFICER
                             1304 SOUTH POINT BLVD.
                                    SUITE 280
                               PETALUMA, CA 94954
                                 (707) 283-0800

           (Name, address and telephone number of agent for service)
                                WITH A COPY TO:

                            STEPHEN J. CZARNIK, ESQ.
                               COHEN & CZARNIK LLP
                                  140 BROADWAY
                            NEW YORK, NEW YORK 10005
                                 (212) 232-8323

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |



                                               CALCULATION OF REGISTRATION FEE

====================================================================================================================================
        Title of Each                Dollar Amount            Proposed Maximum              Proposed          Amount of Registration
     Class of Securities            To Be Registered           Offering Price          Maximum Aggregate                Fee
       To Be Registered                                          Per Share               Offering Price
------------------------------------------------------------------------------------------------------------------------------------
         Common Stock                  $10,925,707                 $1.00                   $10,925,707             $1,399.50
 $0.0001 par value per share
====================================================================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                  SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2005


                                   PROSPECTUS


                                10,925,707 SHARES


                              SONOMA COLLEGE, INC.

                                  COMMON STOCK


This is an offering of a total of 10,925,707 shares of our common stock by the individuals who are named under the caption "Selling Stockholders." We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.


Prior to this offering there has been no public market for our common stock. The initial public offering price will be $1.00 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices and private negotiated prices.

The selling stockholders may offer and sell the shares of common stock at the offering price which will be $1.00 per share until the shares of common stock are quoted on the over-the-counter market. If the shares of common stock are quoted on the over-the-counter market, the selling stockholders may offer and sell the shares of common stock at market prices prevailing at the time of sale or at privately negotiated prices.

We will bear all expenses in connection with the registration and sales of the shares of common stock being offered by the selling stockholders, other than any underwriting discounts and selling commissions.

Investing in Our common stock involves risks.

                     See "Risk Factors" Beginning on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or has determined if this prospectus is truthful or complete any representation to the contrary is a criminal offense.

We have retained no underwriters in connection with this offering.


The date of this prospectus is November 2, 2005.

                                TABLE OF CONTENTS

                                      PAGE

Prospectus Summary.........................................................    3
Risk Factors...............................................................    4
Forward-Looking Statements.................................................   12
Use of Proceeds............................................................   12
Determination of Offering Price............................................   13
Dilution...................................................................   13
Selling Security Holders...................................................   14
Plan of Distribution.......................................................   16
Legal Proceedings..........................................................   17
Directors, Officers, Promoters and Control Persons.........................   17
Security Ownership of Beneficial Owners and Management.....................   20
Description of Securities..................................................   21
Interests of Named Experts and Counsel.....................................   22
Description of Business....................................................   22
Management's Discussion and Analysis of Financial Condition and
  Plan of Operations.......................................................   42
Description of Property....................................................   53
Certain Relationships and Related Transactions.............................   53
Market for Common Equity and Related Stockholder Matters...................   54
Executive Compensation.....................................................   57
Legal Matters..............................................................   59
Securities Act Indemnification Disclosure..................................   59
Experts....................................................................   59
Transfer Agent.............................................................   59
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure.................................................   59

Index to Consolidated Financial Statements.................................  F-1

                               PROSPECTUS SUMMARY


This Summary highlights selected information contained elsewhere in this prospectus. This Summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the Financial Statements, before making a decision to invest in our common stock.


                                   OUR COMPANY

We own and operate Sonoma College, Inc. (formerly Western Institute of Science and Health) ("Sonoma College" or "Sonoma"), a private for-profit post-secondary career preparation college that offers associate degrees, certificates, and continuing education in the allied health and homeland security disciplines. Sonoma College serves both full-time and part-time students offering daytime, evening, and Saturday classroom schedules "blended" with Internet classes. Portions of Sonoma College's academic programs are offered online in an advanced college Internet learning management system and the balance of the curricula is offered in standard residential college classrooms or in off-site residential clinic externships.


Sonoma College was founded in 1992 in Rohnert Park, California and is nationally accredited by the Accrediting Bureau of Health Education Schools (ABHES), an accrediting agency recognized by the United States Department of Education (ED). Sonoma College is also approved by the Higher Education Division of the California Bureau of Private Post-Secondary Vocational Education (BPPVE). Sonoma College currently has a student population of approximately 224 degree and certificate students enrolled in its programs. Since it's founding in 1992, Sonoma College has graduated over 575 students. While we experienced increased revenues (and expenses) in each year as compared to the preceding year, we incurred net losses in the years ended June 30, 2005 and 2004 of $(1,851,337) $(235,832), respectively as we continued to implement our growth plans. The and following table summarizes these results:


                                                   Year Ended June 30,
                                               ---------------------------
                                                    2005          2004
                                               -------------   -----------


Revenues                                       $   1,844,418   $ 1,618,371
                                               =============   ===========
Operating Expenses                             $   3,671,607   $ 1,847,785
                                               =============   ===========
Net Loss                                       $  (1,851,337)  $  (235,832)
                                               =============   ===========
Net Loss Per Common Share, Basic and Diluted   $       (0.03)  $        --
                                               =============   ===========


                                                          June 30,
                                               ---------------------------
                                                    2005          2004
                                               -------------   -----------


Working Capital Deficiency                     $   1,528,463   $   259,000
                                               =============   ===========
Total Assets                                   $     807,291   $   949,090
                                               =============   ===========
Total Stockholders' (Deficiency) Equity        $  (1,096,069)  $   480,716
                                               =============   ===========
Accumulated Deficit                            $  (2,052,327)  $  (200,990)
                                               =============   ===========



                              CORPORATE INFORMATION

We are a California corporation. Our principal executive offices are located at 1304 South Point Boulevard., Suite 280, Petaluma, CA 94954, our telephone number is (707) 283-0800, and our Internet website is WWW.SONOMACOLLEGE.COM. The information contained on our website is not part of this prospectus.

                                  THE OFFERING


The selling stockholders are registering for resale 10,925,707 shares of our common stock, which they currently own.

Price per share offered                                        $1.00

Securities offered by selling stockholders................     10,925,707 shares

Common stock outstanding before the offering..............     64,085,467 shares

Common stock to be outstanding after the offering.........     64,085,467 shares

Proposed symbol for common stock..........................     ______

                                  RISK FACTORS

An Investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be materially harmed.

                          RISKS RELATED TO OUR BUSINESS

o We have a history of operating losses. There is no assurance that we will be profitable in the future.


We have not recorded an annual operating profit since our fiscal year ended June 30, 2003. The reported net loss of ($1,851,337) for fiscal 2005 as compared to a net loss of $(235,832) in fiscal 2004 results primarily from the increase in instructional costs, selling and marketing, and general and administration expense levels. These costs have increased due to our plan to expand and to promote our anticipated future growth as described herein. Reference is made to Management Discussion and Analysis included elsewhere herein. We incurred a net decrease in fiscal 2005 over fiscal 2004 of $427,741 in the sum of total revenues reduced by instructional costs and all other operating expenses increased by $1,170,034 in fiscal 2005 as compared to fiscal 2004.


We cannot be sure that we will achieve profitability in fiscal 2006 or thereafter. Continuing losses may exhaust our capital resources and force us to discontinue operations.

o We are substantially dependent on student financial aid. A reduction in funding levels could lead to lower enrollments which could make profitability more difficult to achieve and sustain.

Students attending Sonoma College finance their education through a combination of individual resources, including earnings from full or part-time employment, government-sponsored financial aid and other sources including family contributions. 80% of the students at our institute received some form of government-sponsored federal or state financial aid in 2005.

Congress regularly reviews and revises the laws governing the Federal Student Aid programs and annually determines the funding level for each of these programs. Congress must reauthorize HEA approximately every six years. It is not possible to predict the outcome of the congressional reauthorization process. Although there is no present indication that the Congress will decline to reauthorize Title IV Programs, there can be no assurance that government funding for Title IV Programs will continue to be available or maintained at current levels.

In addition, there can be no assurance that current requirements for student and institutional participation in Title IV Programs will not change or that one or more of the present Title IV Programs will not be replaced by other programs with materially different student or institutional eligibility requirements. If we cannot comply with the provisions of the HEA, as revised during a congressional reauthorization process, or if the cost of such compliance is excessive, it would reduce our students ability to receive government sponsored financial aid.

A reduction in government funding levels could require us to seek alternative sources of financial aid for students enrolled in our college. Since a significant percentage of our revenue is indirectly derived from Title IV Programs, the loss of or a significant reduction in funds from Title IV Programs funds available to students at our college would lower student enrollments.

o Our failure to meet financial responsibility standards may cause us to lose eligibility to participate in federal student financial aid programs.


To participate in various financial student aid programs under Title IV of the HEA (Title IV Programs), an institution must satisfy specific standards of financial responsibility. Under the law and regulations, ED calculates three financial ratios for an institution: an equity ratio, a primary reserve ratio, and a net income ratio which are combined into a composite score. If an institution's composite score is above positive 1.5, it may continue its participation in Title IV Programs without ED oversight. For fiscal 2005, our college's financial composite ratio was not in compliance, although we have been in compliance in all earlier years. An institution that does not meet the ED's minimum composite score may demonstrate its financial responsibility by posting a letter of credit in favor of the ED in an amount of not less than 50% of the Title IV Program funds received during our prior fiscal year. Alternatively, an institution could accept provisional certification and be required to post a letter of credit of not less than 10% of Title IV Program funds received during its prior fiscal year and other financial terms and conditions with which it must comply. Such conditions include reporting results earlier to ED, compliance with debt provisions of loan agreements, limitations on withdrawal of owners including declaring of dividends, and provision of a compliance certificate from an independent auditors, among other terms and conditions. We therefore may be required to post a letter of credit under the alternatives described in the preceding sentences. We received $1,620,000 in Title IV funds for the year ended June 30, 2005. Management is unable to determine at this time the amount of any letter of credit that may be required.


o Loss of student financial aid in the event of high student loan default rates could affect our ability to attract students, resulting in lower enrollments which may force us to discontinue operations.

We are substantially dependent on our college's continued participation in the Federal Student Aid programs, under Title IV Programs. An institution could lose its eligibility to participate in some or all of Title IV Programs if the rate of defaults of its students on the repayment of their federally guaranteed or funded student loans (the "cohort default rate") exceeds specified rates for specified periods of time. Student default rates are determined by the number of students in repayment, not the amount of dollars in repayment.

An institution whose cohort default rate for any federal fiscal year exceeds 40% may have its eligibility to participate in all of Title IV Programs limited, suspended, or terminated by ED. The limitation, loss of, or a significant reduction in Title IV Program funds available to students at our college would adversely effect our financial performance.

o If students fail to pay their outstanding balances, it would effect our profitability and cash flow.

We offer a payment plan to help students pay that portion of their education expense not covered by financial aid programs. The plan requires the student to pay this amount in full by the end of the semester in which he or she is enrolled in a program. These balances are unsecured and not guaranteed. Losses related to unpaid student balances in excess of the amounts we have reserved for bad debts could effect our profitablility.

o If we fail to maintain state licenses or authorizations, we could lose our eligibility to participate in federal Title IV programs and would be forced to discontinue operations.

An institution that awards degrees and certificates and wishes to participate in Title IV Programs, must be licensed or authorized to offer its programs of instruction by the relevant agencies of the state in which it is located. Requirements for licensing and authorization vary substantially among the states. Typically, state laws require that an institution demonstrate that it has the personnel, resources, and facilities appropriate to conduct its instructional programs. Our college is licensed or approved by the relevant agencies of the State of California. If our college were to lose its state license or its authorizations, it would lose its eligibility to participate in federal Title IV Programs and would be required to discontinue operations. Our college is currently approved to operate by the BPPVE through December 31, 2007.

o If we fail to maintain accreditations it could affect our ability to attract students, resulting in lower enrollments which would make profitability more difficult to achieve and sustain.

We believe that the accreditation of our college is an important factor in our students' decisions to enroll in our college. Any failure to maintain accreditation could have a material adverse effect on our ability to attract and retain qualified students. In addition, in order to participate in Title IV Programs, an institution must be accredited by an accrediting agency recognized by ED. In the United States, accreditation is primarily a voluntary non-governmental process by which educational institutions submit themselves to qualitative review by an organization of peer institutions. Our college is accredited by ABHES, an accrediting agency recognized by ED. Under the HEA, recognized accrediting agencies such as ABHES must conduct regular inspections and reviews of the institutions they accredit, including unannounced site visits to institutions that perform career oriented education and training. Any failure to maintain our college's accreditations may affect our ability to operate in various states, receive funds under the Title IV Programs and attract students. We are currently accredited by ABHES through December 31, 2008.

Our Physical Therapist Assistant (PTA) Program is accredited by the American Physical Therapy Association's Commission on Accreditation in Physical Therapy Education. If the college were to lose this accreditation, it would have a material adverse effect on our PTA enrollments.

o If there were a change of ownership or control it may affect our eligibility to participate in Title IV programs and force us to reaffirm our state authorization and accreditation. Any loss or suspension of federal student financial aid programs or our authorization and accreditation would adversely affect our financial performance and may force us to discontinue operations.

Under the HEA and its implementing regulations, a "change of ownership" resulting in a "change in control" would occur upon the transfer of a controlling interest in the voting stock of an institution or such institution's parent corporation. An institution's "change of ownership" that results in a "change of control," as defined in the HEA and applicable regulations, results in that institution becoming ineligible to participate in Title IV Programs until it has applied for and received recertification from ED. The change of control must be approved by ED before an institution is recertified to participate in Title IV Programs. A change of ownership and control also could require an institution to reaffirm its state authorization and accreditation.

With respect to a publicly-traded corporation, which we will be following consummation of this offering, a change of ownership resulting in a change in control occurs when there is an event that would obligate that corporation to file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing a change of control.

We believe that this offering will not constitute a change of ownership resulting in a change in control under the HEA or ED regulations or law. However, if the offering were determined to constitute a change of ownership resulting in a change in control under state or accrediting agency standards, we would be required to reestablish the state authorization and accreditation of each of our affected U.S. campuses. Based upon its review of applicable state and accrediting agency standards, we do not believe that the offering will constitute a change of ownership resulting in a change of control for state authorization or accreditation purposes.

Once we are deemed to be publicly traded, the potential adverse implications of a change of ownership resulting in a change in control could influence future decisions by us and our shareholders regarding the sale, purchase, transfer, issuance, or redemption of our capital stock.

o Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter to quarter. This may result in volatility or adversely affect our stock price.

We experience, and we expect to continue to experience, seasonal fluctuations in our revenue because the markets in which we operate tend to be seasonal, varying according to the enrollment periods throughout the year. These fluctuations could result in volatility adversely affecting our stock price. In addition, as our revenue grows, these seasonal fluctuations may become more evident. We typically generate the lowest portion of our net revenue in the first fiscal quarter due to lower student enrollments during the summer months at our college, while our expenses remain relatively constant over the course of a year. We expect that this seasonal trend will continue.

o Our failure to develop our online business and distance education program could limit our enrollments and make profitability even more difficult to achieve and sustain.

We must seek approval for expansion of our distance education offerings from our accrediting agency i.e., ABHES and from the State of Californiai.e., BPPVE. We intend to continue to expand our online distance education courses and programs. This will require additional resources and personnel, including additional faculty and staff to support this anticipated growth. This anticipated growth may place a significant strain on our financial and operational resources. The continued development and marketing of the online programs offered by our college are critical to the continued acceptance and growth of our distance education programs. If we are unable to continue to develop our online distance education programs, this could limit enrollments and this would have a material adverse effect on our business, results of operations, and financial condition.

Our online distance education programs' success depends in part on our ability to expand the content of programs, develop new programs in a cost-effective manner, and meet students' educational needs in a substantive and timely manner. The expansion of our existing online distance education programs and the development of new programs may not be accepted by our students or the online education market. This could adversely affect our enrollment growth.

o Regulatory agencies or third parties may commence compliance reviews, bring claims, or initiate litigation against us which could be time consuming and costly.

We operate in a highly regulated industry and are therefore subject to compliance reviews, claims of non-compliance, or lawsuits by government agencies or third parties. If the results of these reviews or proceedings are unfavorable to us or if we are unable to defend our self successfully against third-party lawsuits or claims, we may be required to pay money damages or be subject to fines, limitations, loss of federal funding, injunctions, or other penalties. Even if we adequately address issues raised by an agency review or successfully defend a third-party lawsuit or claim, we may have to devote significant money and management resources to address these issues.

o Our failure to significantly increase the number of our students or retain students would effect our ability to grow.

Our future success is highly dependent on attracting students who are willing to subscribe to "blended" online distance education and residential classroom education programs. We believe that offering new courses through blended pedagogy provides flexibility for students and will attract more students. If the market for blended programs online courses develops more slowly than we expect, or if our efforts to attract new students are not successful or cost effective, this will result in slower enrollments and a slower rate of growth.

o If we are not able to continually enhance our programs and services, it would effect our ability to grow enrollments.

Our curriculum is designed to be career preparation oriented and provide students with theoretical knowledge and practical experience. In order to ensure that our program offerings continue to provide students with the knowledge and competencies sought by the business community, we must continually develop and update our curricula. If our educational programs fail to keep pace with the evolving requirements of potential employees or cannot respond to changes in industry requirements, it could have a material adverse effect on our ability to attract students and grow enrollments.

o The loss of our senior management and failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting in lower enrollments and a slower rate of growth.

We depend on the continued service of our senior management. The loss of any of our Chief Executive Officer and Executive President, Charles Newman; our Chief Operating Officer, Joseph Keats; or our Chief Financial Officer, David Weaver, Ph.D.; as well as other key personnel could materially adversely affect our business. Our success also depends, in large part, upon our ability to attract and retain highly qualified program directors, staff, and faculty. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.

o If our services and products infringe the intellectual property rights of others, this may result in costly litigation or the loss of our own intellectual property rights, which could be time-consuming and costly and materially adversely affect our business.

Competitors and others may claim that we have infringed their current or future intellectual property rights. The defense of any lawsuit, whether with or without merit, could be time-consuming and costly. If a lawsuit against us is successful, we may lose, or be limited in, the rights to offer our products and services.

We may be subject to claims for defamation, negligence, copyright, or trademark infringement or claims based on other theories relating to the information we publish in our textbooks or on our Internet site. These types of claims have been brought, sometimes successfully, against other print publications and online services in the past. Any proceedings or claims of this type with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources and require us to make changes to our textbooks or Internet site.

Risks related to this offering

o We may need additional funds in the future. We may be unable to obtain additional funds or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents along with cash generated from operations will be sufficient to fund our operating expenses and capital requirements through March 31, 2006, although there is no assurance of this result, we may need funds in the future.

If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities.

o If we raise additional funds by selling additional shares of our capital stock, the ownership interests of our stockholders will be diluted.

o You may experience difficulty in trading our common stock because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to sell their shares.

                           FORWARD-LOOKING STATEMENTS

In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 USE OF PROCEEDS

The shares of common stock being offered hereby are for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the resale of shares of common stock by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the shares in this offering solely for the purpose of calculating the registration fee pursuant to Rule 457 and it is not an indication of our actual value. Therefore, the offering price bears no relationship to our book value, assets or earnings, or to any other recognized measure of value and it should not be regarded as an indicator of any future market price of the securities.

                                    DILUTION

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

                            SELLING SECURITY HOLDERS


The following table sets forth the names of the selling shareholders and for each selling shareholder the number of shares of common stock beneficially owned as of October 28, 2005, and the number of shares being registered. The selling shareholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling shareholder obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering made hereby.

The following table provides as of October 28, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:


1. The number of shares owned by each shareholder prior to this offering;

2. The total number of shares that are to be offered by each shareholder;

3. The total number of shares that will be owned by each shareholder upon completion of the offering;

4. The percentage owned by each shareholder upon completion of the offering; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.


The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 64,085,467 shares outstanding on October 28, 2005.



                                                                                        SHARES OF          PERCENT OF
                                                                                        COMMON STOCK       COMMON STOCK
                                                                                        OWNED FOLLOWING    OWNED FOLLOWING
                                                                                        THE OFFERING       THE OFFERING
                                                                        SHARES OF       ASSUMING ALL       ASSUMING ALL
                                                          SHARES OF     COMMON          THE SHARES         THE SHARES
                                                          COMMON        STOCK TO BE     BEING REGISTERED   BEING REGISTERED
SELLING SHAREHOLDERS                                      STOCK OWNED   REGISTERED      ARE SOLD           ARE SOLD
--------------------                                -----------------------------------------------------------------
ANC Group, Inc.(1)                                            275,000     137,500           137,500          0.21%
Sheldon Brod                                                  312,500     156,250           156,250          0.24%
Cohen & Czarnik LLP(2)                                        104,167      52,084            52,084          0.08%
Andrew Cohen                                                   70,000      35,000            35,000          0.05%
Shirley A. Cortez and Richard Plantamura                      312,500     156,250           156,250          0.24%
Laurence Downey                                               312,500     156,250           156,250          0.24%
Peter Farkas                                                  260,416     130,208           130,208          0.20%
Paul Flamm and Laurie Flamm                                   312,500     156,250           156,250          0.24%
Thomas N. Gerhardt                                            312,500     156,250           156,250          0.24%
Martin Glynn                                                  156,250      78,125            78,125          0.12%
Michael Goldberg (3)                                          312,500      31,250           281,250          0.44%
Eric H. & Robin Gould                                         625,000     312,500           312,500          0.49%
David S. Gruber                                               312,500     156,250           156,250          0.24%
Edward Gutman                                                 731,500     365,750           365,750          0.57%
Robert Gutman                                                 131,500      65,750            65,750          0.10%
Robert S. Gutman                                              312,500     156,250           156,250          0.24%
Robert and Catherine Herman                                   312,500     156,250           156,250          0.24%
Harriet Holtz                                                  83,750      41,875            41,875          0.07%
Joseph S. Keats (4)                                         2,881,004     288,100         2,592,904          4.05%
Robert Lax, Sr.                                               156,250      78,125            78,125          0.12%
Robert Lee                                                    156,250      78,125            78,125          0.12%
Lee M. Lichtenstein                                           312,500     156,250           156,250          0.24%
Harriet S. Mayer                                              625,000     312,500           312,500          0.49%
Karen Jones McGann and Terrance McGann                         75,000      37,500            37,500          0.06%
A. Helen McGrath                                              312,500     156,250           156,250          0.24%
Charles D. Newman (5)                                      21,459,109   2,145,911        19,313,198         30.14%
Harvey Newman (6)                                          15,000,000   1,500,000        13,500,000         21.07%
Pamela C. Newman (7)                                          625,000     312,500           312,500          0.49%
Adam S. Parker and Michelle R. Parker                         625,000     312,500           312,500          0.49%
Mike Perilli                                                  312,500     156,250           156,250          0.24%
Harry S. Rosenthal(8)                                         100,000      10,000            90,000          0.14%
Gerard Schuck                                                 156,250      78,125            78,125          0.12%
Eliot Smith                                                   275,000     137,500           137,500          0.21%
H. John Stalcup, Ph.D. (9)                                  2,881,004   1,440,502         1,440,502          2.25%
Betty Sundberg                                                312,500     156,250           156,250          0.24%
James Venetos                                                  83,750      41,875            41,875          0.07%
David H. Weaver, Ph.D. (10)                                10,274,017   1,027,402         9,246,615         14.43%

(1) Alex Cherepaknov and Elliot Smith are the principals of ANC Group, Inc.

(2) Cohen & Czarnik, LLP are attorneys that provide legal services to Sonoma. The principals are Jan P. Cohen and Stephen J. Czarnik.

(3) Michael I. Goldberg is a Director of Sonoma.

(4) Joseph S. Keats is the Chief Operating Officer and Director of Sonoma.




(5) Charles D. Newman is the Chief Executive Officer, Executive President and Director of Sonoma.

(6) Harvey Newman is the father of Charles D. Newman, Chief Executive Officer, Executive President and Director of Sonoma.

(7) Pamela C. Newman is the sister of Charles D. Newman, Chief Executive Officer, Executive President and Director of Sonoma.

(8) Harry S. Rosenthal is a Director of Sonoma.

(9) H. John Stalcup, Ph.D. is the former President and Chief Academic Officer of the College and former Director. See Litigation.

(10) David H. Weaver, Ph.D. is the Chief Financial Officer and Director of
Sonoma.





Except as set forth in above footnotes or herein, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Sonoma, other than as a shareholder as noted above, at any time within the past three (3) years;

2. Has ever been an officer or director of Sonoma; or

3. Are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2. in privately negotiated transactions; or

3. in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $1.00. The price of $1.00 per share is a fixed price until the securities are listed on the OTC Electronic Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years.

The following is a summary of the provisions of Rule 144:

(a) Rule 144 is available only if the issuer is current in its filings under the Securities Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports;

(b) Rule 144 allows resale of restricted and control securities after a one year holding period, subjected to certain volume limitations, and resales by non-affiliate holders without limitations after two years;

(c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of:

         i. 1% of the outstanding common stock of the issuer; or

         ii. the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have our shares of common stock registered on the OTC Electronic Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are trading on the OTC Electronic Bulletin Board, the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $1.00 per share until the common stock is trading on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The selling shareholders may sell the shares, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers' fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the OTC Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least five (5) business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock. We will use our best efforts to update the registration statement and maintain its effectiveness for one year.

                                LEGAL PROCEEDINGS

On April 4, 2005, the Board of Directors of Sonoma College terminated H. John Stalcup as Academic President for cause and removed Mr. Stalcup as a member of the Board of Directors. On May 2, 2005, Sonoma College filed a lawsuit against
H. John Stalcup and Julia A. McCarthy, his spouse, in the Superior Court of the State of California in and for the County of Sonoma. We believe, and have alleged in our complaint against H. John Stalcup and Julia A. McCarthy, that, among other things:

Mr. Stalcup breached his employment agreement and other common law duties to Sonoma College by working for a competitor, University of Northern California; and,

Mr. Stalcup breached the Assignment of Right and Exclusive License and Assumption of Obligations and Sale of Certain Assets Agreement entered into with Sonoma College by licensing the intellectual property transferred to us pursuant to the agreement to third parties.


Pursuant to the complaint, we request that the court grant to us compensatory damages (as the proofs will determine), punitive damages, attorneys fees and injunctive relief. We intent to aggressively enforce our rights and claims in connection with the complaint. As of October 28, 2005, H. John Stalcup has filed an answer to our complaint and a cross-complaint for wrongful termination, breach of contract and conversion. We have filed an answer to the cross-complaint.

In addition, Mr. Stalcup filed a complaint with the U.S. Department of Labor with respect to the issues set forth in his cross-complaint pursuant to the employee protection provisions of Title VIII of the Sarbanes-Oxley Act of 2002. Mr. Stalcup's complaint was dismissed by the U.S Department of Labor in August 2005 because Sonoma was determined not to be an employer subject to the applicable provisions of the Sarbanes-Oxley Act. Mr. Stalcup appealed the U.S. Department of Labor's determination in September 2005. We do not believe that the lawsuit nor the U.S. Department of Labor matter will have a material adverse effect on our financial position or results of operations, however, there can be no assurance of the outcome of the lawsuit or the U.S. Department of Labor matter. In addition, we do not believe that the termination of Mr. Stalcup will have an adverse effect on the business of the Company.


Other than the Stalcup litigation, we are not currently a party to any material legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following persons are our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

NAME                        AGE     OFFICES HELD
----                        ---     ------------

Charles D. Newman           39      Chairman of the Board, Chief
                                    Executive Officer and Executive
                                    President

David H. Weaver, Ph.D.      70      Chief Financial Officer and Director

Joseph S. Keats             42      Chief Operating Officer,
                                    Vice President of Business
                                    Development and Director

Michael I. Goldberg         41      Director

Harry S. Rosenthal          45      Director



CHARLES D. NEWMAN. Mr. Newman has been our Chairman of the Board, Chief Executive Officer and Executive President since August 2001. Mr. Newman works part time for Sonoma, approximately 20 hours per week. He also works for Port Parties Limited on a part time basis. Since December 2000, Mr. Newman has been executive vice-president of Port Parties Limited a private trade show organizer and operator of the passenger ship terminal in New York City. From May 1997 to December 2000, Mr. Newman was the Chief Operations Officer for Intellesale, a wholly owned subsidiary of Applied Digital Solutions that marketed refurbished and new computer equipment and related components and services. Applied Digital Solutions was listed on the NASDAQ under the Symbol ADSX.

DAVID H. WEAVER, PH.D. Dr. Weaver, who has been in the education and publishing industry for over 40 years, has been Chief Financial Officer and Director of Sonoma since 1998. Dr. Weaver works full time for Sonoma. Dr. Weaver has been involved in residential and distance education at the graduate level for many years, including serving on the Academic Council and the Board of Directors of Test University (1999-2002), a company that offers web-based test preparation courses. He has also served with the Boards of Directors of Aspen University (2003-Present) and the Rhodes Group (1994-1998). Dr. Weaver earned an A.A.S. in Business from Pennsylvania State University Center in 1956, a certificate from the Adjutant General's School, a B.S. in Accounting from Indiana University of Pennsylvania in 1960, a Certificate in Military Payroll Accounting from Fort Devens Finance School. He earned an M.S. in Business

Education in 1961 and his Ph.D. in Business in 1966 from Syracuse University. In 1984, Dr. Weaver was selected by the Secretary and approved by the President (time donated by McGraw-Hill), to serve and chair the Advisory Committee to the United States Secretary for Education. In that position, he advised the Secretary on research pertaining to vocational education. Dr. Weaver has served with several regional and national accrediting agencies. In addition to serving in a board capacity for the Accrediting Commission for Independent Colleges and Schools (1996-1997), he has served as a member and Chair of visiting teams evaluating schools for the Accrediting Commission of the Distance Education and Training Council (1992-Present) and the New England Regional Accrediting Board (1999-2000).


JOSEPH S. KEATS. Mr. Keats has been our Chief Operating Officer, Vice President of Business Development and director since January 2004. Mr. Keats works full time for Sonoma. From October 2001 to December 2003, Mr. Keats served as President and Chief Executive Officer of Technology Exchange, Inc., a wholesale re-seller of retired IT assets, including mainframe, mid-range, PC, and telecommunications equipment. From May 1998 to August 2001 he served as the Vice President of Sales and Marketing for Intellesale, a wholly-owned subsidiary of Applied Digital Solutions that marketed refurbished and new computer equipment and related components and services. Applied Digital Solutions was listed on the NASDAQ under the symbol ADSX.

MICHAEL I. GOLDBERG has been a director of Sonoma since June 2004. He is currently a Senior Investment Analyst with Longacre Management, LLC. Longacre is a hedge fund management company founded in 1998 with its principal operations located in New York City. Longacre's focus is on distressed debt investments throughout the capital structure focusing primarily on senior secured loans and bonds as well as trade claims. Longacre currently manages approximately $1 billion in client assets. Mr. Goldberg's past experiences dealing with mergers and acquisitions within the educational service area have brought further oversight to the college. He joined Longacre Management, LLC in July 2002 as a Senior Investment Analyst specializing in the analysis of public and private debt securities. Mr. Goldberg is currently responsible for overseeing the cable television & satellite services; real estate, homebuilding, lodging & gaming; healthcare and airline industries. Mr. Goldberg was a Managing Director in the Mergers and Acquisitions Group of Banc of America Securities LLC from March 2000 to February 2002. Mr. Goldberg was responsible for origination and execution of mergers and acquisitions in the business and education services sector where he worked with clients to understand and develop company strategy, evaluated potential solutions and determined optimal execution process. Prior to joining Banc of America Securities, Mr. Goldberg worked at Chase Securities Inc. as a Vice President in the Global Mergers and Acquisitions Group from August 1990 until March 2000 advising clients in mergers, acquisitions, divestitures and other strategic alternative assignments in a broad range of industries including real estate & lodging, healthcare and paper & packaging. Mr. Goldberg joined Chemical Bank, the predecessor institution as an Associate and rotated through the Media and Entertainment, and Restructuring and Reorganization Groups. Prior to Chase Securities, Mr. Goldberg worked at Shearson Lehman Hutton in 1987-1988 as an Associate in the Direct Investments Group structuring both master and traditional limited partnership equity financings and at Long Island Trust Company in 1985-1986 as a Senior Credit Analyst in the Commercial Lending Group. Mr. Goldberg received his B.S.M. in Finance from the A. B. Freeman School of Business at Tulane University in 1985 and his M.B.A. in Finance and International Business from Columbia Business School in 1990. Mr. Goldberg also received a General Course Certificate from the London School of Economics and Political Science in 1984.

HARRY S. ROSENTHAL Mr. Rosenthal has been a director of Sonoma since June 2004. From April 2003 to the present, Mr. Rosenthal has been the Director of Security for Westchester County, New York. From June 1999 to April 2003, Mr. Rosenthal was the Provost Marshal for the United States Army at the United States Military Academy, West Point, New York.

The business address for each of our officers and directors is. 1304 South Point Blvd., Suite 280 Petaluma, CA 94954.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 28, 2005 by:



o all persons who are beneficial owners of five percent (5%) or more of our common stock;

o    each of our directors;

o    each of our executive officers; and

o    all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.


Applicable percentage ownership in the following table is based on 64,085,467 shares of common stock outstanding as of October 28, 2005.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 28, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.




NAME AND ADDRESS OF                                       APPROXIMATE PERCENTAGE
BENEFICIAL HOLDER                   NUMBER OF SHARES             OF CLASS
-------------------                 ----------------      ----------------------
CHARLES D. NEWMAN
c/o Sonoma College, Inc.               21,819,109                    33.86%
1304 South Point Blvd.
Suite 280
Petaluma, CA 94954


HARVEY NEWMAN
c/o Port Parties, Inc.                 15,000,000                    23.41%
Pier 92
12th  Avenue
New York, NY 10019


DAVID H. WEAVER, PH.D.                 10,634,017                    16.50%
c/o Sonoma College, Inc.
1304 South Point Blvd.
Suite 280
Petaluma, CA 94954


H. JOHN STALCUP, PH.D.                  3,281,004                     5.12%
12140 Vintage Lane
PO Box 928
Calen Ellen, CA 95442


JOSEPH S. KEATS                         3,241,004                     5.03%
c/o Sonoma College, Inc.
1304 South Point Blvd.
Suite 280
Petaluma, CA 94954

NAME AND ADDRESS OF                                       APPROXIMATE PERCENTAGE
BENEFICIAL HOLDER                   NUMBER OF SHARES             OF CLASS
-------------------                 ----------------      ----------------------
MICHAEL I. GOLDBERG                       322,500                     *
c/o Sonoma College, Inc.
1304 South Point Blvd.
Suite 280
Petaluma, CA 94954

HARRY S. ROSENTHAL                        110,000                     *
c/o Sonoma College, Inc.
1304 South Point Blvd.
Suite 280
Petaluma, CA 94954


All executive officers and
directors as a group (5 persons)       36,126,630                    55.42%




* less than 1%

                            DESCRIPTION OF SECURITIES


On April 28, 2004, our board of directors and stockholders increased the authorized amount of our capital stock from Seven Thousand Five Hundred (7,500) shares to Two Hundred Fifty Million (250,000,000) shares of common stock, $.0001 par value. As of October 28, 2005, there were 64,085,467 shares of common stock issued and outstanding. This amount takes into account a 102,740.268-for-one forward stock split that our board of directors and stockholders authorized on April 28, 2004.


COMMON STOCK

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation.

Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro-rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the common stock is First American Transfer and Trust Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Cohen & Czarnik, LLP, no "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in Sonoma. Cohen & Czarnik, LLP purchased 104,167 shares of Sonoma's common stock in April 2004 pursuant to Sonoma's regulation D private offering. In addition, in April 2005, Cohen and Czarnik received an option to purchase 500,000 shares of common stock of Sonoma at an exercise price of $0.50 per share which expires three years from the date of issuance.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We own and operate Sonoma College, formerly Western Institute of Science and Health, a private for-profit post-secondary career preparation college that offers associate degrees, certificates, and continuing education in the allied health and homeland security disciplines. Sonoma College serves both full-time and part-time students offering daytime, evening, and Saturday classroom schedules "blended" with Internet classes. Significant portions of Sonoma College's academic programs are offered online in an advanced college Internet learning management system and the balance of the curricula is offered in standard residential college classrooms or in off-site residential clinic externships. In management's opinion, this integrated pedagogy provides state-of-the-art education with multiple learning options for students who require flexibility when scheduling the timing and duration of their studies.

Sonoma College was founded in 1992 in Rohnert Park, California and is nationally accredited by the Accrediting Bureau of Health Education Schools, an accrediting agency recognized by the United States Department of Education. Sonoma College is also approved by the Higher Education Division of the California Bureau of Private Post-Secondary Vocational Education. As at June 30, 2005, Sonoma College has a student population of 224 degree and certificate students enrolled in its programs. Since its founding in 1992 Sonoma College has graduated over 575 students. Management intends to grow the business of Sonoma College through the marketing of its programs and courses and through consortium relationships with other colleges. Management has no plan for acquisitions or mergers.

INDUSTRY BACKGROUND

The market for post-secondary education is extensive and growing. It is expected to grow from $213 billion in 1998 to $303 billion by 2010 (Source: US Department of Education, Office of Educational Research and Improvement, Projections of Education Statistics to 2010). According to the Bureau of Labor Statistics, professional and technical jobs in the U.S. will grow from 17.6% in 1998 to 19.4% in 2008, with the number of jobs totaling 31 million by 2008. According to the U.S. Department of Labor ("DOL"), private educational services are projected to grow by 28.7 percent and add 759,000 jobs through 2012 due to rising student enrollments at all levels of education, creating a demand for educational services (Source: US Department of Labor, Bureau of Labor Statistics; Occupational Handbook, 2004-2005 Edition). We believe that a number of factors, including: 1) the continued growth in population; 2) the growing demand for skilled labor; 3) the economic value of post-secondary education to students; 4) budgetary constraints at public colleges; and 5) our choice of curriculum, will combine to broaden the market for our educational services over the next decade.

o POPULATION GROWTH: According to the DOL, the U.S. population is expected to increase by 24 million from 2002 to 2012. Although this is at a slower rate than the previous two decades, continued growth represents more consumers of goods and services, spurring demand for workers in a wide range of occupations. As a consequence, the civilian labor force is projected to increase by 17.4 million, or 12 percent from 2002 to 2012 (US Department of Labor, Bureau of Labor Statistics; Occupational Handbook 2004-2005 Edition).

o GROWING DEMAND FOR SKILLED LABOR: According to the DOL, there is a strong demand for skilled labor and those occupations requiring a post-secondary vocational certificate or an academic degree accounted for 29% of all jobs in 2000 and will account for 42% of total job growth from 2000 to 2010.

Education and health services are projected to grow faster and add more jobs than any other industry sector. (US Department of Labor, Bureau of Labor Statistics, Monthly Labor Review, November 2001)

o IMPROVED FINANCIAL PROSPECTS FOR PERSON'S WITH POST-SECONDARY EDUCATION. In management's view education is becoming essential in getting a high paying job. According to the DOL, prospective students in considering their future options are becoming more aware of the potential economic benefits post-secondary education offers. On average, a person with an associate degree earns $8,000 more than a person with a high school diploma and $20,000 more than a person without a high school diploma. In fact, according to the DOL, in all but 1 of the 50 highest paying occupations, a college degree or higher is the most significant source of education or training.

o OUR CURRICULA: We offer students associate degrees, certificates, and continuing education units in the allied health and homeland security disciplines. All our courses are designed to be career orientated and we continually assess our curriculum to ensure that we provide our students with the skills required by the business community. According to the DOL, health services along with education services are projected to grow faster and add more jobs than any other sector. Due to recent national and international events have resulted in a demand for increasing numbers of trained safety and security workers. We plan to continue to expand our curriculum by adding programs that provide opportunities for our graduates to gain employment with businesses or operate businesses of their own.

OUR BUSINESS


We are a private for-profit college founded in 1992 as the Western Institute of Science and Health. We changed our name to Sonoma College in November 2003. The college was initially started with the aim of offering a comprehensive Physical Therapist Assistant (PTA) program, and in 1996 we expanded our program offerings in the allied health field by adding an Occupational Therapy Assistant program. As we continued to expand, in 1998 we added the new degree and certificate programs in Medical Office Administration, moved our main campus from our original location in Rohnert Park--a move which provided us with additional classroom and laboratory space, and added a second campus located in San Francisco. In 1999, new degree and certificate programs in Massage Therapy were added to our offerings, and in 2001 our MRI degree program was added. In 2004, our curriculum was again expanded to offer the Homeland Security degree and certificate programs, as well as a certificate program in Medical Insurance Billing and Coding (MIBC). In January 2004, we moved our main campus from Rohnert Park to Petaluma, California, which provided additional classroom and laboratory space. We are nationally accredited by ABHES, an accrediting agency recognized by the United States Department of Education under the provisions of Chapter 33, Title 38, U.S. Code and subsequent legislation. The college is also approved by the higher education division of the California Bureau of Private Post-Secondary Education. Our Physical Therapist Assistant Program is accredited by the American Physical Therapy Association's Commission on Accreditation in Physical Therapy Education. As of June 30, 2005, we have a student population of 224 degree and certificate students enrolled in our programs. Our main campus is in Petaluma, California, about an hour north of San Francisco, and our second campus is located in San Francisco. As of June 30, 2005, we had 200 students enrolled in degree programs (including 34 enrolled in the Casa Loma Consortium program) and 24 students enrolled in certificate programs. This included 140 students enrolled in the MRI program, 49 students enrolled in the PTA program, 30 students enrolled in the Massage Therapy programs and 5 students enrolled in the homeland security programs.


Our business is designed to provide high quality, career-oriented post-secondary education in allied health (including Massage Therapy, MRI Technology, Physical Therapist Assistant, Medical Office Administration, Chiropractic Technology, and Medical Insurance Billing and Coding), Homeland Security (including Homeland First Response and Homeland Response and Emergency Management), continuing education (Nursing), and other career orientated fields to students seeking to enter into a profession as well as professionals with busy schedules who need flexible learning options.


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


We currently offer the following educational programs:


o ALLIED HEALTH PROGRAMS. Initially, our program offerings were in the allied health disciplines including certificate and degree programs in MRI, Physical Therapy Assistant, and Massage Therapy. We have since expanded our course offerings to include Medical Office Administration, Chiropractic Technology, and Medical Insurance Billing and Coding MIBC. We are currently the only college in the United States to offer an associate degree in MRI Technology certified by the American Registry of Magnetic Resonance Imaging Technologists, and we have recently expanded our MRI degree program to three new consortium locations at Casa Loma College in Southern California i.e., Van Nuys, Los Angeles and Chicago. As additional classroom locations, these campuses permit the college to provide our MRI program to another large market where MRI Technologists are in demand. We are one of a handful of colleges in California that offers associate degree programs in PTA and Massage Therapy. Graduate placement percentages are high, averaging 73% for fiscal year 2002-2004. All of our allied health courses are approved by the higher education division of California's BPPVE and accredited by ABHES.

o HOMELAND SECURITY PROGRAMS. Recent national and world events have resulted in a demand for training hundreds of thousands safety and security workers. In December of 2003, we were approved by BPPVE and accredited by ABHES to offer a certificate and an associate of applied science degree programs in Homeland Response and Emergency Management (HREM) and a Certificate in Homeland First Response. In February of 2004, we launched the homeland security programs, which were among the first in the country. The programs are designed to provide in-depth knowledge and technical skills pertaining to homeland security and emergency response. As of June 30, 2005, we had 5 students enrolled in HREM related programs.


The unique pedagogy of our homeland security certificate and degree programs is that they are offered in a stand-alone modular format that permits students to enroll every six weeks rather than having to wait until the commencement of the next semester. More specifically and for example, the HREM degree program consists of 22 courses each of which is a 3 credit-hour college course. Two courses are offered in each six-week block and each six-week block is a stand-alone module, meaning that every six weeks a new module begins. Therefore, students may enroll in the HREM degree program or the Certificate in Homeland Security program every six weeks versus every three and one-half months if it were semester based, permitting maximum scheduling flexibility. The modules are self-contained and are not prerequisite of each other; hence, a student may choose to take modules when his or her schedule permits and still complete the program at his or her convenience, without missing crucial educational components.

The homeland security degree and certificate programs are designed for maximum educational flexibility because they are targeted toward public safety professionals and departments with busy schedules whose personnel need anytime, anyplace learning options. Such options significantly reduce the time necessary away from work to complete one's education and, when the department is sponsoring such education, it significantly reduces the time and expense to back-fill for personnel attending off-site residential classes.

In addition to the HREM degree and certificate programs, the college is approved by BPPVE and accredited by ABHES to offer a 53 clock-hour - 3-credit unit program in Homeland First Response. This program is a cornerstone course in the HREM degree and certificate programs, but it is also a stand-alone program for public safety professionals and volunteers who wish to complete the "National Standard Curriculum" for medical First Responders as well as a curriculum that is recommended by the federal Department of Homeland Security for training on first response to weapons of mass destruction. The Homeland First Response program is offered in a "blended format" such that portions of the program are offered online and portions are offered in the classroom.


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


o CALIFORNIA TITLE 22 PUBLIC SAFETY FIRST AID TRAINING PROGRAM. The college also offers a California-specific version of its Homeland First Response program to Sonoma County's Office of Emergency Management Services team of 250 volunteer firefighters, which includes 11 clock-hours of online education and 12 clock-hours of "en face" residential hands-on training in CPR and First Aid. This program meets and exceeds California's Title 22 Public Safety First Aid training curriculum that is required of all volunteer and paid firefighters as well as law enforcement and medical personnel.

o CONTINUING EDUCATION. We are approved by the California Department of Consumer Affairs' Board of Registered Nursing as a "Continuing Education Provider." We currently offer three Continuing Education Units (CEUs) in Nursing Continuing Education. They are, MRI Safety for Nurses, Prevention of Injuries for Nurses, and Acupressure (Shiatsu) Therapeutics for Nurses. These CEUs are offered on a rotating basis every two to three months.

STRATEGY

At the beginning of the summer 2005 semester, 224 full and part-time students were enrolled in our associate of applied science and certificate programs in our allied health and homeland security programs. This represents an increase of 62% from the July 1, 2004 semester.

Our objective is to further strengthen our position as a provider of high quality, career-oriented post-secondary education with an emphasis on blended (i.e., integrated online and classroom) programs. We seek to achieve continued revenue and earnings growth by:

o    pursuing admissions growth at Sonoma College;

o seeking affiliations with other schools, government agencies and corporations; and

o    further developing and implementing our distance education programs.

In management's opinion, we believe that we are strongly positioned to capitalize on projected demographic and market trends, including the projected increase in the number of U.S. high school graduates, based on national, state, and local funding and initiatives and the projected increase in the number of students entering the post-secondary education system.

We intend to achieve enrollment growth through:

o    the expansion of existing curricula;

o    the development of new curricula;

o    the expansion of our distance education initiatives;

o geographic expansion by way of affiliation with other colleges, government agencies, and corporations through the exportation of our unique programs e.g., Homeland Security and MRI Technology through "consortium agreements" as allowed and approved by ED, ABHES and BPPVE; and

o the expansion of recruiting efforts in selected regions of the U.S. In order to increase market penetration, we are continuing to expand our curriculum by increasing the number and variety of program offerings. In particular, we intend to continue to increase the number of associate degree programs that we offer. Associate degree programs generally generate greater revenue on a per student basis than certificate programs because they are longer in length of time to complete than certificate programs. In addition, we believe such programs attract certificate students because of the increased prestige the associate degree programs bring to the certificate candidate. Furthermore, the continued participation in the associate degree programs by students desiring to continue their studies beyond the certificate level has the same economic impact as a newly enrolled degree student. In order to introduce additional degree programs, we must secure approval from relevant state agencies, national accrediting agencies, and DE. We currently have two new programs that have been approved: Pharmacy Technician associate degree and certificate, as well as a number of programs under consideration, including ESL/Medical Office Administration, Sonography, Nuclear Technologist, Paralegal, Nurse Test Preparation, ESL/Foreign Students.

                            INTERNAL GROWTH STRATEGY

We also intend to achieve enrollment growth by continuing to upgrade and expand certain existing college facilities and programs by identifying suitable consortium opportunities and/or affiliations. Our ability to increase enrollment


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


is limited by the capacity of our facilities and our ability to attract faculty to maintain appropriate student/faculty ratios. Our student/teacher ratios range from 1 to 1 for the clinical based portions of our MRI and PTA programs to 17.3 to 1 for our online programs. In the past, we have not had any difficulty in expanding our facilities to accommodate increased enrollment or relocating facilities if expansion was not feasible. We have also been able to maintain appropriate student/faculty ratios by offering our existing faculty the opportunity to work additional hours and by recruiting additional instructors. In addition, we may open additional locations by branching from our existing locations in areas that exhibit strong enrollment potential and job placement opportunities. In 1998, we expanded our facilities by adding an additional campus to our existing school, when we successfully opened our San Francisco campus. When opening a new additional location of an existing college, we must obtain approvals from the relevant state authorities and national accrediting agency, and must notify ED and obtain its approval prior to disbursing Title IV Program funding at such additional locations.

                              CONSORTIUM AGREEMENTS

On August 3, 2004, Sonoma and Casa Loma College, Inc. ("Casa"), a California Corporation, entered into an academic consortium agreement whereby select Sonoma programs will be operated at Casa's campuses and select Casa programs will be operated at Sonoma's campuses in the form of "satellite programs". The stated initial focus will be on providing Sonoma's MRI Technology Program at campuses owned and/or operated by Casa. Student tuition and fees payable in connection with a Satellite Program shall be shared as mutually agreed between the parties for any program. With respect to the MRI program, the agreement stipulates 60% of net tuition and fees, as defined, will be earned by Sonoma and 40% by Casa. Net tuition and fees are defined in the agreement as gross revenues of the program reduced by faculty salaries, instructional supervision costs, certain other related fees and costs and uncollected revenue. The agreement has an initial two-year term, which will renew for successive two-year terms unless notice of cancellation is given by either party to the other within 90 days of the expiration of any term. For the year ended June 30, 2005, Sonoma billed $249,000 in gross tuition and recognized $198,000 in tuition revenue with respect to this program. We incurred an approximate $28,000 liability to Casa Loma under the net tuition calculation, as defined in the agreement. The agreement also provides that during its term and for a three-year period thereafter, Casa will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace.


On October 21, 2004, Sonoma and Biohealth College, Inc. ("Biohealth"), a California Corporation, entered into an academic consortium agreement whereby Sonoma's Associate of Applied Science degree in HREM was to be operated at Biohealth's campus. The agreement stipulates 60% of net tuition and fees, as defined, were to be earned by Sonoma and 40% by Biohealth. The agreement had an initial two-year term. The agreement also provides that during its term and for a three-year period thereafter, Biohealth will not directly or indirectly compete with Sonoma in the HREM technology academic/education marketplace. As a result of Biohealth's inability to generate an adequate number of students at its campus, effective in September 2005, Sonoma and Bioheath mutually agreed to cancel this arrangement. We reported no revenues and incurred no costs or liabilities associated with this program.

On February 4, 2005 we entered into an a two-year arrangement with the National Holistic Institution, Inc. ("NHI"), a California corporation, whereby we will offer our on-line Associate of Applied Science Degree in Massage Therapy ("AASMT") to NHI students and graduates and NHI will offer its Massage Therapist and Health Education ("MTHE") program at our campuses. The agreement is automatically renewable for two successive two-year terms unless either party gives the other 90 day advance notice of cancellation. We will be obligated to NHI for 25% of deferred defined net tuition (basically gross tuition less a 25% direct expense allowance). A similar arrangement exists under the MTHE program whereby we will receive 25% of defined net tuition (basically gross tuition less a 50% direct expense allowance) earned by NHI from our students. No revenues were earned or liabilities incurred as of and for the year ended June 30, 2005, except for a fee payable to NHI at the rate of $2,500 per month, beginning upon the Program Commencement date (April 1, 2005) and continuing for the term of the agreement. We have the right, however, to cancel this provision after its initial 12-month period, resulting in an aggregate minimum noncancellable fee of $30,000. We have accrued $7,500 as of June 30, 2005 in connection with this provision. NHI will provide documentation for its activities to promote the AASMT program to NHI students periodically or upon request by Sonoma. Pursuant to the agreement, NHI was granted a 30 day right of refusal to purchase the AASMT program should we choose to accept a bona fide offer for it from a third party solely as a stand alone asset, but not in conjunction with the sale of any other assets of Sonoma.



On April 27, 2005, Sonoma and Citi College of Allied Health ("CCAH"), an Illinois Corporation, entered into an academic consortium agreement whereby Sonoma will initially offer its MRI Technologist Program to CCAH students at its location as well as utilizing the Sonoma Internet Platform. This agreement is subject to accreditation by ABHES and the identification and approval of a CCAH location. The agreement stipulates 60% of net tuition and fees, as defined, will be earned by Sonoma and 40% by CCAH. The agreement will have an initial two-year term, which will renew for successive two-year terms unless cancelled by either party. The agreement also provides that during its term and for a three-year period thereafter, CCAH will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace. During the term of the agreement, should Sonoma or any other entity want to market Sonoma programs in Illinois, Sonoma agreed to give CCAH the right of first refusal to market these programs in the state of Illinois through a consortium agreement or any other means or arrangements.

On May 24, 2005, Sonoma and the New York City Fire Department ("FDNY") entered into an agreement stipulating the terms and conditions by which Sonoma will assist the FDNY to deploy Homeland Educational Programs to its membership, specifically the Homeland Response and Emergency Management Associates of Applied Science Degree. Sonoma will offer the program utilizing its online campus and has responsibility for providing qualified online instructors, the program curricula, and complete administration and academic oversight, including enrollment, registration, financial aid administration, record keeping and grade reporting. The FDNY shall promote the HREM program to its employees and offer input for the continued development of the HREM program. The HREM program and any future developments shall at all times remain the sole and exclusive property of Sonoma. The agreement has an initial two-year term, which will renew for successive two-year terms unless cancelled by either party.

We intend to continue to develop consortium agreement affiliations with colleges and schools by adding additional facilities based and online classroom locations in regions of the state and country where markets dictate a demand for our programs. We also intend to add additional branches to our campus when it is logistically and economically more feasible than creating consortium agreements.

                             SUBSIDIARY TRANSACTION

On April 22, 2004, Sonoma entered into a Stock Purchase Agreement with Grace Sims the majority stockholder of MW Asia, Inc. and acquired 4,250,000 of the 5,000,000 shares outstanding of MW Asia for $15,000 with the intent of management at that time to effectuate a reverse merger with MW Asia as the parent company. Thus, certain shares of common stock of MW Asia would be freely traded and exempt from registration pursuant of bankruptcy court order. MW Asia, Inc. was formed pursuant to an order of the US Bankruptcy Court and had not conducted any business of any nature. Subsequently, management's plans to consummate a reverse merger with MW Asia, Inc. were abandoned. On September 21, 2004, Sonoma College Acquisition, Inc., a newly formed wholly owned subsidiary of Sonoma, and MW Asia, Inc., a Nevada Corporation, entered into an Agreement and Plan of Merger pursuant to which the Sonoma issued 750,000 (reduced by 1,726 in fractional shares) shares of its common stock in exchange for the remaining 750,000 shares of MW Asia common shares held by 56 shareholders. Sonoma then merged MW Asia, Inc. into Sonoma College Acquisition, Inc.

In connection with the proposed MW Asia transaction, on February 9, 2004, in contemplation of the MW Asia transaction, Sonoma entered into an 18 month financial consulting services agreement with a group, specifically Gregg Greenberg, Robert Gutman, Eliot Smith, ANC Group, Inc. and Edward Gutman, for which it agreed to issue 2,744,500 of its common shares, valued in the agreement at $60,000. This amount is being amortized as consulting expense ratably over the period of the agreement in the accompanying consolidated financial statements. In the years ended June 30, 2004 and 2005, $15,567 and $40,000, respectively, has been recorded as amortization of deferred consulting fees. The financial consulting services agreement provides that the consultants, Gregg Greenberg, Robert Gutman, Eliot Smith, ANC Group, Inc. and Edward Gutman, will assist the Company with its organization growth, providing guidance and advice in the areas of acquisitions, financing, management efficiency, and strategic relationship and such additional services as the president of Sonoma College may reasonably request, in connection with Sonoma College's business. The consultants were responsible for introducing the MW Asia transaction. No acquisitions or strategic relationships are currently planned by Sonoma College.

        EXPAND EXISTING ALLIANCES AND ENTER INTO NEW STRATEGIC ALLIANCES

We also intend to seek to broaden our affiliations with other colleges, schools, government agencies, and corporations. Our marketing analysis has identified that a large pool of potential students are seeking post-secondary education programs that provide sufficient flexibility to allow them to complete the program without sacrificing their existing commitments. In order to meet this need, in 2004 we expanded our distance education initiative by offering three new "blended" education degree programs i.e., MRI Technologist, PTA, and HREM. Our blended degrees are designed so that a significant portion of the program curriculum is offered online in an advanced college Internet learning management system and the balance of the program curriculum is offered on-ground in standard residential college settings or off-site residential clinic externships. This allows for maximum educational flexibility for students who need anytime, anyplace learning options.

Our HREM degree program is a good example of our educational flexibility because it is targeted toward public safety professionals and departments with busy schedules whose personnel need the capability to take courses in a less structured timetable. Employees of government agencies such as fire and police department personnel, who have difficulty attending full-time or part-time residential courses due to their existing busy schedules, can take advantage of the blended degree by completing some of their education online at their convenience and the remainder of the curriculum in a residential class. Such options significantly reduce the necessary time away from work to complete one's education and, when the department is sponsoring such education, it significantly reduces the time and expense to back-fill for personnel who are attending on-campus residential classes. We believe our distance education programs, such as the HREM blended degree, allow the college to substantially expand its


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


presence in the homeland security education market. Our strategy is to leverage our existing strategic relationships to offer blended degrees whereby the residential classes are conducted in conjunction with other academic affiliates whether at our residential campuses or at campuses of our consortium partners.

We believe that our blended distance education capabilities will provide the college with a number of competitive advantages over its educational competitors. These advantages include the following:

o The ability to attract students who would otherwise be time barred from completing an associate degree or certificate program

o The ability to achieve enrollment growth while reducing the additional costs normally incurred in increasing students, such as the expansion of classroom facilities through consortium agreement affiliations

o Strategic partnerships with government agencies such as police, fire and EMS agencies wishing to take advantage of our distance education capabilities

CURRICULA

We offer associate degrees and certificates in the allied health and homeland security disciplines. We currently offer the following programs:

o    Associate of Applied Science degree in Magnetic Resonance Imaging
Technologist

o Associate of Applied Science degree in Homeland Response and Emergency Management

o    Certificate in Homeland Security

o    Certificate in Homeland First Response Program

o    California Title 22 Public Safety First Aid Training Program

o    Associate of Applied Science degree in Massage Therapy

o    Certificate in Advanced Massage Therapy

o    Certificate in Fundamentals of Massage Therapy

o    Associate of Applied Science degree in Physical Therapist Assistant

o    Associate of Applied Science degree in Medical Office Administration (MOA)

o    Certificate in Medical Insurance Billing and Coding

o    Continuing Education for Nurses

The Homeland Security, Massage Therapy, MOA, MIBC, PTA, and Continuing Education for Nurses programs are offered at the main campus in Petaluma. The Homeland Security, Massage Therapy, MOA, MIBC, and MRI programs are offered at the San Francisco campus. The MRI and Homeland Security programs are also offered at our consortium classrooms at our affiliate's college campuses (i.e., Casa Loma College) in Van Nuys and Los Angeles California.

MAGNETIC RESONANCE IMAGING PROGRAM

MRI is part of the larger field of medical imaging (i.e., ultrasound, nuclear medicine, and radiology). MRI scans provide images of soft-tissues of any area in the human body with unequaled clarity and detail. We offer an Associate of Applied Science degree in MRI Technology:

o ASSOCIATE OF APPLIED SCIENCE DEGREE IN MAGNETIC RESONANCE IMAGING. Our Associate of Applied Science degree in MRI Technology program covers the essential subjects necessary for a graduate to work as an MRI Technologist and perform MRI studies on patients in a hospital or outpatient facility in a competent, knowledgeable, and professional manner. The MRI degree program consists of five semesters. Semesters one through three are 18 weeks in length. During these first three semesters students attend classes online and residentially on Saturdays to receive their core MRI education. Semesters four and five are each 15 weeks in length of full time clinical externship (i.e., 30 to 40 hours per week) at an assigned clinical facility and include a guided research class in the fifth semester.


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


MRI technology is a respected tool of the medical community and MRI Technologists with a thorough educational background are in high demand.

HOMELAND SECURITY PROGRAMS

Recent national and world events have resulted in a demand for hundreds of thousands of newly trained safety and security workers. We are responding to this training need by offering three programs:

o CERTIFICATE IN HOMELAND SECURITY. The Certificate in Homeland Security program offers basic theory, applications, and procedures in public safety, including training in homeland security, administration of justice, principles of terrorist investigations, federal and state terrorism laws, criminal law, criminal investigation, and security procedures. Students also receive First Responder training.

All students are required to attend an eight-hour Saturday orientation that introduces the students to the modular certificate program. All modules for the certificate program are six weeks in length, contain two courses and can be taken in any order. All courses that contain specific homeland security core courses have six weeks of online instruction and one, eight-hour Saturday residential seminar. All general education courses have six weeks of online instruction. The Certificate in Homeland Security is 30 weeks in length, comprised of 30 credit units taught in 5 modules (two courses per module) that are six weeks in length. The Certificate in Homeland Security program articulates with the Homeland Response and Emergency Management degree program.

o ASSOCIATE OF APPLIED SCIENCE DEGREE IN HOMELAND RESPONSE AND EMERGENCY MANAGEMENT. The Associate of Applied Science degree in Homeland Response and Emergency Management program builds upon the training and knowledge a student has received in the Certificate in Homeland Security program. A student must successfully complete the Certificate of Homeland Security program before progressing onto the HREM degree program modules. The HREM degree program expands a student's practical understanding of the homeland security field through in-depth training in defensive tactics, criminal procedures, interview and interrogation techniques, crime scene and evidence processing, and investigative report writing. A student also gains leadership and management skills through training in community relations, organizational leadership, and emergency communications and planning.

The HREM degree program is five semesters in length, comprised of 66 credit units taught in eleven modules, two courses per module, that are six-weeks in length.

Upon completion of the HREM program, a graduate is trained for safety and security employment positions in both business and not for profit sectors such as hospitals, airports, law enforcement, and federal, state, and municipal governments.


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


o CERTIFICATE IN HOMELAND FIRST RESPONSE (HFR). In addition to the homeland security degree and certificate programs, we are approved by BPPVE and accredited by ABHES to offer a 3 credit-hour program in Homeland First Response
(HFR). This program is a cornerstone course in the homeland security degree and certificate programs, but it is also a stand-alone program for public safety professionals and volunteers who wish to complete the "National Standard Curriculum" for medical First Responders as well as a curriculum that is recommended by the federal Department of Homeland Security for first response to weapons of mass destruction e.g., biologic, chemical, and nuclear threats.

The Homeland First Response program in also a blended program such that a portion of the curriculum is offered online and a portion of the program is offered residentially.

o CALIFORNIA TITLE 22 PUBLIC SAFETY FIRST AID TRAINING PROGRAM. The college also offers a California-specific version of its Homeland First Response program, which includes 11 clock-hours of online education and 12 clock-hours of "en face" residential hands-on training in CPR and First Aid. This program meets and exceeds California's Title 22 Public Safety First Aid training curriculum that is required of all volunteer and paid firefighters as well as law enforcement and medical personnel.

MASSAGE THERAPY PROGRAMS

Our Associate of Applied Science degree in Massage Therapy, Certificate in Advanced Massage Therapy, and Certificate in Fundamentals of Massage Therapy programs offer instruction in basic massage theory and practice, massage therapy research, the ethics of massage, advanced massage techniques, human sciences, business and computer skills, and general education classes. These programs prepare graduates to go into private practice, or for career opportunities working as massage therapists in pain relief centers, hospitals, physical therapy rehabilitation facilities, home health agencies, hospice centers, nursing homes and senior centers, health clubs, day and resort spas, cruise ships, corporations, for athletic teams, and working with other health care practitioners such as medical doctors, physical therapists, chiropractors, dentists, and psychologists.

The Certificate in Advanced Massage Therapy indicates that the student has completed the appropriate training to be an effective massage therapist in many countries, certain regions in the State of California, and in various states throughout the United States. Graduation from the Certificate in Advanced Massage Therapy program enables the student to sit for the National Certification Board for Therapeutic Massage and Bodywork exam. States and cities that regulate massage therapy often set unique educational requirements and determine independently whether to recognize NCTMB certification for licensing purposes. We advise prospective students to contact the state municipality where they plan to work in order to understand the applicable regulatory requirements. Graduates from our Associate of Applied Science degree in Massage Therapy program have potentially more opportunities in the workplace, including management and faculty positions. The Certificate in Fundamentals of Massage Therapy is an introductory program in massage therapy.

In summary, we offer three Massage Therapy programs:


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


o ASSOCIATE OF APPLIED SCIENCE DEGREE IN MASSAGE THERAPY. The Associate of Applied Science degree in Massage Therapy program is a blended online and residential classroom program comprised of 6l credit units over 81 weeks including hands-on classroom training, lecture, online general education courses, and clinic course work.

o CERTIFICATE IN ADVANCED MASSAGE THERAPY. The residential Certificate in Advanced Massage Therapy program is 34 credit units offered in 33 weeks of instruction during the day program or 45 weeks of instruction in the evening program. Once graduated from this program, students are eligible to sit for the National Certification Board for Therapeutic Massage and Bodywork exam. The curriculum structure also enables Certificate program graduates who desire more in-depth training to return and further their education by completing the Associate of Applied Science degree program in Massage Therapy.

o CERTIFICATE IN FUNDAMENTALS OF MASSAGE THERAPY. The residential Certificate in Fundamentals of Massage Therapy is comprised of 9 credit units over 9 weeks of instruction during the day program and 11 weeks of instruction in the evening program. This program is an introduction to massage therapy for those in professions who require basic massage certification or for those who want to enhance their personal or work lives with a basic understanding of massage therapy.

PHYSICAL THERAPIST ASSISTANT PROGRAM

Under the supervision of a physical therapist, the Physical Therapist Assistant is an integral member of the rehabilitation team for patients who are recovering from injuries, surgeries, or disease. After passing the state PTA exam, graduates from our PTA program are prepared for entry-level work as PTAs. PTAs assist patients by providing services that help improve mobility, relieve pain, and prevent or limit permanent physical disabilities. People in need of physical therapy may include individuals with low back pain, arthritis, fractures, head injuries, cerebral palsy, and total joint replacements. PTAs have a wide variety of responsibilities which include implementing exercise programs for patients, gait training, balance training, teaching patients how to use assistive devices, wound care, massage, electrical stimulation, traction, ultrasound, transfer training and bed mobility, and training for impaired mobility. PTAs assess the patient's progress during treatment, analyze treatment effectiveness, and report the patient's status to the physical therapist. We offer an Associate of Applied Science degree in Physical Therapist Assistant program.

o ASSOCIATE OF APPLIED SCIENCE DEGREE IN PHYSICAL THERAPIST ASSISTANT. The Associate of Applied Science degree in Physical Therapist Assistant is four semesters in length for a total of 75 credit units over 84 weeks. This integrated curriculum design provides clinical experience at hospitals and clinics to maximize clinical problem-solving skills and practical application of knowledge acquired through classroom and online courses.

PTAs find rewarding careers in a variety of settings: hospitals both pediatric and adult; outpatient clinics; hospice programs; rehabilitation centers; skilled nursing facilities; home health agencies; community, corporate, and industrial health centers; sports centers; public and private schools; adult day health programs; assisted living and retirement communities.

MEDICAL OFFICE ADMINISTRATION PROGRAMS

Medical office administration is an integral component of the business operations of all hospitals, clinics, HMOs, and other health care providing organizations. We offer two programs in this area:

o    ASSOCIATE OF APPLIED SCIENCE DEGREE IN MEDICAL OFFICE ADMINISTRATION.


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The Associate of Applied Science degree in Medical Office Administration is four semesters in length for a total of 60 credits units over 76 weeks. The program enables graduates to work as office managers in a variety of medical related settings.

There is a dual emphasis to the MOA program allowing students to receive training in both the overall management of the medical office, as well as a specialized focus on health claims processing. The medical office administrator has a basic knowledge of office skills, computer competency, working knowledge of word processing and spreadsheets, understands appropriate documentation, computerized appointment scheduling, patient records and collection procedures. In addition, the medical office administrator has specialized knowledge in the preparation, submission, and processing of health insurance claims.

Our Certificate in Medical Insurance Billing and Coding program is designed specifically for those students interested in medical billing, coding basics, and health insurance aspects of the medical administrative healthcare system. Designed for busy professionals, students may enroll in the entire program (Modules 1 through 5) or, with approval and previous education or experience, in one or more specific modules.

With consistent and detailed teaching, the MIBC program is intended to provide curriculum addressing an inclusive array of medical billing, coding, and insurance topics ranging from the introductory courses to intense and detailed advanced billing courses. Upon successful completion of the program, graduates are prepared to obtain employment in the medical billing and medical coding area of the medical insurance field.

o CERTIFICATE IN MEDICAL INSURANCE BILLING AND CODING. The MIBC program consists of five modules containing a total of 11 courses. Each module equals
5.33 credit units with the exception of the fifth module which equals 4.88 credit units. The program is delivered over a period of 20 weeks. The Certificate in MIBC program articulates with the Associate of Applied Science degree in Medical Office Administration program.

The MIBC curriculum is designed to be career-oriented and provide students with hands-on experience. In order to ensure that our program offerings continue to provide students with the knowledge and competencies sought by the business community, we use instructors that we believe to be highly skilled with extensive industry experience who, with the assistance of advisory boards and employed graduate contacts, develop and update the curriculum to ensure that our students receive the skills and knowledge that may be required by employers. We believe this helps ensure that our graduates will be marketable to employers.

CONTINUING EDUCATION FOR NURSES PROGRAM

Depending on state and national requirements, nurses are required to obtain approximately 30 hours of continuing education units (CEUs) per year to stay abreast of new developments in treatment modalities and healthcare administration and operations. Sonoma College is approved by the California Department of Consumer Affairs' Board of Registered Nursing as a "Continuing Education Provider" in California. Sonoma College provides a unique set of CEUs for nurses due to the specialized curricula we offer in MRI Technology, Physical Therapy, and Massage Therapy.

o NURSING CONTINUING EDUCATION COURSES. We currently offer three CEUs: MRI Safety for Nurses, Prevention of Physical Injuries for Nurses, and Acupressure (Shiatsu) Therapeutics for Nurses. These CEUs are offered on a rotating basis every two to three months.

RECRUITMENT

We recruit students by admissions representatives at on-campus admissions offices. Our admissions representatives have offices at our main campus, 1304 South Point Boulevard, Petaluma, CA and our branch campus, 301 Howard Street, San Francisco, CA where they interview students for our various programs, either in our offices or over the telephone. We use direct mail; radio and television advertising; telemarketing; print and Internet advertising; referrals from employers, current students, alumni, and faculty; and through our relationships with government agencies and corporations.


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COMPETITION

The post-secondary education market, composed of approximately 2,500 universities, colleges and schools nationwide, is highly competitive with no single institution having a dominant market share. We compete with traditional publicly supported and independent two-year and four-year colleges, and other for-profit colleges, schools, and alternatives to higher education, such as employment training centers and military service organizations. Publicly supported colleges and universities may offer programs similar to those offered by us at a lower tuition level due to government subsidies, government and foundation grants, tax-deductible contributions, and other financial sources not available to for-profit colleges. Other for-profit colleges and schools offer programs that compete, to a limited extent, with our programs. We also compete to attract individuals who may otherwise keep or seek a full-time job, attend another career-oriented college or school or join the military. We are a relatively small school with 224 degree and certificate students with two campuses. Our size puts us at a competitive disadvantage to larger schools that offer more programs and degrees.

Our program offerings in the allied health disciplines include degree programs in Magnetic Resonance Imaging and Physical Therapy Assistant, and certificate and degree programs in Massage Therapy. We compete with other certificate and degree programs offered in the allied health field with courses offered by colleges and universities in California and nationwide. In the California area, there are currently over a dozen programs that are competitive to our programs. Nationwide there are hundreds of like programs. We, however, are the only college in the country to offer an associate degree in MRI Technology certified by the American Registry of Magnetic Resonance Imaging Technologists, a growing technical medical field. We have recently expanded our MRI degree program to two new consortium classrooms in Southern California i.e., at Casa Loma College's campuses in Van Nuys and Los Angeles. Moreover, we are one of a handful of colleges in California to offer associate degrees in Physical Therapist Assistant and Massage Therapy.

Our homeland security offerings began in February of 2004, when we launched one of the first associate degree programs in Homeland Response and Emergency Response in the country having been approved by BPPVE and accredited by ABHES to do so.

We differentiate ourselves from our competitors by providing new courses, such as HREM, that are not offered elsewhere and by providing maximum educational flexibility for students. Our HREM program is designed so that part of the program curriculum is offered online in an advanced college Internet learning management system and the balance of the program curriculum is offered on-ground in a standard residential college setting or off-site residential classes. The HREM degree is designed for maximum educational flexibility because it is targeted toward public safety professionals and departments with busy schedules whose personnel need anytime, anyplace learning options. Such options significantly reduce the time necessary away from work to complete one's education and, when the department is sponsoring such education, it significantly reduces the time and expense to back-fill for personnel who are attending off-site residential classes.

We also offer students a stand-alone modular format versus a traditional semester format in some of our programs. More specifically, the HREM degree program consists of 22 courses each of which is a 3-credit unit college course. Two courses are offered in six-week stand-alone modules. A new module begins every six weeks. Again, this allows for maximum educational flexibility for students in that a student may enter the HREM degree program every six weeks versus every three and one-half months if it were traditionally semester based. Furthermore, the modules are self-contained and do not build on each other directly; hence, students may choose to take modules when their schedule permits and still complete the program at their convenience, without missing crucial components of the education.

We believe that we enjoy a number of competitive advantages over our educational competitors. These advantages include the following:

(i) CAREER-ORIENTATED CURRICULUM. Our curriculum is designed to be career-oriented and provide students with hands-on experience. We use instructors that we believe are highly skilled with extensive industry experience who, with the assistance of advisory boards and employed graduate contacts, develop and update the curriculum to help ensure our students receive the skills and knowledge that may be required by employers. We believe this helps ensure that our graduates are marketable to employers.


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(ii) PROGRAM FLEXIBILITY. Our curriculum is designed to provide our students with the maximum educational flexibility. For example, our HREM, MRI, PTA, MOA, and Massage Therapy degree programs provide students with the capability to take a significant portion of their program curriculum online in an advanced college Internet learning management system and the balance of the program curriculum in standard residential college settings or off-site residential externships. Many of our programs are offered in a stand-alone modular format that allows students to take modules when their schedule permits and still complete the program at their convenience, without missing crucial components of the education.

(iii) RECRUITING STRATEGY. We recruit students by admissions representatives at our on-campus admissions offices. We use direct mail; radio and television advertising; telemarketing; print and Internet advertising; referrals from employers, alumni, faculty and current students; and through our relationships with government agencies and corporations.

(iv) GRADUATE PLACEMENT RATE. Our career services staff works closely with graduates by actively soliciting job leads and developing relationships with potential and current employers. These efforts have contributed to 73% graduate placement rate for our graduates for the fiscal years 2003-2004.

(v) QUALITY OF FACULTY. Most of our faculty members have a high level of related industrial or professional experience. Approximately 24% of our faculty members hold advanced academic degrees.

(vi) QUALITY OF OUR ONLINE COURSES. What further distinguishes our online curriculum is that we have spent a significant amount of resources to create an innovative, media-rich, state-of-the-art curriculum that taps both substantive pedagogy and the technical limits that online Internet learning affords. Our HREM online curriculum is highly interactive and laden with high quality professional illustration and animation presented with a 21st century virtual academic "look and feel".

ACCREDITATION

Accreditation is a process of granting approval by an official review board to educational institutions and programs offered by those institutions, to show that such educational institution or program has met a recognized standard of quality. In the United States, accreditation is primarily a voluntary non-governmental process by which educational institutions submit themselves to qualitative review by an organization of peer institutions. Accrediting agencies include:

o national accrediting agencies, which accredit institutions on the basis of the overall nature of the institution without regard to geographical location;

o regional accrediting agencies, which accredit institutions within their geographic areas; and

o programmatic accrediting agencies, which accredit specific educational programs offered by institutions. Accrediting agencies primarily examine the academic quality of the instructional programs offered at the institution. They also review the administrative and financial operations of the institution to ensure that it has the academic and financial resources to achieve its educational mission. Accredited institutions are subject to periodic review by accrediting agencies to ensure that such institutions maintain the academic standards required by the accrediting body and that they continue to fulfill the requirements set by such accrediting body. A grant of accreditation is generally viewed as certification that an institution and its programs meet generally accepted academic standards.

Although accreditation is voluntary, we believe that accreditation provides us with significant advantages over non-accredited educational institutions such as:

o prospective students, parents of students, and high school counselors view accreditation as assurance of a standard of educational quality and therefore seek accredited programs;

o colleges and other educational institutions look to accreditation in evaluating the transferability of educational credits;

o potential employers look to accreditation as a guarantee that candidates have obtained a certain quality of education; and

o accreditation is necessary for eligibility for federal financial student aid.

We are nationally accredited by the Accrediting Bureau of Health Education Schools, an accrediting agency recognized by the United States Department of Education, under the provisions of Chapter 33, Title 38, U.S. Code and subsequent legislation, on an uninterrupted basis, since our initial accreditation in 1995.


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Under HEA, recognized accrediting agencies such as ABHES must conduct regular inspections and reviews of the institutions they accredit, including unannounced site visits to institutions that perform career oriented education and training. Accrediting agencies also monitor institutions' compliance during the term of their accreditation. If an accrediting agency believes that an institution may be out of compliance with accrediting standards, it may place the institution on probation or a similar warning status or direct the institution to show "cause" why its accreditation should not be revoked.


Sonoma College was visited by ABHES in May 2003 for an accreditation review and, as a direct result of their institutional review, our accreditation was extended through December 31, 2008.

Our Physical Therapist Assistant Program is accredited by the American Physical Therapy Association's Commission on Accreditation in Physical Therapy Education. Sonoma College was visited in May 2004 for a program accreditation review, and we are presently proceeding through the re-accreditation process with the American Physical Therapy Association's Commission on Accreditation in Physical Therapy Education.

STATE APPROVAL AND LICENSING

For-profit post-secondary educational institutions also require authorizations from state or provincial licensing agencies or ministries to operate colleges, recruit students, and grant degrees and certificates. The State of California adopted legislation that requires private, post-secondary educational institutions to meet certain standards for integrity, financial stability, and educational quality, including the offering of bona fide instruction by qualified faculty and the appropriate assessment of students' achievement prior to, during, and at the end of its program.

We are approved by BPPVE to award Associate of Science Degrees, Associate of Applied Science Degrees and certificates. Our approval from BPPVE was granted in August 2004 through December 31, 2007.

FINANCIAL AID

Our Students finance their education through a combination of means that include individual resources, family contributions, financial aid and reimbursement, in whole or part, from employers. All our students who are unable to meet educational costs are encouraged to apply for financial assistance. In order to assist such students, we established a Financial Aid Office to advise students on obtaining federal, state, and other related sources of financial assistance and to administer federal, state financial aid programs. 80% of our students receive some form of government-sponsored financial assistance. Retaining the ability for our students to participate in federal and state financial aid programs is therefore extremely important to our business.

In its 2003 report, the College Board noted that about half of all college students nationwide receive grant aid from at least one source, so there is considerable variation in the amounts that students pay for tuition out-of-pocket. With close to $42 billion in grant aid distributed in the 2002-2003 Fiscal Year, students enrolled in two-year public colleges received an average of almost $2,000 in grant aid and students enrolled in public four-year colleges averaged about $2,400. At four-year private institutions, grant aid averaged $7,300 per student.

GOVERNMENT FINANCIAL AID PROGRAMS

The following U.S. Department of Education financial aid programs under Title IV of the Higher Education Act are utilized by students attending our school:

o    Federal Pell Grant

o    Federal Supplemental Educational Opportunity Grant

o    Federal Direct Loan

o    Federal PLUS Loan


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Grants are funds made available by the government or state for eligible students who demonstrate financial need. They do not need to be repaid. The Federal Pell grant is a financial aid program under Title IV of the Higher Education Act that provides eligible students financial assistance up to $4,050 per award year. It is only available to undergraduate students. The Federal Supplemental
Educational Opportunity Grant is a supplement to the Pell grant and is only available to students with the greatest financial needs as Federal Supplemental Educational Opportunity Grant funds are limited per educational institution in accordance with a federally determined formula.

Loans are funds made available to students or their parents directly from ED, rather than from commercial lenders. They need to be repaid. The Federal Direct Loan is a long-term, low interest educational loan to the student. Federal PLUS Loans enable parents of a dependant student to borrow for the cost of their children's education. These loans are not based on financial need, they are not subsidized and interest charges and repayment begin upon receipt of the loan.

In addition, some of our students utilize the Federal Work Study programs. This is a program where students earn money to help pay for educational expenses. Federal Work Study wages are 75% paid from federal funds and 25% from qualified employer funds. Work-Study encourages community service work and work related to the student's course of study.

The HEA authorizes various federal student financial aid programs. Government-sponsored financial aid is of great importance to us because 56.5% of our tuition and fee revenues has been financed by government-provided financial aid received by our students. The HEA imposes numerous restrictions on institutions participating in federal student financial aid programs, including limitations on the number of courses that an institution of higher education may offer through telecommunications and on the number of students that may be enrolled in these courses. Failure of an otherwise eligible institution to comply with state licensing requirements renders an education provider ineligible to participate in federal financial aid programs.

In addition, if an educational institution fails to obtain necessary state and accrediting agency approvals for education through telecommunications, it could be liable to ED for student financial aid to students in the program or other penalties. Congress regularly reviews and revises the laws governing the Federal Student Aid programs and annually determines the funding level for each of these programs. Congress must reauthorize HEA approximately every six years which was scheduled to expire in December 31, 2004. Congress has extended this through December 31, 2005. It is not possible to predict the outcome of the congressional reauthorization process. Although there is no present indication that the Congress will decline to reauthorize Title IV Programs, there can be no assurance that government funding for Title IV Programs will continue to be available or maintained at current levels. A reduction in government funding levels could lead to lower enrollments at our college and require us to seek alternative sources of financial aid for students enrolled in our college. Since a significant percentage of our revenue is indirectly derived from Title IV Programs, the loss of or a significant reduction in funds from Title IV Programs funds available to students at our college would lower student enrollments.

In addition, there can be no assurance that current requirements for student and institutional participation in Title IV Programs will not change or that one or more of the present Title IV Programs will not be replaced by other programs with materially different student or institutional eligibility requirements.

STATE FINANCIAL AID PROGRAMS

In addition to the various federal loan and grant programs, state grant and loan assistance may be received by eligible students attending our school. The California grants are grants made available by the State of California for eligible students pursuing an undergraduate degree or vocational training.

STUDENT DEFAULT RATES

For the fiscal years 2004 and 2005, federal student loans represented 68.1% and 81.1% of our tuition revenues, on a cash basis.

Student loan default rates are determined by the number of students in repayment, not the amount of dollars in repayment.

For a variety of reasons, high student loan default rates on federal student loans are most often found in proprietary institutions, institutions having large minority student populations and community colleges, all of which tend to have a higher percentage of low income students enrolled than do four-year publicly supported and independent colleges and universities. In 1989, ED instituted strict regulations that penalize educational institutions whose students have high loan default rates. These regulations were further tightened by the 1992 Higher Education Reauthorization Act. Any individual institution with a FFELP or FDSL cohort default rate exceeding 20% for the year is required to develop a default management plan in order to reduce defaults, although the institution's operations and its students' ability to utilize student loans are not restricted. Any individual institution with a FFELP or FDSL cohort default rate of 25% or more for three consecutive years is ineligible for participation in these loan programs and cannot offer student loans administered by ED for the fiscal year in which the ineligibility determination is made and for the two succeeding fiscal years. In addition, students attending an institution whose cohort default rate has exceeded 25% for three consecutive years will be ineligible for Pell grants. Any institution


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


with a FFELP or FDSL cohort default rate of 40% or more in any year is subject to immediate limitation, suspension or termination proceedings from all federal aid programs.

We carefully monitor our student loan default rate. To help reduce student loan default rates, ED requires that all educational institutions wait 30 days before disbursing funds to first-time, first-year undergraduates to prevent potential early-term dropouts from defaulting on their loans. Students who leave school in the early part of their educational program typically default on their loans at a higher rate than those students who remain and complete the program.

According to ED, the final default rate for our college for 2003 (the latest year for which data is available) for all colleges and universities eligible for federal financial aid was 5.6% compared to 6.3% in the previous year. The reported rates reflect the proportion of former students who were due to begin repaying their loans during that year but who were in default by the end of that fiscal year. We are not subject to any restriction or termination under any student loan program.

90/10 REGULATION

Pursuant to an ED regulation, a proprietary institution loses its eligibility to participate in the federal student financial aid programs if it derives more than 90% of its revenue from these programs in any fiscal year (the "90/10" Regulation). The "90/10" Regulation affects only for-profit post-secondary institutions, such as ours. If our college loses eligibility to participate in federal student financial aid programs, it could have a material adverse effect on our business, results of operations or financial condition. We received $1,620,147 and $677,921 from federal student financial aid programs during fiscal years 2005 and 2004 respectively, representing 81.1% and 68.1% respectively, of the total revenue, excluding Program Revenue in fiscal 2004.

ADMISSIONS

All students who wish to be admitted to our college must complete and forward to our Admissions Office an Application for Admission together with a $100 application fee. The application fee is refundable only if the applicant is not accepted into the program. An applicant must be a high school graduate, have a General Education Development certificate, or hold a degree from an accredited post-secondary institution to be accepted into a program. Applicants must also be in general good health and meet minimum English proficiency requirements. Certain programs also require the applicant to attend an interview and pass a skills assessment test.

To be admitted into the Associate of Applied Science in Homeland Security and Emergency Management, students must in addition have successfully completed all course work in the Certificate in Homeland Response program. To be admitted into the Associate of Applied Science in Massage Therapy, students must in addition have successfully completed all course work in the Certificate in Advanced Massage Therapy program or a similar program from another accredited institution.

TUITION FEES

As of June 30, 2005, the tuition fees for degree programs at our college ranged from $3,100 to $4,100 a semester, a decrease of approximately 3% from the same period in 2004 due to decreases in tuition fees for certain programs exceeding increases in tuition fees for other programs. Thus the tuition for an academic year, two semesters, will range from $6,200 to $8,200. As of June 30, 2005, the tuition fees for Massage Therapy and Medical Insurance Billing and Coding certificate programs at our college, based on the academic year, will range from $6,000 to $7,000. The cost of tuition will vary depending on the program taken, whether the student has transferred credits, and whether students are enrolled on a full-time or part-time basis. Based upon current tuition rates, for a student enrolled in our five semester MRI degree program, total tuition cost would be $20,500. For a student enrolled in the four-semester Physical Therapist Assistant degree program, total tuition cost would be $16,000. For a student enrolled in a modular Homeland Security certificate program, which is equivalent to two academic semesters, total tuition cost would be $6,200. For a student enrolled in the modular Homeland Response and Emergence Management associate degree program, total tuition cost would be $12,400. A national survey of tuition released in 2003 by The College Board reported that the average college tuition and fees in 2003-04 as compared to 2002-03 were as follows:


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o    At four-year public institutions, tuition and fees average $579 more than last year ($4,694 vs. $4,115, a 14.1 percent increase).

o At four-year private institutions, tuition and fees average $1,114 more than last year ($19,710 vs. $18,596, a 6.0 percent increase).

o At two-year public institutions, tuition and fees average $231 more than last year ($1,905 vs. $1,674, a 13.8 percent increase).

In addition to the tuition amounts described above, our students must purchase textbooks and supplies as part of their educational program from third party vendors in addition to paying a student activity fee. The student activity fee is used to pay for workers compensation insurance coverage, lab coats, clinic expenses and graduation costs.

REFUNDS

We utilize the State of California's refund policy. Under provision of the Maxine Waters Student Protection Act, the student may withdraw from a course after instruction has started and receive a 100% refund of the unused portion of the tuition and other refundable charges.

The resident instruction student has the right to full refund of all charges less the $100.00 admissions fee if he or she cancels the enrollment agreement before midnight of the eighth business day of each semester and has made an initial payment. Students canceling after the eighth day of instruction are eligible for a pro-rata refund of all fees paid for which instruction was not delivered. After the eighth business day, refunds are calculated from the last day of attendance. The last date of attendance is established as the last date of physical presence at the institution. The refund shall be the amount the student has paid for the instruction multiplied by a fraction, the numerator of which is the number of hours of instruction not received but for which the student has paid, and the denominator of which is the total number of hours of instruction for which the student has paid. The refund will be made within 30 days of the effective withdrawal date. The effective withdrawal date for a student will be when any of the following occur:

o the date the student notifies the college in writing of withdrawal, or the date of withdrawal, whichever is later;

o    the date the college terminates the student's enrollment;

o the student fails to attend class for a 10-consecutive-day period without prior written permission from a Program Director. The online student has a right to full refund of all charges less the $100.00 admissions fee if he or she cancels the enrollment agreement before midnight of the eighth business day of each semester and has made an initial payment. Students canceling after the eighth day of the instruction are eligible for a pro rata refund of all fees paid for which instruction was not delivered. The refund shall be the amount the student has paid for the instruction multiplied by a fraction, the numerator of which is the number of hours of instruction not received but for which the student has paid, and the denominator of which is the total number of hours of instruction for which the student has paid. Students are to log-on to the first lessons of their Internet courses on the first day of each semester. The last date of log-on is established as the last day of attendance. After the eighth-day, refunds are calculated from the last day of attendance. The refund will be made within 30 days of the effective withdrawal date, as explained above.

If the student has had access to all courses through distance education and then requests a refund, the institution is obligated to provide all other educational services it agreed to provide, such as responses to students inquiries, student and faculty interaction, and evaluation and comment on lessons submitted by the students, but shall not be obligated to pay any refund.

STUDENT RETENTION RATES

Most post-secondary educational institutions will experience student withdrawals from programs. Students withdraw from schools for a variety of personal or financial reasons. Others withdraw for academic reasons including failing to maintain satisfactory academic progress or failing courses. Based on the total enrollment and withdrawals during the period July 1, 2004 to June 30, 2005 our student retention rate was 75.0%. This is above the


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average industry student retention rate which, according to the Accrediting
Council for Independent Colleges and Schools, 2004 Summary of Key Operating Statistics, was a 74.0% student retention rate for all institutions in 2003.

STUDENT GRADUATE PLACEMENT


We believe that the placement of our graduating students is an important goal of our career oriented school and essential to our ability to attract new students. Since our founding in 1992, as the Western Institute of Science and Health, we have graduated over 575 students. Our graduate placement rate for 2004 was 73%. According to the Accrediting Council for Independent Colleges and Schools 2003. In order to assist students in their career development, we provide the following services:


o Our Program Directors are available to assist any of our students, graduates and alumni

o In their final semester, students receive information on how to prepare a resume. All students are guided through the process and given feedback in order to improve their drafts. At the end of the semester, the students have prepared and refined their resumes and cover letters to provide potential employers with a polished product

o Students receive a review of interview skills, strategies, and techniques, including telephone etiquette, dress, and typical questions. Students also acquire perspective and techniques on how they should use the interview process to gain insight into the facility with which they are seeking employment

o Our Student Service Office, with the assistance of each program's advisory board, collects and keeps on file articles on information about industry growth, conditions and trends, that are made available to our students

STUDENT SERVICES

In order to help ensure completion of programs of study, we provide assistance and encouragement. Students are encouraged to utilize all the services available to them. At a required orientation day meeting, our students are given a complete review of these services, as well as an orientation to the college as a whole. The services include:

ADVISORS

The Program Director and faculty are responsible for advising students. Instructors, whenever possible, give individual help as needed to each student requesting it, including mentoring and assisting with those things that influence academic success. The Program Director and faculty regularly provide individualized academic advising meetings. The Program Director provides information on childcare, transportation, housing, job search support, and other non-therapeutic advice. Students are provided with the appropriate resources should they need to benefit from psychological support. We do not provide a formal tutoring program, although we offer students assistance in finding one-on-one tutoring, however, students who are having difficulty are encouraged to consult with their instructor(s) to seek advice or assistance whenever they experience difficulties understanding the material covered. Freshmen are assigned to study groups, and teaching assistants provide additional assistance in lab settings.

ORGANIZATIONAL STUDY SKILLS PROGRAM

All students are assessed in each class during the first three weeks of every semester. Any student who is having academic problems may be referred to the Program Director for assistance. A


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faculty member automatically refers any student who receives a "D" or "F" test grade for assistance. The Program Director works with the student and faculty member to develop goals and strategies to achieve these goals. Strategies may include tutoring, study groups, new study techniques, or different instructional or assessment methods. The Program Director is responsible to schedule follow-up meetings and will perform an end of semester review on each current organizational study skills program to evaluate success.

TUTORING

As part of enhancing the student's learning experience, we offer students assistance in finding one-on-one tutors for those who need support in their individual programs. Students pay their tutors directly.

STUDY GROUPS

We believe cooperative learning is an effective way to master difficult material. The Program Directors facilitate the formation of student study groups. On occasion, instructors may form tutorial groups for students requiring special assistance. The decision to offer such a group is left to the discretion of each instructor, and participation is voluntary.

INSTRUCTIONAL SUPPORT AND LEARNING RESOURCES

Our Petaluma Campus library is devoted to important texts, references, and journals in homeland security, occupational therapy, physical therapy, and massage therapy. The San Francisco Campus library focuses on Massage Therapy, MRI, and homeland security resources. The computer labs at each campus are an integral part of the library research support provided by us. Computers have Internet access as well as online access to major libraries in the area.

PROFESSIONAL EXAM REVIEW

Once students have completed their final clinical internship or fieldwork, graduation is not the last step. In order to practice as a Physical Therapist Assistant, or a nationally certified Massage Therapist, a student must pass the appropriate licensure or certification examination. To help with the review, Sonoma College organizes an Exam Review Day. This is typically held after graduation, but before students are eligible to take the test. The review is organized by subject matter and instructors participate.

HOUSING

Although we do not own any student housing, we assist students in their housing search.

SEASONALITY

Our business tends to be seasonal, varying according to the enrollment periods throughout the year. We expect our earned revenues for our 1st quarter to be slightly lower than other quarters because our student enrollment is lower during the summer months June, July and August. Our highest enrollment and revenues typically occur during the fall back-to-school period which corresponds to the 2nd and 3rd quarters of our fiscal year. Since a substantial portion of our selling, general and administrative expenses are incurred evenly throughout the year, we expect that our 1st quarter results will be adversely impacted by the seasonality of our earned revenues.

INTELLECTUAL PROPERTY

We have spent a significant amount of resources to create an innovative, media-rich, curriculum that taps both substantive pedagogy and the technical limits that online and "datacasted" learning affords. For example, our HREM online curriculum is highly interactive and laden with high quality professional illustration, animation, and video presented with a 21st century virtual academic "look and feel." Our proprietary program information is copyrighted. To protect our rights to intellectual property, we rely on a combination of copyright law, trademark, trade secret protection and confidentiality agreements.

TRADEMARKS AND SERVICE MARKS

We use a number of trademarks. All trademarks, service marks and copyright registrations associated with the business are registered in the name Sonoma College, Inc and expire over various periods of time. We vigorously defend against infringements of our trademarks, service marks and copyrights.

ADMINISTRATION AND EMPLOYEES

Our school is managed by a Chief Operating Officer and has a staff that includes program directors, an on-line technical coordinator, a registrar, accounting and administrative representatives, financial aid officers, and other professionals. We employ approximately 44 employees, 15 regular full-time employees and 29 part-time employees including faculty. None of our employees are represented by a union and there are no collective bargaining agreements in place. We believe that our relationship with our employees is satisfactory.


FACULTY


We hire faculty members in accordance with our established college criteria and applicable state law. Most faculty members have related industrial or professional experience. Approximately 37% of our faculty members hold advanced academic degrees. Faculty members are evaluated each semester based on student comments and observations by the Academic Dean and the course director. As of June 30, 2005, there were 5 full-time faculty members for the two campuses. In addition, we engaged approximately 27 part-time, adjunct and visiting faculty. The number of adjunct and visiting faculty fluctuates based upon the number of courses being taught in any semester and between semester breaks.



FACILITIES

PETALUMA CAMPUS

Our main campus is now located in a 12,000 square foot professional building in Petaluma, California, about an hour north of San Francisco. The main campus consists of classrooms, laboratories, an anatomy laboratory, student lounge and study space, a computer laboratory and office space for the staff. Our Petaluma campus library is devoted to important texts, references, and journals in homeland security, administration of justice, criminal justice, occupational therapy, physical therapy, massage therapy, medical office administration, and medical insurance billing. Instructional equipment at the school includes televisions, video recorders, a film projector, computer projectors, overhead projectors, lab equipment, anatomy models, video equipment and state of the art therapy equipment. Our library and computer laboratory has stand-alone and networked computer workstations that provide access to the Internet, certain on-line medical literature search engines and major libraries in the area. The campus is fully accessible to persons with disabilities and has an elevator. The campus is accessible to major thoroughfares and public transport and close to stores, restaurants, hiking trails and a large park.

In addition, we provide students with Community Library Cards that allow our students access at the Sonoma State University's Ruben Salzar Library, a fully accredited academic research library located in Rohnert

Park. The library has approximately 435,000 bound volumes, 2,600 periodical systems and more than 1,200,000 items in the microform collection. Our students' library privileges include access to certain specialized science and health system databases. The Community Library Cards also provide our students access to the medical library at Sutter Medical Center of Santa Rosa, the most extensive medical library in California, north of San Francisco, and the library at Santa Rosa Junior College in Santa Rosa.

SAN FRANCISCO CAMPUS

On March 21, 2005, Sonoma entered into a 60-month operating lease for 7,084 square feet in its San Francisco facility. We took occupancy upon completion of improvements by the landlord in July 2005. The space consists of classrooms, laboratories, student lounge and study space, a computer laboratory and an office space for the staff. The campus is fully accessible to persons with disabilities. Our San Francisco campus library focuses on massage therapy, MRI, and homeland security resources. The aggregate minimum rental commitment over the initial term will be $880,187, with annual base rent for each of the first three years of $171,787, year four base rent of $178,871 and year five base rent of $185,955. Sonoma is also obligated for certain executory costs and real estate tax escalations. The lease is renewable at Sonoma's option for one five-year renewal period upon 9 months advance written notice, with rent payable at the prevailing market rate, as defined in the agreement. Sonoma paid a security deposit of $40,000 upon execution of the lease, and is obligated to contribute $21,453 towards leasehold improvements for additional air conditioning. Previously we occupied a 5000 square foot space on a month-to-month basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ON PLAN OF OPERATION


The following discussion of our financial condition and plan of operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "risk factors" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.


GENERAL

We have detailed herein our strategy to expand through the introduction of the Consortium Agreement programs with other institutions, increase student population at our San Francisco and Petaluma Campuses and establish other programs and relationships through which we can utilize our online platform. We have executed several Consortium arrangements and recently entered into a relationship with the New York City Fire Department to offer our Homeland Response and Emergency Management program. In order to implement this plan we have incurred substantial additional costs for program and curricula development, facilities, faculty, financial aid, registrar and other administrative costs well in advance of realizing any material incremental revenue, most significantly in fiscal 2005. As can be seen from the table below, we have seen our student count increase quite dramatically, including 47 and 35 students in the Casa Loma Consortium program as of March 31, 2005 and June 30, 2005, respectively. Although there can be no assurance of this, we expect our student population to continue to increase as a result of the foregoing programs in each new semester start over the next 12 months. Should we achieve increased student population, we anticipate that our operating costs as a proportion of tuition and fee income will decrease starting in fiscal 2006, from what we have experienced in fiscal 2005. We can give no assurance, however, that our plan will be successful. In order to fund the foregoing to date, we have expended substantial resources to initiate the process of becoming a publicly traded company through filing a Form SB-2 with the Securities and Exchange Commission which we believe will assist us in raising capital in the future, received funds through a private placement of our securities and a revolving credit arrangement, including from officers and directors. There can be no assurance however, that our plans will ultimately be successful and we may not achieve adequate revenues or profitability even if we received additional capital from the various sources identified, which itself is not certain.

We own and operate a proprietary, post-secondary institution that offers students associate degrees, diplomas or certificates in the allied healthcare, administration of justice and homeland security fields. We currently operate two campuses. Our main campus is located in Petaluma, California (about an hour north of San Francisco) and our second campus is located in the downtown financial district of San Francisco. We derive our revenues from the following sources: (i) tuition, textbook sales (phased out during 2004), fees and charges paid by, or on behalf of, our students in all periods (ii) Program Revenue - related party in the periods ended June 30, 2004 only and (iii) revenue derived from the consortium agreements commencing in fiscal 2005. A large number of our students paid a substantial portion of tuition and other fees with funds received through student assistance financial aid programs under Title IV of the HEA. We received approximately 81.1% and 68.1% of revenue determined on a cash basis from such funds for the years ended June 30, 2005 and June 30, 2004, respectively.

Our revenues vary based on student enrollment and population. The number of students that attend our campuses, the number of new student enrollments during a fiscal period, student retention rates and general economic conditions generally impact student population. The introduction of new programs and reinvigoration of existing ones have been significant factors affecting increased student population in our programs. The following table summarizes student enrollment as of each date:

June 30, 2003                                          76
September 30, 2003                                    111
December 31, 2003                                      77
June 30, 2004                                         125
September 30, 2004                                    140
December 31, 2004                                     216
March 31, 2005                                        220
June 30, 2005                                         224

Revenues fluctuate as a result of seasonal variations in our business and due to capacity and scheduling limitations. These factors impact student population, which varies as a result of new student enrollments and student attrition. Historically, we have had lower student enrollments in the 1st quarter of our fiscal year (July-August-September) compared to the remainder of the year. This is due to fewer scheduled enrollments during the months of June, July and August. In addition, as our programs vary in length generally from 5 to 21 months, this impacts the scheduling of new starts in some programs. Expenses, however, do not vary as significantly as student population and revenues. We expect quarterly fluctuations in operating results to continue as a result of enrollment patterns, capacity and scheduling limitations. Such patterns may change, however, as a result of acquisitions, new school openings, increased capacity and new program introductions. The operating results for any quarter are not necessarily indicative of the results for any future period.

We must be authorized by the state in which we operate, accredited by an accrediting commission recognized by the ED, and certified by ED to participate in Title IV Programs. Any substantial restrictions on our ability to participate in Title IV Programs would adversely affect our ability to enroll students.

Accounts receivable are due from students and are primarily expected to be paid through the use of federal and state sources of funds. Students are responsible for amounts not available through federal and state sources and unpaid amounts due when the student withdraws. Under the HEA requirements, students are obligated to us for education costs that the student can no longer pay with HEA Title IV funds. We expect that non-Title IV counts receivable due from students may increase in the future as student enrollment increases and that the related provision for uncollectible accounts may also increase.

CRITICAL ACCOUNTING ESTIMATES

Our financial results can be materially affected by estimates made in certain specific areas, including the adequacy of our allowance for doubtful accounts, the anticipated life of our intangible assets including capitalized curricula and realization of these costs through earnings. The adequacy of our allowance for doubtful accounts is dependent upon our ability to be guaranteed collection of receivables under the aforementioned Title IV program. Should the Title IV program available to our students be reduced in the future, we could be exposed to a greater risk to losses from uncollectible student receivables. Intangible assets including capitalized curricula costs relate to our various course offerings, including our new Homeland Security curriculum. We are amortizing these costs over their estimated useful lives of five years. Under current accounting principles we are required to periodically evaluate the recoverability of these and other long-lived assets. If projected discounted cash flows are not adequate, we may be required to expense some or all of these costs in the period in which such a determination is made or reduce the remaining useful life. The occurrence of any of these events could materially reduce our financial results, net assets and cash flows in the period in which the event or events occur.

RESULTS OF OPERATIONS FOR YEAR ENDED JUNE 30, 2005 AS COMPARED TO THE YEAR ENDED JUNE 20, 2004:


                                           ----------------------------------------------------------------------------
                                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                  For the Years Ended June 30,
                                           ----------------------------------------------------------------------------
                                                                                                Year to Year Increase
                                                       2005                       2004                 (Decrease)
                                           ----------------------------------------------------------------------------
                                                        $          %            $           %          $          %

                                           ----------------------------------------------------------------------------
REVENUES

  Tuition and fee income                           $ 1,844,418    100.0%     $ 886,871     54.8%    $ 957,547   108.0%
  Program revenue - related party                           --      0.0%       731,500     45.2%     (731,500) (100.0)%
                                                   -----------    ------     ---------    ------    ---------  --------

                                                     1,844,418    100.0%     1,618,371    100.0%      226,047    14.0%
                                                   -----------    ------     ---------    ------    ---------  --------
OPERATING EXPENSES


  Instructional costs (including
compensatory element of stock compensation
of $11,820 in 2005)                                  1,350,185     73.2%       696,397     43.0%      653,788    93.9%
  Sales and marketing (including
compensatory element of stock compensation
of $4,432 in 2005)                                     493,202     26.7%       383,510     23.7%      109,692    28.6%
  General and administration (including
compensatory element of stock compensation
of $98,300 and $15,567 in 2005 and 2004,
respectively)                                        1,760,628     95.5%       728,087     45.0%    1,032,541   141.8%
  Depreciation and amortization                         67,592      3.7%        39,791      2.5%       27,801    69.9%
                                                   -----------    ------     ---------    ------    ---------  --------
TOTAL OPERATING EXPENSES                             3,671,607    199.1%     1,847,785    114.2%    1,823,822    98.7%
                                                   -----------    ------     ---------    ------    ---------  --------
OPERATING LOSS                                      (1,827,189)   (99.1)%     (229,414)   (14.2)%  (1,597,775) (696.5)%
                                                   -----------    ------     ---------    ------    ---------  --------
OTHER EXPENSES

  Interest expense                                     (24,148)    (1.3)%       (6,418)    (0.4)%     (17,730) (276.2)%
                                                   -----------    ------     ---------    ------    ---------  --------
        NET  LOSS                                  $(1,851,337)  -100.4%     $(235,832)   (14.6)%  (1,615,505) (685.0)%
                                                   ===========    ======     =========    ======    =========  ========


Total revenues for fiscal 2005 increased by $226,047 to $1,844,418 as compared to $1,618,371 for fiscal 2004, or an aggregate increase of 14%. Tuition and fee income earned increased by 108.0% or $957,547 to $1,844,418 for fiscal 2005 as compared to $886,871 for the comparable period of 2004. We experienced an increase in student enrollment from 125 as of June 30, 2004 to 224 of June 30, 2005. This resulted in a substantial increase in tuition earned in all of our programs, including Physical Therapy, MRI and Massage Therapy. MRI tuition increased to $4,100 per semester in fiscal 2005 as compared to $3,500 per semester. We had no Program revenue-related party in fiscal 2005 as compared to $731,500 in fiscal 2004, as more fully explained above. In addition, we earned approximately $169,000 in tuition revenue (exclusive of fees) associated with the Casa Loma Consortium program, which offers our MRI curriculum.


We also increased service fees and student application fees revenue as a direct consequence of increased student count and as a result in the actual underlying fees.

During fiscal 2004, Program Revenues were derived from an arrangement with a related party company that offered distance education programs over the Internet in allied health fields. We provided the course material and curricula, the Internet platform and kept all course related material up to date. The level of and changes in Program Revenues - related parties, correlated to the activities in the college with respect to its undertakings in the development of program and curricula, specifically Homeland Security and MRI.

In 2004 we developed and began to implement our growth strategy of developing direct sources of revenues and direct programs which we believe will maximize our potential and value in the long run. Effective June 30, 2004, we terminated the Program Revenue arrangement and entered into our first Consortium Agreement in August 2004, with Casa Loma College whereby select programs of each institution will be operated on the other's campuses in the form of "satellite" programs. The mutually agreed upon initial focus will be on providing our MRI Technology Program at campuses owned and/or operated by Casa Loma College. We will earn 60% of the net tuition and fees as defined in the agreement. Net tuition represents gross tuition and fees reduced by direct faculty, supervision and certain other associated costs we incur. The initial contract term is for two years, automatically renewable for successive two-year terms unless cancelled by either party. Initial offering under this program commenced on September 27, 2004. With respect to the Casa Loma program, we invoiced gross tuition and fees of $249,000 and reported on an accrual basis earned tuition and fees of $198,000 for fiscal 2005.

We recently entered into the following additional consortium arrangements:

(a) On February 4, 2005 Sonoma entered into a two-year arrangement with the National Holistic Institution, Inc. ("NHI"), a California corporation, whereby Sonoma will offer its on-line Associate of Applied Science Degree in Massage Therapy ("AASMT") to NHI students and graduates and NHI will offer its Massage Therapist and Health Education ("MTHE") program at Sonoma campuses. The agreement is automatically renewable for two successive two-year terms unless either party gives the other 90 day advance notice of cancellation. Sonoma will be obligated to NHI for 25% of defined net tuition (gross tuition less a 25% direct expense allowance). A similar arrangement exists under the MTHE program whereby Sonoma will receive 25% of defined net tuition (gross tuition less a 50% direct expense allowance) earned by NHI from Sonoma students. No revenues were earned or liabilities incurred as of and for the year ended June 30, 2005, except for a fee payable by Sonoma to NHI at the rate of $2,500 per month, beginning upon the Program Commencement date and continuing for the term of the agreement. Sonoma has the right, however, to cancel this provision after its initial 12-month period, resulting in an aggregate minimum noncancellable fee of $30,000. Sonoma has accrued $7,500 as of June 30, 2005 in connection with this provision. NHI will provide documentation for its activities to promote the AASMT program to NHI students periodically or upon request by Sonoma. Pursuant to the agreement, NHI was granted a 30 day right of refusal to purchase the AASMT program should Sonoma choose to accept a bona fide offer for it from a third party solely as a stand alone asset, but not in conjunction with the sale of any other assets of Sonoma.


(b) On April 27, 2005, Sonoma and Citi College of Allied Health ("CCAH"), an Illinois Corporation, entered into an academic consortium agreement whereby Sonoma will initially offer its MRI Technologist Program to CCAH students at its location as well as utilizing the Sonoma Platform. This agreement is subject to accreditation by ABHES and the identification and approval of a CCAH location. The agreement stipulates 60% of net tuition and fees, as defined, will be earned by Sonoma and 40% by CCAH. The agreement will have an initial two-year term, which will renew for successive two-year terms unless cancelled by either party. The agreement also provides that during its term and for a three-year period thereafter, CCAH will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace. During the term of the agreement, should Sonoma or any other entity want to offer Sonoma programs in Illinois, Sonoma agreed to give CCAH the right of first refusal to offer these programs in the state of Illinois through a consortium agreement or any other means or arrangements.

(c) On May 24, 2005, Sonoma and the New York City Fire Department ("FDNY") entered into an agreement stipulating the terms and conditions by which Sonoma will assist the FDNY to deploy Homeland Educational Programs to its membership, specifically the Homeland Response and Emergency Management Associates of Applied Science Degree. Sonoma will offer the program utilizing its online campus and has responsibility for providing qualified online instructors, the program curricula, and complete administration and academic oversight, including enrollment, registration, financial aid administration, record keeping and grade reporting. The FDNY shall offer the HREM program to its employees and offer input for the continued development of the HREM program. The HREM program and any future development and program modifications shall at all times remain the sole and exclusive property of Sonoma. The agreement has an initial two-year term, which will renew for successive two-year terms unless cancelled by either party.

We have greatly expanded awareness efforts in our marketplace by enhancing our website and through advertising. In order to support the anticipated growth in student population, we have enhanced the capacity of our institution which reflects itself in increased instructional costs, sales and marketing, and general and administrative expenses. These trends are more fully discussed below.

We are in negotiations with other institutions for similar arrangements.

Tuition and fee income:


Revenue from our MRI program (not including Casa Loma amounts) increased $343,000 or 89.8% to $726,000 in fiscal 2005 as compared to $383,000 in 2004. We continue to expand this program, which we began in 2002, to meet great demand in the marketplace as this specialty grows. The Casa Loma consortium program described above accounted for $169,000 in tuition earned (excluding fees) on an accrual basis included in the 2005 period as compared to $0 in 2004. The direct costs of this program include the cost of additional on-line and faculty instructors, instructional supervision costs program director, and other direct fees and costs associated with specific courses of the curriculum. For fiscal 2005, the net profit, as defined, for the program after deducting the costs described in the preceding sentence, and the commission payable to Casa Loma, approximated $27,000. Certain costs vary with numbers of students, are fixed costs or are a combination of both.


Towards the end of the year ended June 30, 2004 we enrolled our first students in the Homeland Security Program. We had $44,800 in Homeland Security earned tuition in fiscal 2005 as compared to $28,000 in fiscal 2004. Physical Therapy Assistant tuition increased by $267,700 to $417,600 or 178.6% for fiscal 2005 as compared to $149,900 for fiscal 2004 as we continued to expand the program in our new Petaluma location. Tuition earned on all MT programs increased by $46,600 or 18.3% to $300,700 for fiscal 2005 as compared to $254,100 for fiscal 2004. This turnaround reflects actions we took in fiscal 2004 by hiring new professional personnel and faculty, and greater recognition of our institution through our marketing and advertising programs. We will continue to emphasize increased MT student starts 2006 in both of our locations.


Tuition and fee income also includes book sales, student application and service fees and other miscellaneous items. The aggregate of these sources increased $85,600 or 124.2% to $154,500 for fiscal 2005 as compared to $68,900 for fiscal 2004, and represented 8.4% and 4.3% of total revenues fiscal 2005 and 2004, respectively. Application and service fees increased because of higher student count (including the Casa Loma consortium program), and increased fee amounts, partially offset by a decline in book sales. The decline in book sales results from a decision to refer students to third party sources for book purchases in fiscal 2005. We plan to begin direct book sales again in fiscal 2006.

OPERATING EXPENSES:

INSTRUCTIONAL COSTS

Instructional Costs include direct and indirect salaries and payroll taxes, operating expenses of programs including curricula and Internet costs, and other educational related expenses. We historically incurred a lower ratio of instructional costs for Program Revenue, which are reflected only in fiscal 2004, as compared to tuition revenue. Instructional costs increased by $653,800 or 93.9% to $1,350,200 for fiscal 2005 as compared to $696,400 for fiscal 2004. We had no Program Revenue in the fiscal 2005 as compared to $731,500 in fiscal 2004. Direct instructional salaries increased by $336,800 or 94.8% to $691,900 for fiscal 2005 as compared to $355,100 for fiscal 2004 as a result of the increase in enrollment and greater curricula diversity. We experienced an increase in program director and related salaries of $148,100 or 66.9% to $369,500 for fiscal 2005 as compared to $221,400 for fiscal 2004. We hired new full-time MT and MRI Program Directors in fiscal 2004, and incurred their full cost in the 2005 period and upgraded the PTA area. This resulted in increased enrollment and MT, MRI and PTA revenue. In fiscal 2005 we incurred the full cost of new senior management and other initiatives taken in the preceding fiscal year to improve the faculty and program quality in order to attract and retain students and successfully implement our consortium program strategy. We believe our faculty and course offerings are now well positioned to support the current and potential increased enrollment in future quarters, although we also anticipate hiring additional faculty as required. We experienced an increase of $168,900 or 140.9% in non-personnel related instructional costs to $288,800 for fiscal 2005 as compared to $119,900 for fiscal 2004. These costs are generally associated with the growth in our programs, including $61,000 with respect to the various consortium programs in fiscal 2005 as compared to $0 in fiscal 2004; and included increases of $29,300 in accreditation costs related to new programs and locations, $32,700 in online direct program hosting costs and $15,700 in outside consultants' services.

SALES AND MARKETING:


Sales and Marketing includes the costs of advertising, promotion, recruitment and associated costs and expenses. Sales and marketing increased $109,700 or 28.6% to $493,200 for fiscal 2005 as compared to $383,500 for fiscal 2004. Admissions salaries increased $20,100 or 16.6% to $141,600 for fiscal 2005 as compared to $121,500 in fiscal 2004. Advertising, marketing and lead generation costs increased $89,500 or 34.1% to $351,500 for fiscal 2005 as compared to $262,000 for the comparable period of 2004. Significantly increased expenditures began in the fourth quarter of fiscal 2004. We retained additional experienced consultants and management to develop multi-media and Internet based programs, and added advertising programs to attract students and promote our name change to Sonoma College from the Western Health Institute. These efforts have resulted in a renewed interest and growth in the Massage Therapy program as well as tremendous growth and demand in the MRI and PTA programs. We have also been active in promoting new potential offerings in the Homeland Security and the Consortium programs. While we are required under accounting principles generally accepted in the United States of America to expense these costs as incurred, we expect future revenues will benefit from these expenditures. These costs declined to 26.7% of tuition and fee income in fiscal 2005 as compared to 43.2% in fiscal 2004 as a result of the substantial increase in tuition and fee income.


GENERAL AND ADMINISTRATION:

In the year ended June 30, 2004 and continuing in fiscal 2005, we made significant progress in improving the strength and professionalism of our management and executive team. General and administration costs increased $1,032,500 or 141.8% to $1,760,600 for fiscal 2005 as compared to $728,100 in fiscal 2004. Total administrative salaries and consulting fees increased $321,200 or 121.2% to $586,200 for fiscal 2005 as compared to $265,000 in fiscal
2004 period. Major components of this increase include additional staff at the Petaluma location and additional financial aid salaries and consulting fees related to developing new programs, including the consortium programs, and fees paid to Technology Exchange for the services of out Chief Operating Officer. Occupancy costs increased $92,100 or 48.2% to $283,300 for fiscal 2005 as compared to $191,200 fiscal 2004 period. We occupied expanded facilities in San Francisco and the new Petaluma facility for the entire 2005 fiscal period, partially offset by the elimination of Rohnert Park rent. Effective in March 2005 we executed a long-term facilities lease for additional space at our San Francisco campus. This space was occupied in July 2005, which will result in increased rent expense for fiscal 2006. We believe Petaluma is a superior location for recruiting students and for its proximity to our new San Francisco location. We incurred and continue to incur substantial increased accounting, auditing and legal expenses associated with the SEC filings and audits of our financial statements, and upgrading our internal operations. Legal and accounting increased $393,600 or 828.6% to $441,100 for fiscal 2005 as compared to $47,500 in 2004. Substantially all of the increase is associated with the SEC registration process including the costs associated with the preparation of SEC Form SB-2 and the SEC registration process, audited financial statements and similar costs. Legal, accounting, consulting and in house costs associated with being a public company, and the future costs of compliance with the Sarbanes-Oxley Act of 2002 will continue to be significant. We also experienced an increase in office, communications, financial aid and other expenses as we have increased staff, space and operations. Bad debt expense in the amount of $47,100 was included in fiscal 2005 as compared to $10,800 for fiscal 2004. The allowance for doubtful accounts was determined, based on management estimates, by reserving 90% of uncollected accounts receivables net of unearned tuition, if any, due from terminated students, 20% from graduates and 10% from currently enrolled students.

COMPENSATORY ELEMENT OF STOCK COMPENSATION:


For fiscal 2005, we incurred $115,000 of compensatory element of stock compensation compared to $15,600 in fiscal 2004, an increase of $99,400 or 637.2%. These charges represent non-cash expenses for services which are included in the specific line items in our results of operations as indicated in the table above. Amounts charged to instructional costs relate principally to curriculum development and amounts charged to general and administration relate principally to financing activities ($40,000), investor relations services ($4,000) and financial consulting services ($15,000), as compared to $15,600 incurred in fiscal 2004 related to financing activities.

DEPRECIATION AND AMORTIZATION:


Depreciation and amortization expense increased $27,800 or 69% to $67,600 for fiscal 2005 as compared to $39,800 for the comparable period of 2004. Approximately $11,300 of the increase is attributable to amortization of capitalized curricula costs in 2005, which is related to the capitalization of additional curricula costs. We also incurred additional amortization and depreciation of capitalized leases and other fixed asset additions, including a new telecommunications system.


INTEREST EXPENSE:

Interest expense increased $17,700 or 276.2% to $24,100 for fiscal 2005 as compared to $6,400 in fiscal 2004. The increase is attributable to the increase in notes payable, notes payable to officers/stockholders and the increase in capital leases.

NET LOSS:


We have incurred substantial operating losses for the years ended June 30, 2004 and June 30, 2005 of ($229,400) and ($1,851,300), respectively, and used cash of ($1,109,000) and $150,800 in operating activities for fiscal 2005 and 2004, respectively. The net loss of $1,851,300 for fiscal 2005 as compared to a net loss of $235,832 for fiscal 2004 resulted from increases in instructional, sales and marketing, general and administration, compensatory element of stock compensation, depreciation and amortization and interest expenses aggregating $1,841,600, partially offset by an increase in revenues of $226,000. As detailed above, increases in operating expenses in all areas was required to support our significant tuition revenue growth in our regular and new programs and planned future growth, which was offset by the elimination of program revenues-related parties. We anticipate tuition revenue and consortium revenue growth to continue. As noted above, Program revenue-related party was terminated effective June 30, 2004. As noted elsewhere the direct costs associated with program revenue - party (no direct faculty or facilities costs) are generally less than associated with tuition revenue. As per the table above, we have experienced increased tuition revenue in fiscal 2005 as compared to fiscal 2004. We have also increased our expenses to support our strategic growth plan as discussed above which has negatively impacted current results of operations.


LIQUIDITY AND CAPITAL RESOURCES


Our consolidated financial statements appearing elsewhere herein have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $1,851,337 for the year ended June 30, 2005. In addition, as of June 30, 2005, the Company had a working capital deficiency of $1,528,463, and a stockholders' deficiency of $1,096,069. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Our plans in regard to these matters are described below. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As of June 30, 2005 we had cash and cash equivalents of $3,965, as compared to $346,218 as of June 30, 2004. This decrease resulted from $1,108,986 used in operations, $206,031 used in investing activities offset by $972,764 provided by financing activities. For the fiscal year ended June 30, 2004 cash increased by $322,618 to $346,218 from $23,600 at June 30, 2003. This increase resulted from $150,821 used in operations, $123,049 used in investing activities to acquire curricula and property plant and equipment offset by $596,488 provided by financing activities. Fiscal 2004 net proceeds from financing activities resulted principally from a Private Placement beginning in April 2004, with net proceeds of $625,000 received through June 30, 2004, partially offset by capital lease payments and repayments of advances to related parties. An additional $85,000 was collected from new subscribers in fiscal 2005 as was the $75,000 subscribed for at June 30, 2004.

We used and are using these proceeds from financing activities for working capital purposes, including the continuing development of the consortium program, marketing and recruitment activities, enhancement of our online learning website and the continued strengthening of the management team, administrative staff and faculty. We also incurred legal, accounting and consulting costs in filing a registration statement on Form SB-2 with the Securities and Exchange Commission, which are included in results of operations as described above. In addition, during the year ended June 30, 2004 we expensed $21,677 as a financing cost, incurred to acquire the MW Asia shell and related legal costs. We had originally intended to do a reverse merger with MW Asia, which transaction we subsequently abandoned.


As of June 30, 2005, we had negative working capital of $1,528,463 and a stockholders deficiency of $1,096,069, and had incurred net losses of $1,851,337 and $235,832 for fiscal 2005 and 2004, respectively, primarily as a consequence of increased expenditures and expenses for our plans to strengthen and grow operations as more fully described under General caption of the MD&A Section. We have generated additional cash to fund operations in the period from July 1, 2004 through June 30, 2005 from officer/stockholders in the form of $629,000 in demand notes bearing interest at 7% per annum, additional private placement proceeds of $85,000, the receipt of $75,000 of private placement subscriptions receivable and proceeds of a $150,000 short term note payable due September 2005 and bearing interest at 7.5%. The short-term note holder also received a five-year warrant to purchase 40,000 shares of common stock at $1.00 per share. In July 2005, Sonoma College entered into a revolving credit line agreement with Wisse Enterprises LLC and executed a promissory note in favor of Wisse Enterprises LLC in an amount up to $500,000. The terms of the revolving credit line agreement and promissory note provide that Sonoma College may borrow up to $500,000 from Wisse Enterprises at a rate of interest equal to LIBOR. Of this availability, $300,000 was borrowed by Sonoma College upon the execution of the agreements, and $200,000 remains available. Each draw down (borrowing) from the revolving credit line is due on the first anniversary of such draw down (borrowing). Any draws (borrowings) from the revolving credit line must be made within the first year of the revolving credit line agreement. Interest is payable to Wisse Enterprises monthly. Charles Newman, Chairman, Chief Executive Officer and Executive President of Sonoma College, personally guaranteed the obligations of Sonoma College pursuant to a guaranty agreement. In addition, pursuant to the revolving credit line agreement, Sonoma College issued 375,000 shares of common stock of Sonoma College to Wisse Enterprises and granted Wisse Enterprises an option to purchase 250,000 shares of common stock of Sonoma College at an exercise price of $0.50 per share. The option expires on the third anniversary of the revolving credit line agreement. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. In July 2005, we paid $275,000 of our obligations under Notes payable - officers/stockholders from proceeds received from the revolving credit line agreement. In September 2005, Sonoma College entered into a Convertible Promissory Note ("Note") agreement with an individual for the amount of $100,000. The note bears interest at 7.5% per annum. Principal and accrued interest is due and payable in September 2006. At Sonoma's option, this Note and accrued interest thereon is convertible at any time prior to maturity into shares of Sonoma common stock at the conversion rate of $.20 per share. In addition, Sonoma granted this individual a non-qualified stock option to purchase 50,000 shares of its common stock at an exercise price of $0.50 per share. The option may be exercised at any time during its term, which expires in September 2008. These transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

As more fully described in Note 7 to our consolidated financial statements, Sonoma must also demonstrate compliance with specific DOE standards of financial responsibility, based upon, among other things, Sonoma's annual audited financial statements in order to maintain eligibility under the various Title IV loan programs. This material has to be provided to DOE by December 31, 2005. The DOE then calculates Sonoma's composite score for financial responsibility based on its (i) equity ratio, which measures the institution's capital resources, ability to borrow and financial viability; (ii) primary reserve ratio, which measures the institution's ability to support current operations from expendable resources; and (iii) net income ratio, which measures the institution's ability to operate at a profit. An institution that does not meet the DOE's minimum composite score may demonstrate its financial responsibility by posting a letter of credit in favor of the DOE in an amount of not less than 50% of the Title IV Program funds received by Sonoma during its prior fiscal year. Alternatively, an institution could accept provisional certification and be required to post a letter of credit of not less than 10% of Title IV Program funds received during its prior fiscal year and other financial terms and conditions with which it must comply. Such conditions include reporting results earlier, compliance with debt provisions of loan agreements, limitations on withdrawal of owners including declaring of dividends, and provision of a compliance certificate from its independent auditors, among other terms and conditions. Based upon its financial results for the year ended June 30, 2005, Sonoma will not satisfy the composite score established for financial responsibility for the year ended June 30, 2005. It therefore may be required to post a letter of credit under the alternatives described in the preceding sentences ranging from at least 10% to at least 50% of Title IV funds received in fiscal 2005. Sonoma received $1,620,000 in Title IV funds for the year ended June 30, 2005. Management is unable to determine at this time the amount of any letter of credit that may be required.

Additional funds may be required to support future operations, which may be derived from sources identified above and other sources, including additional equity financing and loan arrangements. While management believes that we will have adequate working capital resources through June 30, 2006, as noted above, we may require additional funds to support operations and there is no assurance that adequate sources of capital will be available.

Unearned tuition and advanced tuition, which is a component of working capital deficiency as of June 2005, aggregated $444,700 as compared to $265,400 at June 30, 2004. This increase in these current liabilities improves cash flow in the period of increase, while resulting in reported revenue for financial statement reporting purposes in subsequent periods as unearned and advanced tuition is earned.

We have taken steps to improve our collection of accounts receivable and minimize bad debt write-offs. These steps include hiring experienced personnel, enforcing collection procedures with students and instituting periodic payment plans and/or installment notes for the unfunded portion of student tuition and fees.

Effective June 30, 2004, we terminated our arrangement with Higher Education Services, LLC, a related party. Program revenues - related party were $731,500 for fiscal 2004 under that arrangement. In addition and consistent with our plans detailed under General above, we have concluded that focusing our resources on initiatives such as the growing our Homeland Security, MRI and PTA courses and consortium programs will yield more lasting results in building our reputation and notoriety on a regional and national level. As detailed above we have seen substantial growth in tuition and fee income and anticipate that this will in turn yield positive financial results. Student enrollment increased from 125 (including no consortium students) as of June 30, 2004, to 140 (including 5 consortium students) as of September 30, 2004, to 216 (including 17 consortium students) as of December 31, 2004, to 220 (including 42 consortium students) as of March 31, 2005 and to 224 (including 35 consortium students) as of June 30, 2005. The loss in cash flow resulting from terminating Program Revenues has more than offset by direct tuition revenues derived from our increasing student population and consortium program revenue.

On August 3, 2004, we and Casa Loma College, Inc. ("Casa"), a California Corporation, entered into an academic consortium agreement whereby select Sonoma programs will be operated at Casa's campuses and select Casa programs will be operated at Sonoma's campuses in the form of "satellite programs". The stated initial focus will be on providing our MRI Technology Program at campuses owned and/or operated by Casa. Student tuition and fees payable in connection with a Satellite Program shall be shared as mutually agreed between the parties for any program. With respect to the MRI program, the agreement stipulates that we will earn 60% of net tuition and fees, as defined, and 40% by Casa. Net tuition and fees are defined in the agreement as gross revenues of the program reduced by faculty salaries, instructional supervision costs, certain other related fees and costs and uncollected revenue. The agreement has an initial two-year term, which will renew for successive two-year terms unless notice of cancellation is given by either party to the other within 90 days of the expiration of any term. The agreement also provides that during its term and for a three-year period thereafter, Casa will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace.

Under that arrangement we began to operate satellite MRI Technology Programs at Casa, with the initial program commencing in October 2004. For fiscal 2005 we billed $249,000 in gross tuition and fees and recognized $198,000 in tuition and fee income related to the Casa Loma program. As detailed above, other consortium programs are planned. We believe that substantial future income and cash flow will be derived from this and similar relationships. We are currently in negotiations with other institutions for similar arrangements.


On October 21, 2004, Sonoma and Biohealth College, Inc. ("Biohealth"), a California Corporation, entered into an academic consortium agreement whereby Sonoma's Associate of Applied Science degree in HREM was to be operated at Biohealth's campus. The agreement stipulates 60% of net tuition and fees, as defined, were to be earned by Sonoma and 40% by Biohealth. The agreement had an initial two-year term. The agreement also provides that during its term and for a three-year period thereafter, Biohealth will not directly or indirectly compete with Sonoma in the HREM technology academic/education marketplace. As a result of Biohealth's inability to generate an adequate number of students at its campus, effective in September 2005, Sonoma and Bioheath mutually agreed to cancel this arrangement. We reported no revenues and incurred no costs or liabilities associated with this program.


On December 8, 2004, we entered into a lease-purchase agreement for a new Voice Over IP telecommunications system to serve our two campuses. The total purchase commitment approximated $62,000, payable in sixty equal monthly installments of $1,490. The installation was completed in February 2005, and monthly payments have commenced.

On March 21, 2005, Sonoma entered into a 60-month operating lease for 7,084 square feet for its San Francisco facility. Space is currently leased at the same location on a month-to-month basis. Occupancy under the new lease will commence upon completion of improvements by the landlord, which is projected to be in July 2005. The aggregate minimum rental commitment over the initial term will be $880,187, with annual base rent for each of the first three years of $171,787, year four base rent of $172,968 and year five base rent of $180,052. Sonoma is also obligated for certain executory costs and real estate tax escalations. The lease is renewable at Sonoma's option for one five-year renewal period upon 9 months advance written notice, with rent payable at the prevailing market rate, as defined in the agreement. We paid a security deposit of $40,000 upon execution of the lease, and are obligated to contribute $21,453 towards leasehold improvements for additional air conditioning. We took occupancy of this space in July 2005.




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


                          REPORTS TO SECURITIES HOLDERS

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the issuance of shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of the offering of the shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file quarterly and annual reports and other information with the SEC; and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).


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


                             DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. We currently lease two properties.

PETALUMA CAMPUS

Our main campus is now located in a 12,000 square foot professional building in Petaluma, California (about an hour north of San Francisco). The main campus consists of classrooms, laboratories, an anatomy laboratory, student lounge and study space, a computer laboratory and office space for the staff. We believe that the facilities described above are leased at fair market value and are adequate for the foreseeable future. Pursuant to the terms of a sublease agreement, as amended, Sonoma subleases the property up to December 31, 2007 and the current rent is $18,865.53 per month.

SAN FRANCISCO CAMPUS

A second campus is located in the downtown financial district of San Francisco. The San Francisco campus is comprised of 7,084 square feet of classrooms, laboratories, student lounge and study space, a computer laboratory and an office space for the staff. Pursuant to the terms of a lease agreement, Sonoma leases the property up to April 30, 2010 at a current monthly base rent of $14,315.58 increasing to $15,496.25 over its term.

We do not have any investments or interests in any real estate. Sonoma does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 26, 2004, Sonoma and Homeland Safety Training, Inc., a company which is wholly owned by H. John Stalcup, the President and Chief Academic Officer of the College, and Director of Sonoma, entered into an Assignment of Rights and Exclusive License And Assumption of Obligations and Sale of Certain Assets Agreement in connection with the license of certain intellectual property consisting of course content and related copyrights. The agreement was amended on September 12, 2004. Pursuant to the agreement, as amended, Homeland Safety Training, Inc. granted to Sonoma a perpetual license to use and exploit coursework materials related to Sonoma's Homeland Security Training Program. The licensed coursework materials were developed entirely by Homeland Safety Training, Inc. Sonoma granted Homeland Safety Training, Inc. an option to purchase 400,000 shares of common stock of Sonoma at an exercise price of twenty-five cents ($0.25) per share. The option may be exercised during the period beginning on June 30, 2006 and ending on June 30, 2011.

On February 26, 2004, Sonoma and H. John Stalcup entered into an employment agreement whereby H. John Stalcup would serve as the President and Chief Academic Officer of the College. The employment agreement was amended on September 12, 2004. Pursuant to the employment agreement, as amended, Mr. Stalcup shall receive the following compensation:

(i) For the period beginning on February 26, 2004 and ending on August 31, 2004, Mr. Stalcup's salary shall be equivalent to seventy five thousand dollars ($75,000) per year. For the period beginning on September 1, 2004 and ending on the termination of the Agreement, Mr. Stalcup's salary shall be equivalent to one hundred thousand dollars ($100,000) per year.

(ii) In addition, beginning on September 1, 2004, Mr. Stalcup may be entitled to a quarterly cash bonus of up to twenty five thousand dollars ($25,000) (not to exceed one hundred thousand dollars ($100,000) per year)(the "CASH BONUS"), as determined on a quarter by quarter basis, if Mr. Stalcup and/or we achieve certain quarterly objectives as agreed to in writing by and between the Board of Directors of Sonoma and Stalcup.

(iii) Furthermore, for each of the next three (3) fiscal years of Sonoma (commencing with the year ending in 2005), Mr. Stalcup may be entitled to an option to purchase three hundred thirty three thousand (333,000) shares of common stock of Sonoma for the achievement of certain objectives as agreed to in writing by and between the Board of Directors of Sonoma and Mr. Stalcup. The exercise price with respect to any option granted pursuant to the employment agreement shall be the fair market value of the common stock underlying such option on the date such option was granted.

On April 4, 2005, the Board of Directors of Sonoma College terminated H. John Stalcup as Academic President for cause and removed Mr. Stalcup as a member of the Board of Directors. On May 2, 2005, Sonoma College filed a lawsuit against
H. John Stalcup and Julia A. McCarthy, his spouse, in the Superior Court of the State of California in and for the County of Sonoma. We believe, and have alleged in our complaint against H. John Stalcup and Julia A. McCarthy, that, among other things:

Mr. Stalcup breached his employment agreement and other common law duties to Sonoma College by working for a competitor, University of Northern California; and,

Mr. Stalcup breached the Assignment of Right and Exclusive License and Assumption of Obligations and Sale of Certain Assets Agreement entered into with Sonoma College by licensing the intellectual property transferred to us pursuant to the agreement to third parties.


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



Pursuant to the complaint, we request that the court grant to us compensatory damages (as the proofs will determine), punitive damages, attorneys fees and injunctive relief. We intend to aggressively enforce our rights and claims in connection with the complaint. As of October 28, 2005, H. John Stalcup has filed an answer to our complaint and a cross-complaint for wrongful termination, breach of contract and conversion. We have filed an answer to the cross-complaint. In addition, Mr. Stalcup filed a complaint with the U.S. Department of Labor with respect to the issues set forth in his cross-complaint pursuant to the employee protection provisions of Title VIII of the Sarbanes-Oxley Act of 2002. Mr. Stalcup's complaint was dismissed by the U.S Department of Labor in August 2005 because Sonoma was determined not to be an employer subject to the applicable provisions of the Sarbanes-Oxley Act. Mr. Stalcup appealed the U.S. Department of Labor's determination in September 2005. We do not believe that the lawsuit nor the U.S. Department of Labor matter will have a material adverse effect on our financial position or results of operations, however, there can be no assurance of the outcome of the lawsuit or the U.S. Department of Labor matter. In addition, we do not believe that the termination of Mr. Stalcup will have an adverse effect on the business of the Company.

For each of the years ended June 30, 2004 and June 30, 2003, Sonoma has entered into annual agreements with Higher Education Services, LLC ("HES"), a limited liability company owned 50% by Charles Newman, our Chairman, Chief Executive Officer and President, and 50% by David Weaver, our Chief Financial Officer and Director, in developing distance education programs to be offered online in massage therapy, allied health and homeland security. Sonoma's responsibilities included writing mutually selected courses, placing the courses on the Internet, providing an electronic platform and program maintenance. During all periods reported herein, Mr. Newman and Dr. Weaver were principal shareholders of Sonoma. For the years ended June 30, 2004 and 2003, revenues from HES were $731,500 or 45.2% and $454,804 or 28.6%, respectively of Sonoma's total revenues. No revenue or cost arrangements exist between Sonoma and HES, other than as orally agreed between the parties in writing. There are no contingent revenue or cost arrangements between the parties in the written agreement, that affect or could affect subsequent period. As noted in the MD&A Results of Operations discussion for the nine months ended March 31, 2005, this arrangement was terminated effective June 30, 2004. Other than the collection by Sonoma of the receivable from HES of $116,000 due as of June 30, 2004, there are no further adjustments or contingent payments of any kind remaining between the parties as a result of this relationship. We believe that these transactions were on terms and conditions at least as favorable as would have been obtained with unrelated third parties. The entire balance due of $116,000 at June 30, 2004 was subsequently collected as of October 31, 2004.


During the year ended June 30, 2004, pursuant to an oral agreement between Sonoma and Technology Exchange, Inc. ("Technology Exchange"), a company wholly-owned by Joseph S. Keats, the Chief Operating Officer, a stockholder and a director, Sonoma paid $35,000 and $7,670 in reimbursed out-of-pocket expenses for consulting services. In addition, during the year ended June 30, 2005, Sonoma incurred $130,000 in consulting fees and $32,011 in out-of -pocket expenses. In addition, Technology Exhange advanced $54,218 in the payment of direct expenses for the benefit of Sonoma during the year ended June 30, 2005. The services provided by Technology Exchange were related to general management and marketing and business development, including in in connection with Sonoma's consortium relationships. As of June 30, 2005, $151,900 was due to Technology Exchange, of which $98,282 is related to consulting fees and expenses and $53,618 direct expenses incurred.


In November 2004, David E. Weaver, Ph.D., Chief Financial Officer and a Member of the Board of Directors of Sonoma College, lent Sonoma College $100,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Weaver.

In March 2005, Charles D. Newman, Chief Executive Officer, Executive President and Chairman of the Board of Directors of Sonoma College, lent Sonoma College $119,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Newman. In May and June 2005, Mr. Newman lent an additional $215,000 to Sonoma on identical terms and conditions as described in the preceding sentence.

In March 2005, Joseph S. Keats, Chief Operating Officer, Vice President of Business Development and a Member of the Board of Directors of Sonoma College, lent Sonoma College $68,891 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Keats. Additionally, in April 2005, Joseph S. Keats, Chief Operating Officer, Vice President of Business Development and a Member of the Board of Directors of Sonoma College, lent Sonoma College $122,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Keats.

We believe that all of the transactions discussed above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. A majority of our board of directors will approve all future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRINCIPAL MARKET OR MARKETS

Our common stock is not listed on any exchange and there is no public trading market for the common stock, and there has been no market.

Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

APPROXIMATE NUMBER OF COMMON STOCK HOLDERS


As of October 28, 2005, we had 64,085,467 shares of common stock outstanding, held by 146 shareholders.

Of the 64,085,467 shares of common stock outstanding, 53,307,625 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

As of October 28, 2005, there are 33 outstanding option agreements to purchase 2,870,000 shares of our common stock pursuant to our 2004 stock option plan, an option to purchase 400,000 shares of our common stock issued in connection with the acquisition of certain curriculum, a convertible promissory note which is convertible into shares of common stock at a conversion rate of $0.20 per share and one(1) warrant to purchase 40,000 shares of common stock. There are no other outstanding options or warrants or other securities that are convertible into our common stock.

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 750,000 shares of our common stock that are not being offered by this registration statement that could be sold pursuant to rule 144 by non-affiliates.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share private sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

STOCK OPTION PLAN

In April 2004, we adopted the 2004 Stock Option Plan, referred to as the 2004 Plan. The 2004 Plan will expire in April 2014, unless terminated earlier by our board of directors at their discretion. The 2004 Plan provides for the grant of options to purchase shares of our common stock, including:

o incentive stock options, as defined by Section 422 of the Internal Revenue Code, that may be granted solely to employees, including officers;

o non-qualified stock options, being stock options other than incentive stock options, that may be granted to employees, including officers; and

o non-employee directors and individuals with whom we have consulting agreements.


SHARE RESERVE. We authorized the issuance of 10,000,000 shares of our common stock pursuant to the 2004 Plan. In the period from April 25, 2005 to October 28, 2005, we have granted 33 option agreements under the 2004 Plan (net of cancellation of shares issued to terminated grantees) to purchase 2,870,000 shares of common stock, collectively. Shares subject to awards under the 2004 Plan that have expired or otherwise terminated without having been exercised in full again become available for the grant of awards under the 2004 Plan. Shares issued under the 2004 Plan may be previously unissued shares or reacquired shares of common stock.


AWARDS. Stock options may be granted under the 2004 Plan to our employees, non-employee directors and individuals with whom we have consulting agreements. The stock options granted will be either incentive stock options or non-qualified stock options.

An incentive stock option is a stock option that has met the requirements of
Section 422 of the Internal Revenue Code and, except as set forth below, must be granted with an exercise price of at least 100% of the fair market value at the date of grant. Under current U.S. tax laws, no taxable income is recognized by an optionee upon the grant or exercise of an incentive stock option. If no disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of the shares to the optionee, then upon the optionee's resale of the shares, any amount realized in excess of the option exercise price will be treated as long-term capital gain and any loss sustained will be long-term capital loss. If the shares are disposed of before either of the holding periods described above, there has been a disqualifying disposition, and the difference between the exercise price and the fair market value of the shares on the exercise date will be taxed at ordinary income rates. The difference between the fair market value on date of exercise and the exercise price is an item of adjustment for purposes of the alternative minimum tax unless there is a disqualifying disposition in the year of exercise.

Under current U.S. tax laws, incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option, and, prior to our stock being publicly traded, no non-qualified stock option, may be granted to any person, who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of our company or any affiliate, unless the following conditions are satisfied:

o the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

o the term of any incentive stock option award must not exceed five years from the date of grant.

A non-qualified stock option is a stock option not intended to qualify as an incentive stock option. Under current U.S. tax laws, no taxable income is recognized by an optionee on the date of grant. An optionee generally will recognize ordinary income on the date of exercise equal to the difference between exercise price and the fair market value of the shares on the date of exercise. If the optionee is also an employee at the time of grant, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which withholding will be required. Generally, non-qualified options may be transferred without consideration to members of the optionee's family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners and to charities.

PLAN ADMINISTRATION. The 2004 Plan is administered by our board of directors. Our board of directors interprets all questions relating to the 2004 Plan and its decisions are final and binding on all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors. Under the 2004 Plan, the board of directors may, at any time or from time to time, appoint a committee of at least two members of the board of directors and delegate to the committee the authority of the board of directors to administer the 2004 Plan. Upon such appointment and delegation, such committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the 2004 Plan, subject to certain limitations.

TERM OF AWARDS. In general, the term of stock options granted under the 2004 Plan is ten years. In the event an awardee's service relationship with us ends, other than upon the awardee's death or disability, the award may be exercised within a period of 90 days following termination, provided that the award has already vested. If the awardee's termination of service is for cause, such period will not exceed thirty days. Any award not already vested, or not exercised within these periods shall terminate. If the awardee dies, any vested award may be exercised within the time period specified in the award agreement, being at least six months, or if no time is specified, twelve months.

PAYMENT OF EXERCISE PRICE. Awardees may pay the exercise price of their awards, if any, as determined by the compensation committee, and acceptable consideration includes cash, checks, and promissory notes. Generally, an option holder may not transfer a stock option to any entity other than a spouse or descendants or to a trust, or other entity owned by such a trust, for the primary benefit of the option holder, his spouse and/or his descendants.

OPTION ADJUSTMENTS. The aggregate number and class of shares as to which options may be granted under the 2004 Plan, the number and class shares covered by each outstanding option and the exercise price per share of each outstanding option (but not the total price), and all such options, shall each be proportionately adjusted for any increase decrease in the number of issued common stock resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend. Generally, any option granted shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation. However, the optionee shall have the right immediately prior to any such transaction to exercise his or her option in whole or in part.

ADDITIONAL PROVISIONS. The board of directors may, in their sole discretion, include additional provisions in any option or award granted or made under the 2001 Plan that are not inconsistent with the 2004 Plan or applicable law. The board of directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular award or awards granted under the 2004 Plan may be exercised.



The following table provides a information regarding all equity compensation plans as of October 28, 2005, that provide for the award of securities or grant of options, warrants or rights to purchase securities of Sonoma to employees or any other person in accordance with our 2004 Stock Option Plan. We do not have any equity compensation plans that have not been approved by our stockholders.





Plan Category                         (A)                  (B)                    (C)
                                      Number of            Weighted-Average       Number of Securities
                                      Securities to be     exercise price of      remaining available for
                                      issued on exercise   outstanding options,   future issuance under
                                      of outstanding       warrants and rights    compensation plans
                                      options, warrant                            (excluding those
                                      and rights                                  securities reflected in
                                                                                  column A)
    Equity Compensation Plans
         Approved by Security

                      Holders            2,870,000                 $.50               7,130,000

    Equity Compensation Plans
     Not Approved by Security

                      Holders               -0-                      --                  -0-

                        Total            2,870,000                 $.50               7,130,000

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

DIRECTORS' COMPENSATION

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director. During the fiscal year ended June 30, 2005, each of our directors received a option to purchase 10,000 shares of our common stock at an exercise price of $0.50 per share. These options expire on the earlier of April 25, 2008 or the replacement or resignation of such board member.

EXECUTIVE COMPENSATION



The compensation discussion addresses all compensation awarded to, earned by, or paid to the Sonoma's named executive officers. As of October 28, 2005, only one of our executive officers is currently earning compensation. Technology Exchange, Inc. wholly owned by Joseph S. Keats, is currently earning $10,000 per month for the services of Mr. Keats. However, for the fiscal year ended June 30, 2005, except for $10,000 paid to Mr. Weaver and $20,000 paid to Technology Exchange, Inc, none of our executive officers including Mr. Keats and his company, Technology Exchange, Inc., were paid any compensation. At June 30, 2005, Sonoma is indebted to Technology Exchange for consulting fees, payments made on behalf of Sonoma and out-of-pocket expenses in the amount of $151,900. Technology Exchange, Inc. was reimbursed for $31,066 in payments made on behalf of the Sonoma and out-of-pocket expenses. Set forth below is the aggregate compensation for services rendered in all capacities to us during our fiscal years ended June 30, 2003, 2004 and 2005 by our executive officers. Except as indicated below, none of our executive officers were compensated in excess of $100,000.




                                                SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM

NAME AND PRINCIPAL                               ANNUAL COMPENSATION TABLE                   COMPENSATION AWARDS
                                                 -------------------------                   -------------------

                                                                                            SECURITIES UNDERLYING
POSITION                     YEAR          SALARY             BONUS          OTHER              OPTIONS/SARS
--------                     ----          ------             -----          -----              ------------

Charles D. Newman            2005           --                  --             --                     --
Chairman, Chief Executive    2004          $20,000              --             --                     --
Officer and Executive        2003           --                  --             --                     --
President

David H. Weaver, Ph.D.       2005          $10,000              --             --                     --
Chief Financial Officer      2004          $10,000              --             --                     --
and Director                 2003           --                  --             --                     --

Joseph S. Keats Chief        2005          $130,000             --          $32,010                   --
Operating Officer, Vice      2004           $35,000             --          $ 7,670                   --
President of Business        2003           --                  --             --                     --
Development and Director(I)

H. John Stalcup, Ph.D.       2005          $ 80,155             --             --                     --
Former President and Chief   2004          $103,500             --             --                     --
Academic Officer of the      2003           --                  --             --                     --
College, and Director(II)

Michael I. Goldberg          2005           --                  --             --                     --
                             2004           --                  --             --                     --
                             2003           --                  --             --                     --

Harry S. Rosenthal           2005           --                  --             --                     --
                             2004           --                  --             --                     --
                             2003           --                  --             --                     --




(I) A consulting company, Technology Exchange, Inc. owned by Joseph S. Keats was paid $35,000 for consulting services in 2004 and $7,670 in reimbursed out of pocket expenses. For the year ended June 30, 2005, $130,000 has been incurred to Technology Exchanges Inc. (reflected as salary in the table), of which $40,000 was paid, for consulting services and $32,011 in out-of pocket expenses, of which $23,729 was paid. Technology Exchange advanced $54,218 for the benefit of Sonoma in payment of certain direct expenses for the year ended June 30, 2005, of which $600 was paid, and the balance included in due to affiliates on our June 30, 2005 balance sheet.


(II) H. John Stalcup, Ph.D. was terminated by Sonoma College on April 4, 2005. Prior to becoming an officer of the Company, H. John Stalcup, Ph.D. was paid $18,750 for consulting services.

In April 2005, we have granted the following options to our executive officers and members of our Board of Directors which immediately vest.

                             Number of Securities           Weighted Average
                             to be issued on exercise       exercise price of
                             of outstanding options,        outstanding options,
                             warrants and rights            warrants and rights

Chuck Newman                        360,000                       $0.50
David Weaver                        360,000                       $0.50
Joseph Keats                        360,000                       $0.50
Harry Rosenthal                      10,000                       $0.50
Michael Goldberg                     10,000                       $0.50



OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR



The following table provides information related (other than the options granted on April 25, 2005) to options granted to our named executive officers on April 25, 2005. No options were granted to named executive officers in the fiscal year ended June 30, 2005.



                                        Percent
                                        of Total
                           Number of    Options
                           Securities   Granted to
                           Underlying   Employees    Exercise
                           Option       in Fiscal    or Base      Expiration
Name                       Granted(1)     Year         Price        Date
----                       ----------   ---------    ----------   --------------
Charles D. Newman
Chairman, Chief
Executive Officer and

Executive President          360,000      14.04%       $0.50      April 25, 2008

David H. Weaver
Chief Financial Officer

and Director                 360,000      14.04%       $0.50      April 25, 2008

Joseph S. Keats
Chief Operations Officer,
Vice President of Business

Development and Director     360,000      14.04%       $0.50      April 25, 2008

(1) The Options are exercisable at anytime prior to their expiration or earlier termination or resignation of such officer.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES


The following table provides information related to the exercise of options and the value of such options, if unexercised, granted to our named executive officers. No other individual exercises of stock options have been made by any executive officer or any director during our fiscal year ended June 30, 2005.


                                                              Number of Securities
                                                              Underlying
                                                              Unexercised          Value of Unexercised
       Name                            Shares                 Options/SARs At FY   In-the-Money Options/SARs
                                       Acquired on  Value     End Exercisable/     At FY-End ($)
                                       Exercise     Realized  Non-Exercisable      Exercisable/Non-Exercisable
       ---------------------------------------------------------------------------------------------------------
       Charles D. Newman Chairman,          --          --          360,000             --
       Chief Executive Officer and
       Executive President

       David H. Weaver, Chief
       Financial Officer and Director       --          --          360,000             --

       Joseph S. Keats, Chief
       Operations Officer, Vice
       President of Business
       Development and Director             --          --          360,000             --

                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for Sonoma by Cohen & Czarnik LLP, 140 Broadway, 36th floor, New York, New York 10005.

                    SECURITIES ACT INDEMNIFICATION DISCLOSURE

Our By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                     EXPERTS


The consolidated financial statements of Sonoma as of June 30, 2005 and 2004, included in this prospectus have been audited by Marcum & Kliegman, LLP, an independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.


                                 TRANSFER AGENT

Our transfer agent is First American Stock Transfer & Trust Company.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

There have been no changes in and/or disagreements with Marcum & Kliegman, LLP, our independent registered public accountants, on accounting and financial disclosure matters.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Sonoma College, Inc. and Subsidiary

Report of Independent Registered Public Accounting Firm                      F-2
Consolidated Balance Sheets as of June 30, 2005 and 2004                   F-3-4
Consolidated Statements of Operations for the Years Ended June 30,
2005 and 2004                                                                F-5
Consolidated Statements of Stockholders' (Deficiency) Equity for the
Years Ended June 30, 2005 and 2004                                           F-6
Consolidated Statements of Cash Flows for the Years Ended June 30,
2005 and 2004                                                              F-7-8
Notes to Consolidated Financial Statements                                F-9-27

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sonoma College, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Sonoma College, Inc. and Subsidiary (the "Company") as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' (deficiency) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sonoma College, Inc. and Subsidiary at June 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company incurred a net loss of $1,851,337 for the year ended June 30, 2005. In addition, as of June 30, 2005, the Company had a working capital deficiency of $1,528,463, and a stockholders' deficiency of $1,096,069. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

New York, New York
September 9, 2005

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              June 30,
                                                         -------------------
                                                           2005       2004
                                                         --------   --------

CURRENT ASSETS

    Cash and cash equivalents                            $  3,965   $346,218
    Accounts receivable, net of allowance for doubtful
        accounts of $79,160 and $70,838, respectively     246,133    219,289
    Program receivable - related party                       --      116,000
    Prepaid expenses and other current assets              76,368     25,523
                                                         --------   --------
              Total Current Assets                        326,466    707,030

PROPERTY AND EQUIPMENT, NET                               133,164     73,240

INTANGIBLE ASSETS, NET                                    285,955    158,289

SECURITY DEPOSITS                                          61,706     10,531
                                                         --------   --------

              TOTAL ASSETS                               $807,291   $949,090
                                                         ========   ========


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

               LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY



                                                                               June 30,
                                                                        --------------------------
                                                                            2005           2004
                                                                        -----------    -----------
CURRENT LIABILITIES
    Accounts payable and accrued expenses                               $   458,555    $   162,984

    Unearned tuition                                                        333,635        235,267
    Advanced tuition                                                        111,029         30,181
    Note payable                                                            150,000             --
    Notes payable to officers/stockholders                                  628,891             --
    Due to related party                                                    151,900             --
    Capital lease obligations, current portion                               20,919         19,598
                                                                        -----------    -----------
              Total Current Liabilities                                   1,854,929        448,030

CAPITAL LEASE OBLIGATIONS, LESS CURRENT
    PORTION                                                                  48,431         20,344
                                                                        -----------    -----------
              TOTAL LIABILITIES                                         $ 1,903,360        468,374
                                                                        -----------    -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIENCY) EQUITY
    Common stock, $0.0001 par value; 250,000,000 shares authorized;
     63,710,467 and 62,468,801 shares issued and outstanding,
     respectively                                                             6,371          6,246
    Additional paid-in capital                                              969,520        794,893
    Accumulated deficit                                                  (2,052,327)      (200,990)
    Stock subscription receivable                                                --        (75,000)
    Deferred consulting fees                                                (19,633)       (44,433)
                                                                        -----------    -----------
              TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY                    (1,096,069)       480,716
                                                                        -----------    -----------
              TOTAL LIABILITIES AND STOCKHOLDERS'
                 (DEFICIENCY) EQUITY                                    $   807,291    $   949,090
                                                                        ===========    ===========



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                          For the Years Ended June 30,
                                                                          ----------------------------
                                                                              2005            2004
                                                                          ------------    ------------
REVENUES
    Tuition and fee income                                                $  1,844,418    $    886,871
    Program revenue - related party                                                 --         731,500
                                                                          ------------    ------------
                                                                             1,844,418       1,618,371
                                                                          ------------    ------------
OPERATING EXPENSES
    Instructional costs (including compensatory element of stock based
       compensation of $11,820 and $--, respectively)                        1,350,185         696,397
    Sales and marketing (including compensatory element of stock based         493,202         383,510
       compensation of $4,432 and $--, respectively)
    General and administration (including compensatory element of stock      1,760,628         728,087
       based compensation of $98,300 and $15,567, respectively)
    Depreciation and amortization                                               67,592          39,791
                                                                          ------------    ------------
              TOTAL OPERATING EXPENSES                                       3,671,607       1,847,785
                                                                          ------------    ------------
              LOSS FROM OPERATIONS                                          (1,827,189)       (229,414)
                                                                          ------------    ------------
OTHER EXPENSE
    Interest expense                                                           (24,148)         (6,418)
                                                                          ------------    ------------


              NET LOSS                                                    $ (1,851,337)   $   (235,832)
                                                                          ============    ============
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                             $      (0.03)   $         --
                                                                          ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES - BASIC AND DILUTED                                              63,425,804      53,007,956
                                                                          ============    ============


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY

                   FOR THE YEARS ENDED JUNE 30, 2004 AND 2005


                                            Common Stock
                                   ----------------------------
                                                                                  Retained
                                                                  Additional      Earnings      Stock        Deferred
                                                                    Paid-in     (Accumulated  Subscription  Consulting
                                        Shares       Amount         Capital        Deficit)    Receivable      Fees         Total
                                   -------------- -------------  -------------- ------------ -------------  ----------- ------------
    Balance -  July 1, 2003          51,370,134   $       5,137  $           -- $     34,842 $          --  $       --  $    39,979

Common stock granted to consultants
for financial services                2,744,500             274          59,726                                (60,000)          --

Issuance of common stock in
connection with private placement,
net of $20,000 in costs               7,604,167             760         699,240                    (75,000)                 625,000

Issuance of stock options for
curricula                                                                30,000                                              30,000

Capital contribution  by
stockholder                                                               6,002                                               6,002

Issuance of common stock in
acquisition of subsidiary               750,000              75             (75)

Amortization of deferred
consulting fees                                                                                                 15,567       15,567

Net loss                                     --              --              --     (235,832)           --          --     (235,832)
                                    -----------    ------------  -------------- ------------ -------------  ----------- ------------
    Balance - June 30, 2004          62,468,801           6,246         794,893     (200,990)      (75,000)    (44,433)     480,716

Net proceeds from sale of common
stock for cash, in connection
with private placement                  885,416              89          84,911                                              85,000

Payment of stock subscription
receivable                                                                                          75,000                   75,000

Amortization of deferred
consulting fees                                                                                                 40,000       40,000

Common stock issued for financial
consulting services                     156,250              16          14,984                                              15,000

Common stock issued for investor
relations services                      200,000              20          19,180                                (19,200)          --

Amortization of deferred investor
relations services                                                                                               4,000        4,000

Issuance of stock options for
services                                                                 55,552                                              55,552


Net loss                                     --              --              --   (1,851,337)           --          --   (1,851,337)
                                    -----------    ------------  -------------- ------------ -------------  ----------- ------------
    Balance at June 30, 2005         63,710,467    $      6,371  $      969,520 $ (2,052,327)           --  $  (19,633) $(1,096,069)
                                    ===========    ============  ============== ============ =============  =========== ============


                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the Years Ended June 30,
                                                    ---------------------------
                                                        2005           2004
                                                    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                           $(1,851,337)   $  (235,832)
                                                    -----------    -----------
Adjustments to reconcile net loss to net cash used in operating activities:

   Depreciation and amortization                         67,592         39,791
   Provision for bad debts                               46,967         10,838
   Amortization of deferred consulting fees              44,000         15,567
   Issuance of common stock for services                 15,000             --
   Issuance of stock options for services                55,552             --

Changes in operating assets and liabilities:

   Accounts receivable                                  (73,811)       (11,922)
   Program receivable - related party                   116,000          6,000
   Prepaid expenses and other current assets            (50,845)       (25,523)
   Security deposit                                     (51,175)       (10,531)
   Accounts payable and accrued expenses                295,573         (1,513)
   Accrued legal settlement                                  --        (47,500)
   Due to related parties                                98,282             --
   Unearned tuition                                      98,368        104,782
   Advanced tuition                                      80,848          5,022
                                                    -----------    -----------
             NET CASH USED IN OPERATING ACTIVITIES   (1,108,986)      (150,821)
                                                    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of intangibles, curricula                 (156,575)       (92,956)
   Purchases of property and equipment                  (49,456)       (30,093)
                                                    -----------    -----------
             NET CASH USED IN INVESTING ACTIVITIES     (206,031)      (123,049)
                                                    -----------    -----------

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (CONTINUED)



                                                                   For the Years Ended June 30,
                                                                    ----------------------
                                                                       2005        2004
                                                                    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds of private placement, net of issuance
    costs of $20,000 in 2004                                        $  85,000    $ 625,000
    Receipt  of stock subscriptions receivable                         75,000           --
    Proceeds of notes payable                                         150,000           --
    Proceeds of notes payable to officers/stockholders                628,891           --
    Advances from (payments to) related party                          53,618      (16,108)
    Principal payments on capital lease obligations                   (19,745)     (12,404)
                                                                    ---------    ---------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                          972,764      596,488
                                                                    ---------    ---------

   NET (DECREASE) INCREASE  IN CASH AND CASH EQUIVALENTS             (342,253)     322,618

CASH AND CASH EQUIVALENTS  - Beginning                                346,218       23,600
                                                                    ---------    ---------
CASH AND CASH EQUIVALENTS  - Ending                                 $   3,965    $ 346,218
                                                                    =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash paid during the years for:
       Interest                                                     $   8,644    $   6,418
    Noncash investing and financing activities:
       Purchase of equipment through capital lease obligations      $  49,152    $  25,335
       Acquisition of curricula through issuance of stock options   $      --    $  30,000
       Common stock subscribed                                      $      --    $  75,000
       Capital contribution by stockholder                          $      --    $   6,002



                 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BUSINESS

Sonoma College, Inc. ("Sonoma" or the "Company") is a private post-secondary institution incorporated in the State of California on November 24, 1992. On December 29, 2003 Sonoma amended its Articles of Incorporation to change its name from Western Institute of Science and Health to its current name.


Sonoma, which has campuses in Petaluma, California and San Francisco, California, is an education and career preparation college that offers students associate degrees, diplomas or certificates in allied healthcare, administration of justice and homeland security fields. Revenues generated from Sonoma's schools consist primarily of student tuition and fees. To pay for a substantial portion of their tuition, the majority of students rely on funds received from Title IV Programs of the Higher Education Act of 1965, as amended. (see Note 7).


Sonoma is nationally accredited by the Accrediting Bureau of Health Education Schools ("ABHES"), an accrediting agency recognized by the US Department of Education ("DOE") and is approved by the Bureau of Private Postsecondary and Vocational Education ("BPPVE").


The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and assume that the Company will continue as a going concern. The Company incurred a net loss of $1,851,337 for the year ended June 30, 2005. In addition, as of June 30, 2005, the Company had a working capital deficiency of $1,528,463 and a stockholders' deficiency of $1,096,069. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

As more fully described below, the Company funded its operations during fiscal 2005 and 2004 through the sale of its common stock in a private placement resulting in net proceeds of $785,000 to the Company, issuance of a note and warrant to an investor for $150,000, issuance of demand notes for cash to stockholders/officers in the amount of $628,891 and liabilities incurred to related parties in the amount of $151,900 for services. In July 2005, the Company entered into a $500,000 revolving line of credit agreement, which is guaranteed by its principal stockholder and Chief Executive Officer. In addition, the Company may be at risk of non-compliance with certain financial requirements established by the DOE in order for its students to continue to be eligible for Title IV loans (see Note 7). The Company will continue to be dependent upon these and other forms of financings until it can achieve adequate cash flow based upon its operations. There can be no assurance that such financing will be available, or if available, that it will be on terms acceptable to the Company.


In 2004, and continuing through the current period, management developed and began to implement its growth strategy of developing direct sources of revenues and direct programs, which it believes, will maximize long term potential. This includes the development of consortium agreements with other institutions and entities whereby select programs of each institution will be operated on the other's campuses in the form of "satellite" programs, as more fully described in the Notes below. Management has also greatly expanded awareness efforts in its marketplace by enhancing its website and through advertising and has expanded and upgraded its campus facilities and faculty in order to support the anticipated growth in student population. There can be no assurance however, that these actions will result in profitable and positive cash flows from operations.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of Sonoma include the accounts of Sonoma and its wholly-owned subsidiary, MW Asia, Inc., all intercompany accounts and transactions are eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For the purpose of the statement of cash flows, Sonoma considers any short-term highly liquid instruments with a maturity of three months or less purchased to be cash equivalents.

CONCENTRATION OF RISK

CASH

Sonoma typically maintains its cash balances at one banking institution. The balances are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 of deposits per institution. As of June 30, 2005, the Company had bank balances which exceeded the FDIC insured limit by approximately $30,000.

ACCOUNTS RECEIVABLE


A substantial portion of accounts receivable is collected through the student's participation in federally funded financial aid programs. Transfers of funds from the financial aid programs to the Company are made in accordance with the DOE requirements. Approximately 81.1%, and 68.1% of Sonoma's tuition revenues, on a cash basis, was collected from funds distributed under Title IV Programs of the HEA for the years ended June 30, 2005 and 2004, respectively, excluding Program Revenue. The financial aid and assistance programs are subject to political and budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex regulations govern the financial assistance programs in which Sonoma's students participate. Sonoma's administration of these programs is periodically reviewed by various regulatory agencies. Any regulatory violation could be the basis for the initiation of potential adverse actions including a suspension, limitation or termination proceeding, which could have a material adverse effect to Sonoma. (see Note 7).



Accounts receivable are tuition amounts due from currently enrolled students and includes amounts due to them from various government-funded programs.

Bad debts are provided on the allowance method based on an estimate of outstanding accounts receivable which management feels may be uncollectible. Credit losses associated with the receivables are provided for in the consolidated financial statements and have historically been within management's expectations.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated on a straight-line basis over the following estimated useful:

   Equipment, office and laboratory  5-7 years
   Furniture and equipment           7 years
   Computer software                 3 years
   Leasehold improvements            Shorter of life of lease or economic
                                     useful life
   Library assets                    3 years

Repair and maintenance costs are charged directly to expense as incurred. Purchases of items, which will benefit future periods, are capitalized. When assets are disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are reflected in the results of operations.

LONG-LIVED ASSETS

Sonoma evaluates the recoverability of its long-lived assets, including property and equipment and intangible assets, in accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires the recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Sonoma assesses the recoverability of its long-lived assets whenever adverse events or changes in circumstances or business climate indicate that expected undiscounted future cash flows related to such long-lived assets may not be sufficient to support the net book value of such assets. If undiscounted cash flows are not sufficient to support the recorded assets, impairment is recognized to reduce the carrying value of the long-lived assets to the estimated fair value. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. Additionally, in conjunction with the review for impairment, the remaining estimated lives of certain of Sonoma's long-lived assets are assessed. At June 30, 2005 and 2004, Sonoma's review of long-lived assets showed no indication of loss or impairment. Accordingly, no impairment loss was recorded in 2005 or 2004.

INTANGIBLE ASSETS

Intangible assets consist of course curricula. Course curricula represent the cost of acquiring or developing internally such curricula and are amortized using the straight-line method over 5 years. Internally developed costs include primarily payroll and related costs.

INCOME TAXES

Sonoma accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

EARNINGS (LOSS) PER SHARE


Basic net earnings (loss) per share are calculated based on the weighted average number of common shares outstanding for each year. For the year ended June 30, 2005, potentially dilutive options would have been antidilutive. There were no options or warrants outstanding during the year ended June 30, 2004. Securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:


                   Total potential common shares equivalents
                               as of June 30, 2005
                   -----------------------------------------


Warrants to purchase common stock                                       40,000
options to purchase common stock                                       400,000
Stock options issued under 2004 Stock Option Plan (see note 10)      2,570,000
                                                                  ------------
                                                                     3,010,000
                                                                  ============


REVENUE RECOGNITION AND UNEARNED TUITION


Revenue from tuition and fees are recognized pro-rata (on a straight-line basis) over the relevant period attended by the student of the applicable course or program. If a student withdraws from a course or program, the paid but unearned portion of the student's tuition is refunded. Refunds are calculated and paid in accordance with applicable federal, state and institutional refund policies. Unearned tuition represents the portion of tuition payments received but not earned and is reflected as a current liability in the accompanying consolidated balance sheets as such amount is expected to be earned within the next year. Advanced tuition represents funds received from students related to courses or programs that have not yet commenced. If a student does not commence the related course or program, the full amount is refunded. Program revenue is derived from Sonoma offering distance learning programs in allied health field utilizing material curriculum, the internet platform, accreditation, faculty and course related materials. Revenues are recognized over the period of service and are generally invoiced on a monthly basis.


ADVERTISING AND PROMOTION


Advertising and promotion costs are expensed as incurred. Such expenses for the years ended June 30, 2005 and 2004 were approximately $263,100 and $247,700, respectively.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

STOCK-BASED COMPENSATION


On April 25, 2004, Sonoma adopted its 2004 Stock Option Plan (the "2004 Plan"). In April 2005 2,647,500 options were granted to employees and consultants. In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, Accounting for Stock-Based Compensation," Sonoma has elected to follow the intrinsic value method in accounting for stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees", and FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation" under the Plan. No compensation expense will be recognized for options that may be granted to employees, as all options granted under the plan have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

As discussed in "New Accounting Pronouncements", SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. The effect of expensing stock options on the Company's results of operations using the Black-Scholes option-pricing model is presented in the following proforma table. No options were issued under the 2004 Plan for the year ended June 30, 2004:


                                                       For the Year Ended
                                                          June 30, 2005
                                                      ---------------------

   Net loss                                                $(1,851,337)
   Deduct:
     Total stock-based employee compensation
       expense determined under fair
       value-based method for all awards                       (96,330)
                                                           -----------
   Pro forma net loss                                      $(1,947,667)
                                                           ===========
   Basic and diluted net loss per common share
     as reported                                           $      (.03)
                                                           ===========
   Basic and diluted pro forma net loss per
     common share                                          $      (.03)
                                                           ===========

The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

   Expected life (years)                                        3
   Risk free interest rate                                    3.77%
   Volatility                                                  149%
   Dividend rate                                                0%

The weighted average fair value of options at the date of grant using the Black-Scholes fair value based methodology for options granted in the year ended June 30, 2005 is estimated at $.06.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

RECENT ACCOUNTING PRONOUNCEMENTS


In December 2004, the FASB (the "Financial Accounting Standards Board") issued Statement No. 123R (revised 2004), "Share-Based Payment," ("FAS 123R") that addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for either equity instruments of a company or liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. FAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic method that the Company currently uses and requires that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. For small business issuers, the effective date of FAS 123R is for first annual period beginning after December 15, 2005. The Company is currently assessing the provisions of FAS 123R; however, the standard is expected to have an impact on the consolidated statement of operations.


In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The Company does not expect that adoption SFAS No. 153 will have a material effect on its consolidated financial position or results of operations.


In March 2005, the FASB issued FASB INTERPRETATION NO. 47, "ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" ("FAS 143"), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of a company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a material effect on its consolidated financial position or results of operations.


In May 2005, FASB issued SFAS No. 154, " ACCOUNTING CHANGES AND ERROR CORRECTIONS " ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 will have a material effect on its consolidated financial position or results of operations.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

RECENT ACCOUNTING PRONOUNCEMENTS, CONTINUED


In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 30, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                             For the Years Ended June 30,
                                                -------------------
                                                  2005       2004
                                                --------   --------

Office equipment                                $187,391   $121,074
Furniture and fixtures                            39,948     34,360
Computer software                                 29,142      6,642
Leasehold improvements                            14,980     10,777
Library                                            6,054      6,054
                                                --------   --------
                                                 277,515    178,907
Less: accumulated depreciation and amortization  144,351    105,667
                                                --------   --------
                                                $133,164   $ 73,240
                                                ========   ========

Depreciation and amortization expense associated with property and equipment was $38,684 and $22,203 for the years ended June 30, 2005 and 2004, respectively.

Office equipment includes assets acquired under capitalized leases with a cost of $118,842 and $68,858 at June 30, 2005 and 2004, respectively, and corresponding accumulated amortization of $50,522 and $33,001, as of June 30, 2005 and 2004, respectively.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 5 - INTANGIBLE ASSETS, NET

Intangible assets consists of the following:

                                    For the Years Ended June 30,
                                       -------------------
                                         2005       2004
                                       --------   --------

Curricula                              $332,452   $175,877
Less: accumulated amortization           46,497     17,588
                                       --------   --------

                                       $285,955   $158,289
                                       ========   ========

Amortization expense associated with intangible assets was $28,909 and $17,588 for the years ended June 30, 2005 and 2004, respectively.

Information related to intangible assets is as follows:

                                               June 30,
                                       ----------------------
                                          2005         2004
                                       ---------    ---------

Balance - Beginning of year            $ 158,289    $  52,921
Amounts capitalized                      156,575      122,956
Amortization                             (28,909)     (17,588)
                                       ---------    ---------

                                       $ 285,955    $ 158,289
                                       =========    =========

The weighted average amortization period of intangible assets at June 30, 2005 is 5 years and has no residual value.

Estimated future amortization expense for the five years ending June 30, 2010 is as follows:

     For the Year Ending June 30,
     ----------------------------
                 2006                                   $51,528
                 2007                                   $66,492
                 2008                                   $66,492
                 2009                                   $52,201
                 2010                                   $37,572

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 6 - NOTE PAYABLE


In March 2005, Sonoma received proceeds of a $150,000 short-term note payable issued to an individual which bears interest at 7.5% per annum and is due in September 2005. In connection with this note, Sonoma issued a 5-year warrant to purchase 40,000 shares of its common stock at $1.00 per share. The fair value of the warrant was determined to be de minimis utilizing the Black-Scholes option-pricing model with the following assumptions: 75% volatility, five-year expected life, risk-free interest rate of 2.91% and a dividend yield ratio of 0%.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

FACILITIES LEASE AGREEMENTS

Sonoma conducts its Petaluma operation in facilities that are under a long-term non-cancelable sublease with the University of Northern California as the sublessor. The sublease expires December 31, 2007.

On March 21, 2005, Sonoma entered into a 60-month operating lease for 7,084 square feet for its San Francisco facility. Occupancy under the new lease commenced upon completion of improvements by the landlord in July 2005. Sonoma is also obligated for certain executory costs and real estate tax escalations. The lease is renewable at Sonoma's option for one five-year renewal period upon 9 months advance written notice, with rent payable at the prevailing market rate, as defined in the agreement. Sonoma paid a security deposit of $40,000 upon execution of the lease, and is obligated to contribute $21,453 towards leasehold improvements for additional air conditioning.

At June 30, 2005 aggregate future minimum payments due under the non-cancelable operating lease and sublease are as follows:

                                            Minimum Lease
     Year Ending June 30,                      Payments
     --------------------                   ---------------
             2006                            $    387,000
             2007                                 405,000
             2008                                 291,000
             2009                                 180,000
             2010                                 155,000
                                             ------------
                                             $  1,418,000
                                             ============


Rent expense for each of the years ended June 30, 2005 and 2004 was $306,427 and $211,365, respectively.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 7 - COMMITMENTS AND CONTINGENCIES, CONTINUED

CAPITAL LEASES


Sonoma has entered into leases with terms ranging from 2 to 5 years and carrying effective interest rates between 13.5% and 18.7%. The future minimum lease payments due under non-cancelable capital leases at June 30, 2005 are:


                                                         Minimum Lease
      Year Ending June 30,                                  Payments
      --------------------                               --------------


            2006                                            $ 30,345
            2007                                              17,880
            2008                                              17,880
            2009                                              17,880
            2010                                               7,450
                                                           ---------
                                                              91,435
         Total Minimum Lease Payments
      Less: interest                                          22,085
                                                           ---------
         Present value of minimum lease payments              69,350
      Less: current portion                                   20,919
                                                           ---------
         Capital lease obligations, less current portion    $ 48,431
                                                           =========



EMPLOYMENT AGREEMENT AND LITIGATION


On February 26, 2004, and amended on September 12, 2004, Sonoma entered into an employment agreement with its President and Chief Academic Officer (the "CAO"), which had an original expiration date of June 30, 2007, unless renewed by Sonoma no later than May 31, 2006. The employment agreement, as amended, originally provided for the following compensation:


(i) For the period beginning on February 26, 2004 and ending on August 31, 2004, compensation at the rate of $75,000 per annum; for the period beginning on September 1, 2004 and ending on the termination of the Agreement, $100,000 per annum.


(ii) Beginning on September 1, 2004, a quarterly cash bonus of up to $25,000 as determined on a quarter by quarter basis, if the CAO and/or Sonoma achieves certain quarterly objectives as agreed to in writing by and between the Board of Directors of the Company and the CAO, and,

(iii) For each of the three fiscal years commencing with the year ending June 30, 2005, an option (under its 2004 Stock Option Plan) to purchase three hundred thirty three thousand (333,000) shares of common stock of Sonoma for the achievement of certain objectives as agreed to in writing by and between the Board of Directors of Sonoma and the CAO. The exercise price with respect to any option that could have been granted pursuant to this provision of the employment agreement would be the fair market value of the common stock underlying such option on the date of grant of the option.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 7 - COMMITMENTS AND CONTINGENCIES, CONTINUED

EMPLOYMENT AGREEMENT AND LITIGATION, CONTINUED


On April 4, 2005, the Board of Directors of Sonoma College terminated the CAO for cause and removed the CAO as a member of the Board of Directors. On May 2, 2005, Sonoma filed a lawsuit against the CAO and his spouse, in the Superior Court of the State of California in and for the County of Sonoma. Management believes, and has alleged in its complaint against the CAO and his wife, that, among other things: (i) the COA breached his employment agreement and other common law duties to Sonoma College by working for a competitor, University of Northern California; and, (ii) the CAO breached the Assignment of Right and Exclusive License and Assumption of Obligations and Sale of Certain Assets Agreement entered into with Sonoma College by licensing the intellectual property transferred to the Company pursuant to the agreement to third parties. Pursuant to the complaint, management requested that the court grant compensatory damages, punitive damages, attorneys' fees and injunctive relief. Management intends to aggressively enforce its rights and claims in connection with the complaint. The CAO has filed an answer to Sonoma's complaint and a cross-complaint for wrongful termination, breach of contract and conversion. Sonoma has filed an answer to the cross-complaint. Management does not believe that the lawsuit will have a material adverse effect on its consolidated financial position or results of operations.


CONSULTING AGREEMENT


In May 2005, Sonoma entered into a consulting agreement with CEOCast, Inc. ("CEOCast"). Pursuant to the consulting agreement, CEOCast will assist Sonoma with its investor relations (including, assistance with its website, preparation of informational materials, strategic advice and other customary investor relations services). Pursuant to terms of the agreement, Sonoma paid CEOCast $10,000, representing the first and last month's payments under the agreement, and issued 200,000 shares of its common stock. The value of these shares of $19,200 has been accounted for as a component of deferred consulting fees in stockholders' deficiency, and is being amortized to expense ratably over the 12-month period of service. In addition, Sonoma will incur $5,000 per month for these services during the one-year term of the agreement.


PROGRAM REVIEW AUDITS AND COMPLIANCE

As a condition to participating in the various grant and loan programs, the Company is subject to various program review audits conducted by the financial aid provider and an independent auditor. The results of these audits sometimes lead to assessments for non-compliance and Sonoma must make restitution. For the year ended June 30, 2004, no events of noncompliance have been asserted. Based upon Sonoma's experience, no accruals for potential assessments for the years ended June 30, 2005 and 2004 were required.

Sonoma is subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, HEA, and the regulations promulgated there under by DOE subjects Sonoma to significant regulatory scrutiny on the basis of numerous standards that must be satisfied in order to participate in the various federal student financial assistance programs under Title IV of the HEA.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 7 - COMMITMENTS AND CONTINGENCIES, CONTINUED

PROGRAM REVIEW AUDITS AND COMPLIANCE, CONTINUED

To participate in the Title IV Programs, Sonoma must be authorized to offer its programs of instruction by the relevant agencies of the state in which it is located, accredited by an accrediting agency recognized by the DOE and certified as eligible by the DOE. The DOE will certify an institution to participate in the Title IV Programs only after the institution has demonstrated compliance with the HEA and the DOE's extensive regulations regarding institutional eligibility. An institution must also demonstrate its compliance to the DOE on an ongoing basis. As of June 30, 2005, management believes that Sonoma was in substantial compliance, with the foregoing non financial requirements.


Sonoma must demonstrate compliance with specific DOE standards of financial responsibility, based upon, among other things, Sonoma's annual consolidated audited financial statements. This financial information has to be provided to DOE by December 31, 2005. The DOE then calculates Sonoma's composite score for financial responsibility based on its (i) equity ratio, which measures the institution's capital resources, ability to borrow and financial viability; (ii) primary reserve ratio, which measures the institution's ability to support current operations from expendable resources; and (iii) net income ratio, which measures the institution's ability to operate at a profit. An institution that does not meet the DOE's minimum composite score may demonstrate its financial responsibility by posting a letter of credit in favor of the DOE in an amount of not less than 50% of the Title IV Program funds received by the institution during its prior fiscal year. Alternatively, an institution could accept provisional certification and be required to post a letter of credit of not less than 10% of Title IV Program funds received during its prior fiscal year and other financial terms and conditions with which it must comply. Sonoma received $1,620,000 in Title IV funds for the year ended June 30, 2005. Such conditions include reporting results earlier, compliance with debt provisions of loan agreements, limitations on withdrawal of owners including declaring of dividends, and provision of an independent compliance certificate, among other terms and conditions. Based upon the Company's financial results for the year ended June 30, 2005, Sonoma will not satisfy the composite score established for financial responsibility for the year ended June 30, 2005. It therefore may be required to post a letter of credit under the alternatives described in the preceding sentences. Management is unable to determine at this time the amount of any letter of credit that may be required.


NOTE 8 - INCOME TAXES

 A reconciliation of the federal statutory income tax rate to Sonoma's effective tax rate as reported is as follows:


                                                           June 30,
                                                    ----------------------
                                                      2005          2004
                                                    --------     ---------
Taxes at federal statutory rate                      (34.0)%      (34.0)%
Increase in the valuation allowance against
  deferred tax assets                                 34.0%        34.0%
                                                    --------     ---------

Effective income tax rate                               --%          --%
                                                    ========     =========

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 8 - INCOME TAXES, CONTINUED

The expiration dates for the net operating loss carry forwards are as follows:


                    2024                           226,607
                    2025                         1,817,100
                                              -------------
                                              $  2,043,700
                                              =============


The Company has recorded a full valuation allowance against its deferred tax assets and liabilities at June 30, 2005 and 2004 since management believes that based upon current available objective evidence it is more likely than not that the deferred tax assets at June 30, 2005 and 2004 will not be realized.


As of June 30, 2005, Sonoma has Federal net operating loss carryforwards aggregating $2,043,700 available to offset future Federal taxable income and $1,953,100 available to offset future state taxable income.


Significant components of Sonoma's deferred tax assets and liabilities at June 30, 2005 and 2004 are as follows:


                                                      June 30,
                                              ----------------------
                                                 2005         2004
                                              ---------    ---------
Deferred tax assets:

  Allowance for doubtful accounts             $  31,700    $  28,300
  Non-deductible accruals                        13,300        4,000
  Net operating loss carryforwards              817,500       90,600
  Property and equipment                          3,500        3,500
                                              ---------    ---------
                                                866,000      126,400
Less:  valuation allowance                     (751,600)     (63,100)
                                              ---------    ---------
Net deferred tax assets                         114,400       63,300

Deferred tax liabilities:

  Intangible assets                            (114,400)     (63,300)
                                              ---------    ---------

Net deferred tax liabilities                  $    --      $    --
                                              =========    =========


The valuation allowance for deferred tax assets increased by approximately $688,500 and $30,200 for the years ended June 30, 2005 and 2004, respectively.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 9 - CONSORTIUM AGREEMENTS

a. On August 3, 2004, Sonoma and Casa Loma College, Inc. ("Casa"), a California Corporation, entered into an academic consortium agreement whereby select Sonoma programs will be operated at Casa's campuses and select Casa programs will be operated at Sonoma's campuses in the form of "satellite programs". The stated initial focus will be on providing Sonoma's MRI Technology Program at campuses owned and/or operated by Casa. Student tuition and fees payable in connection with a Satellite Program shall be shared as mutually agreed between the parties for any program. With respect to the MRI program, the agreement stipulates 60% of net tuition and fees, as defined, will be earned by Sonoma and 40% by Casa. Net tuition and fees are defined in the agreement as gross revenues of the program reduced by faculty salaries, instructional supervision costs, certain other related fees and costs and uncollected revenue ("Direct Program"). The agreement has an initial two-year term, which will renew for successive two-year terms unless either party gives notice to the other of cancellation within 90 days of the expiration of any term. For the initial year of the program ended June 30, 2005, Sonoma billed $249,310 in gross tuition and fees and recognized $197,809 in tuition and fee revenue with respect to this program. A liability in the amount of $27,440 to Casa is reflected in the accompanying consolidated balance sheet at June 30, 2005 in accordance with the net tuition calculation, as defined in the agreement. The agreement does not identify any specific Casa program to be offered to Sonoma students that would be accounted for under the Agent Program, nor does it stipulate any predetermined defined net tuition sharing percentage for the Agent Program. The agreement also provides that during its term and for a three-year period thereafter, Casa will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace.

b. On February 4, 2005 Sonoma entered into a two-year arrangement with the National Holistic Institution, Inc. ("NHI"), a California corporation, whereby Sonoma will offer its on-line Associate of Applied Science Degree in Massage Therapy ("AASMT") to NHI students and graduates and NHI will offer its Massage Therapist and Health Education ("MTHE") program at Sonoma campuses. The agreement is automatically renewable for two successive two-year terms unless either party gives the other 90-day advance notice of cancellation. Sonoma will be obligated to NHI for 25% of defined net tuition (gross tuition less a 25% direct expense allowance). A similar arrangement exists under the MTHE program whereby Sonoma will receive 25% of defined net tuition (gross tuition less a 50% direct expense allowance) earned by NHI from Sonoma students. No revenues were earned or liabilities incurred as of and for the year ended June 30, 2005, except for a fee payable by Sonoma to NHI at the rate of $2,500 per month, beginning upon the Program Commencement date and continuing for the term of the agreement. Sonoma has the right, however, to cancel this provision after its initial 12-month period, resulting in an aggregate minimum noncancellable fee of $30,000. Sonoma has accrued $7,500 as of June 30, 2005 in connection with this provision. NHI will provide documentation for its activities to promote the AASMT program to NHI students periodically or upon request by Sonoma. Pursuant to the agreement, NHI was granted a 30 day right of refusal to purchase the AASMT program should Sonoma choose to accept a bona fide offer for it from a third party solely as a stand alone asset, but not in conjunction with the sale of any other assets of Sonoma.

c. On April 27, 2005, Sonoma and Citi College of Allied Health ("CCAH"), an Illinois Corporation, entered into an academic consortium agreement whereby Sonoma will initially offer its MRI Technologist Program to CCAH students at its location as well as utilizing the Sonoma Platform. This agreement is subject to accreditation by ABHES and the identification and approval of a CCAH location. The agreement stipulates 60% of net tuition and fees, as defined, will be earned by Sonoma and 40% by CCAH. The agreement will have an initial two-year term, which will renew for successive two-year terms unless cancelled by either party. The agreement also provides that during its term and for a three-year period thereafter, CCAH will not directly or indirectly compete with Sonoma in the MRI technology academic/education marketplace. During the term of the agreement, should Sonoma or any other entity want to offer Sonoma programs in Illinois, Sonoma agreed to give CCAH the right of first refusal to offer these programs in the state of Illinois through a consortium agreement or any other means or arrangements. No revenues were earned or liabilities incurred as of and for the year ended June 30, 2005.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 9 - CONSORTIUM AGREEMENTS, CONTINUED


d. On May 24, 2005, Sonoma and the New York City Fire Department ("FDNY") entered into an agreement stipulating the terms and conditions by which Sonoma will assist the FDNY to deploy Homeland Educational Programs to its membership, specifically the Homeland Response and Emergency Management Associates of Applied Science Degree. Sonoma will offer the program utilizing its online campus and has responsibility for providing qualified online instructors, the program curricula, and complete administration and academic oversight, including enrollment, registration, financial aid administration, record keeping and grade reporting. The FDNY shall offer the HREM program to its employees and offer input for the continued development of the HREM program. The HREM program and any future development and program modifications shall at all times remain the sole and exclusive property of Sonoma. The agreement has an initial two-year term, which will renew for successive two-year terms unless cancelled by either party. No revenues were earned or liabilities incurred as of and for the year ended June 30, 2005 relating to this agreement.


NOTE 10 - STOCKHOLDERS' (DEFICIENCY) EQUITY

CORPORATE RECAPITALIZATION

On April 20, 2004, Sonoma amended its Articles of Incorporation to modify the total number of common shares authorized to 250,000,000 common shares par value $.0001 from the original 7,500 no par value common shares authorized. Effective April 28, 2004, the Board of Directors and stockholders approved a 102,740.268 to one common stock split, which resulted in an increase from 500 common shares to 51,370,134 common shares outstanding in the accompanying consolidated financial statements. The increase in authorized shares and the common stock split have been given retroactive effect in the accompanying consolidated financial statements for all periods presented.

PRIVATE PLACEMENT


In April 2004, Sonoma commenced a private placement of shares of its common stock to accredited investors pursuant to Regulation D and in compliance with the exemption set forth in Section 4(2) of the Securities Act of 1933. Units, consisting of 312,500 shares of Sonoma's common stock at $.096 per share, were offered for sale at a price of $30,000 per Unit. As of June 30, 2004, Sonoma had accepted subscriptions for an aggregate of 7,500,000 shares for total proceeds of $700,000 net of $20,000 in offering costs of which $625,000 was received by June 30, 2004 and subscriptions for 781,250 shares for $75,000 were outstanding. Proceeds from subscriptions in the amount of $85,000 for 885,416 common shares were received in the period during the year ended June 30, 2005.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 10 - STOCKHOLDERS'  EQUITY (DEFICIENCY), CONTINUED

PURCHASE OF MW ASIA, INC.

On April 22, 2004, Sonoma entered into a Stock Purchase Agreement with the majority stockholder of MW Asia Inc. and acquired 4,250,000 of the 5,000,000 shares outstanding of MW Asia for $15,000. Effective September 21, 2004, Sonoma College Acquisition, Inc., a newly formed wholly owned subsidiary of Sonoma, and MW Asia, Inc., a Nevada Corporation, entered into an Agreement and Plan of Merger pursuant to which Sonoma issued 750,000 shares of its common stock in exchange for the remaining 750,000 shares of MW Asia common shares held by 56 minority stockholders of MW Asia. Sonoma then merged MW Asia, Inc. into Sonoma College Acquisition, Inc. MW Asia was a corporation formed by the Federal Bankruptcy Court from the estate of MW Asia Medical Inc. in settlement of an obligation to one of its former employees. It was formed with no assets or liabilities and never conducted any business. The transaction was consummated in contemplation of a reverse merger, with the surviving company being MW Asia, Inc. as certain of its securities were publicly tradable. The plans for a reverse merger were subsequently abandoned by management. The $15,000 purchase price incurred was expensed as a finance cost on the accompanying financial statements. This transaction was exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.

On February 9, 2004, in contemplation of the MW Asia transaction, Sonoma entered into an 18 month financial consulting services agreement with a group, for which it agreed to issue 2,744,500 of its common shares, valued in the agreement at $60,000. . The group was responsible for introducing the MW Asia transaction and will consult with management on acquisitions, financing and strategic planning. This amount is being amortized as consulting expense ratably over the period of the agreement. During the years ended June 30, 2005 and 2004, $40,000 and $15,567, respectively, was recorded as amortization of deferred consulting fees

STOCK OPTION PLAN


On April 28, 2004, Sonoma adopted its 2004 Stock Option Plan (the 2004 "Plan") under which it may grant qualified and nonqualified options to purchase up to 10,000,000 shares of common stock to employees and consultants. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be up to five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of Sonoma at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 10 - STOCKHOLDERS'  EQUITY (DEFICIENCY), CONTINUED

STOCK OPTION PLAN, CONTINUED

A summary of activity under the stock option plan is as follows:

                                                               Weighted
                                                               Average
                                                               Exercise
                                                    Shares      Price
                                                 -----------  ---------

Outstanding, July 1, 2004                        $      --         --
Options granted                                    2,647,500        .50
Options forfeited                                    (77,500)       .50
                                                 -----------    =======

Outstanding, June 30, 2005                         2,570,000    $   .50
                                                 ===========    =======

Exercisable, June 30, 2005                         2,570,000    $   .50
                                                 ===========    =======



These options were all exercisable on the date of grant, and expire three years from the date of grant. The weighted average remaining contractual life of the options outstanding at June 30, 2005, all of which were exercisable, was 2.8 years.


As of June 30, 2005, Sonoma has reserved an aggregate 10,440,000 common shares for issuance pursuant to its 2004 Stock Option plan, options issued in connection with the acquisition of certain curriculum and warrants issued in connection with the short-term note payable.

COMMON STOCK

On December 15, 2004, Sonoma issued 156,250 shares of its common stock at $.096 per share for $15,000 to a consultant in exchange for prior financial and accounting services provided.

NOTE 11 - RELATED PARTY TRANSACTIONS


On February 26, 2004, as amended on September 12, 2004, Sonoma and Homeland Safety Training, Inc., a company which is majority owned by the former CAO entered into an Assignment of Rights and Exclusive License and Assumption of Obligations and Sale of Certain Assets Agreement in connection with the license of certain intellectual property consisting of course content and related copyrights. These intangibles relate to material to develop a First Responder textbook and software, medical illustrations and photographic content intended for use in first response instruction and medical procedures. Pursuant to the agreement, as amended, Sonoma granted Homeland Safety Training, Inc. an option to purchase 400,000 shares of common stock of Sonoma at an exercise price of twenty-five cents ($0.25) per share. The option may be exercised during the period beginning on June 30, 2006 and ending on June 30, 2011. The fair value of the stock purchase option estimated using the Black-Scholes fair value based method approximates $30,000 and is being amortized over an estimated useful life of five years. (See Note 10).

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 11 - RELATED PARTY TRANSACTIONS, CONTINUED


During the year ended June 30, 2004, Sonoma entered into an annual agreement with Higher Education Services, LLC ("HES"), a company owned by the Chief Executive Officer and Chief Financial Officer of Sonoma, in developing distance education programs to be offered online in massage therapy, allied health and homeland security. Sonoma's responsibilities included writing mutually selected courses, placing the courses on the Internet, providing an electronic platform, obtaining necessary accreditations, and teaching the courses to live students and program maintenance. During the year ended June 30, 2004, the members of HES (program revenues) were principal stockholders of Sonoma. For the year ended June 30, 2004, revenues from HES represented 45.2% of Sonoma's total revenues. Sonoma terminated these arrangements effective June 30, 2004. The entire balance was subsequently collected as of October 31, 2004.

During the year ended June 30, 2004, pursuant to an oral agreement between Sonoma and Technology Exchange, Inc. ("Technology Exchange"), a company wholly-owned by the Chief Operating Officer, a stockholder and a director, Sonoma paid $35,000 and $7,670 in reimbursed out-of-pocket expenses for consulting services. During the year ended June 30, 2005, Sonoma incurred $130,000 in consulting fees and $32,011 in out-of-pocket expenses. In addition, Technology Exchange advanced $54,218 in the payment of direct expenses for the benefit of Sonoma during the year ended June 30, 2005. The services provided by Technology Exchange were related to general management and marketing and business development, including in connection with Sonoma's consortium relationships. As of June 30, 2005, $151,900 was due to Technology Exchange, of which $98,282 is related to consulting fees and expenses and $53,618 direct expenses incurred.

During the year ended June 30, 2005, Sonoma received an aggregate of $628,891 in proceeds from officers/stockholders evidenced by unsecured demand notes bearing interest at 7% per annum. Interest expense on these notes for the year ended June 30, 2005 amounted to $11,805. Accrued interest on these notes included in accounts payable and accrued expenses on the accompanying consolidated balance sheet amount to $11,805.


Sonoma entered into a one-year arrangement for the period July 1, 2004 to June 30, 2005 for the use of office space, computer and telephone services provided by an officer/stockholder. Sonoma has incurred $19,200 under this arrangement, which is included in the results of operations for the year ended June 30, 2005. A similar arrangement, on a month-to-month basis, has been entered into for the year ending June 30, 2006.

NOTE 12 - SUBSEQUENT EVENTS


In July 2005, Sonoma College entered into a revolving credit line agreement with Wisse Enterprises LLC ("Wisse") and executed a promissory note in favor of Wisse in an amount up to $500,000. The terms of the revolving credit line agreement and promissory note provide that Sonoma College may borrow up to $500,000 from Wisse. Sonoma College borrowed $300,000 upon the execution of the agreements at an annual rate of interest of 3.51% (LIBOR), adjusted monthly. Each draw down (borrowing) from the revolving credit line is due on the first anniversary of such draw down (borrowing). Any draws (borrowings) from the revolving credit line must be made within the first year of the revolving credit line agreement. Interest is payable to Wisse Enterprises monthly. The Chairman, Chief Executive Officer and Executive President of Sonoma College, personally guaranteed the obligations of Sonoma College pursuant to a guaranty agreement. In addition, pursuant to

                       SONOMA COLLEGE, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 12 - SUBSEQUENT EVENTS, CONTINUED


the revolving credit line agreement, Sonoma College issued 375,000 shares of common stock of Sonoma College to Wisse and granted Wisse an option to purchase 250,000 shares of common stock of Sonoma College at an exercise price of $0.50 per share. The option expires on the third anniversary of the revolving credit line agreement. These transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.


In July 2005, Sonoma paid $275,000 of its obligations under Notes payable - officers/stockholders.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted regardless of the time of the delivery of this prospectus or any sale of these securities.


                                10,925,707 SHARES


                              SONOMA COLLEGE, INC.

                                  COMMON STOCK


                                   PROSPECTUS


                      DEALER PROSPECTUS DELIVERY OBLIGATION


Until January 23, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to delivering a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                October 28, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under California law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of Sonoma. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Sonoma. Pursuant to California law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

(a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b) unlawful distributions; or

(c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our Bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Sonoma, absent a finding of negligence or misconduct in office.

Our Bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth our estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:


               SEC Registration Fee.................................    1,399.50
               Printing registration statement and other documents*.   25,000.00
               Legal fees and expenses*.............................   42,000.00
               Accounting fees and expenses*........................  220,000.00
               Miscellaneous expenses*..............................   25,000.00
                                                                     -----------
               Total expenses*......................................  313,399.50


--------------------


*ESTIMATED


As of October 28, 2005, of the expenses incurred by Sonoma College in connection with this offering, $166,150 is outstanding.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

o On April 28, 2004, the shareholders and the Board of Directors authorized and effected a 102,740.268-for-one forward stock split.


o In the period April 12, 2004 through August 5, 2004, we issued 8,385,416 shares of our common stock for an aggregate amount of $795,000 before costs to 33 accredited investors. As of August 5, 2004, all of the proceeds from the offering commencing April 12, 2004 has been received by us. These transactions were exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933.


o On September 1, 2004, we issued 750,000 shares of our common stock to 56 shareholders of MW Asia, Inc., a Nevada corporation, pursuant to the terms of a Merger Agreement by and between, MW Asia, Inc., Sonoma College Acquisition, Inc., a wholly owned subsidiary of Sonoma, and Sonoma wherein MW Asia, Inc. was merged into Sonoma College Acquisition, Inc. The merger was authorized by written consent of a majority of the shareholders of MW Asia (one shareholder). The shares issued to the shareholders of MW Asia were valued at $0.022 per share or $16,500 in the aggregate. The merger was consummated in contemplation of a reverse merger with the surviving company being MW Asia, Inc. as certain of its securities were publicly tradable, pursuant to an order of the U.S. Federal Bankruptcy Court and Section 3(a)(7) of the Securities Act of 1933. These plans were subsequently abandoned by management. This transaction was exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933 as the integration of the April 12, 2004 private offering and the MW Asia issuances ($795,000; $16,500; and $15,000) do not exceed $1,000,000 and each issuance fully complied with the requirements set forth in Rule 504.

o In November 2004, David E. Weaver, Ph.D., Chief Financial Officer and a Member of the Board of Directors of Sonoma College, lent Sonoma College $100,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Weaver. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

o On December 15, 2004, Sonoma agreed to issue 156,250 shares of its common stock at $.096 per share for $15,000 to a consultant, Myron Landin, in exchange for financial and accounting services rendered in the six-month period ended December 31, 2004. These transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.


o In March 2005, an individual advanced Sonoma College $150,000 pursuant to a short term note payable which is due September 1, 2005 and bears interest at 7.5%. The note was paid in full by Sonoma College in September 2005. The noteholder also received a warrant to purchase 40,000 shares of common stock of Sonoma at $1.00 per share. The Warrant expires on September 1, 2010. The fair value of the warrant was determined to be immaterial utilizing the Black-Scholes option-pricing model with the following assumptions: 75% volatility, five-year expected life, risk-free interest rate of 2.91% and a dividend yield ratio of 0%. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.


o In March 2005, Charles D. Newman, Chief Executive Officer, Executive President and Chairman of the Board of Directors of Sonoma College, lent Sonoma College $119,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Newman. In May and June 2005, Mr. Newman advanced an additional $219,000 to Sonoma under identical terms and conditions as described in the preceding sentence. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

o In March 2005, Joseph S. Keats, Chief Operating Officer, Vice President of Business Development and a Member of the Board of Directors of Sonoma College, lent Sonoma College $68,891 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Keats. Additionally, in April 2005, Joseph S. Keats, Chief Operating Officer, Vice President of Business Development and a Member of the Board of Directors of Sonoma College, lent Sonoma College $122,000 pursuant to a promissory note. The terms of the promissory note provide that the principal accrues interest at a rate of seven percent (7%) per annum. In addition, the note is payable upon the demand of Mr. Keats. These transactions were exempt from registration pursuant to Section 4(a) of the Securities Act of 1933.


o In April 2005, Sonoma College granted options to 30 persons to purchase, in the aggregate, 2,570,000 shares of common stock of Sonoma College at an exercise price of $0.50 per share pursuant to the Sonoma College 2004 Share Option Plan. Each option expires on their respective third anniversary and may be exercised in part or in full. Pursuant to the April 2005 option grants, Charles Newman, Chairman, Chief Executive Officer and Executive President of Sonoma College, received an option to purchase 360,000 shares of common stock of Sonoma College; David Weaver, Chief Financial Officer of Sonoma College, received an option to purchase 360,000 shares of common stock of Sonoma College; Joseph Keats, Chief Operations Officer of Sonoma College, received an option to purchase 360,000 shares of common stock of Sonoma College; Harry Rosenthal, Director of Sonoma College, received an option to purchase 10,000 shares of common stock of Sonoma College; Michael Goldberg, Director of Sonoma College, received an option to purchase 10,000 shares of common stock of Sonoma College; and Cohen and Czarnik LLP, counsel to Sonoma College, received an option to purchase 500,000 shares of common stock of Sonoma College. These transactions were exempt from registration pursuant to Section 4(2) and Rule 701 of the Securities Act of 1933.

o In May 2005, Sonoma College entered into a consulting agreement with CEOCast, Inc. ("CEOCast") Pursuant to the Consulting Agreement, CEOCast will assist Sonoma College with its investor relations (including, assistance with its website, preparation of informational materials, strategic advice and other customary investor relations services). Sonoma College has paid CEOCast $10,000 which represents the first and last month's payment under the agreement, and has issued 200,000 shares of Sonoma College's fully-paid non-assessable restricted common stock. In addition, Sonoma College will pay to CEOCast $5,000 per month during the term of the agreement. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

o In July 2005, Sonoma College entered into a revolving credit line agreement with Wisse Enterprises LLC and executed a promissory note in favor of Wisse Enterprises LLC in an amount up to $500,000. The terms of the revolving credit line agreement and promissory note provide that Sonoma College may borrow up to $500,000 from Wisse Enterprises ($300,000 was borrowed by Sonoma College upon the execution of the agreements) at a rate of interest equal to LIBOR. Each draw down (borrowing) from the revolving credit line is due on the first anniversary of such draw down (borrowing). Any draws (borrowings) from the revolving credit line must be made within the first year of the revolving credit line agreement. Interest is payable to Wisse Enterprises monthly. Charles Newman, Chairman, Chief Executive Officer and Executive President of Sonoma College, personally guaranteed the obligations of Sonoma College pursuant to a guaranty agreement. In addition, pursuant to the revolving credit line agreement, Sonoma College issued 375,000 shares of common stock of Sonoma College to Wisse Enterprises and granted Wisse Enterprises an option to purchase 250,000 shares of common stock of Sonoma College at an exercise price of $0.50 per share. The option expires on the third anniversary of the revolving credit line agreement. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

o    In October 2005, Sonoma College entered into a Convertible Promissory
Note ("Note") agreement with a limited liability company, TLC, LLC for the amount of $100,000. The note bears interest at 7.5% per annum. Principal and accrued interest is due and payable in October 2006. At Sonoma's option, this Note and accrued interest thereon is convertible at any time prior to maturity into shares of Sonoma common stock at the conversion rate of $.20 per share. In addition, Sonoma granted TLC, LLC a non-qualified stock option to purchase 50,000 shares of its common stock at an exercise price of $0.50 per share. The option may be exercised at any time during its term, which expires in October 2008. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Sonoma College believes that the securities that were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 as set forth above, were within the exemption provided by Section 4(2) by reason that:

     No commissions were paid for the issuance of such securities;

     The issuance of such securities by Sonoma College did not involve a "public offering";

     Each purchaser of securities were sophisticated and accredited investors;

     Each offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the such sales, size of the offering, manner of the offering and number of securities offered;

     Sonoma College did not undertake an offering in which we sold a high number of shares to a high number of investors; and

     In addition, the purchasers had the necessary investment intent as required by Section 4(2) since they agreed to and received securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. (These restrictions ensure that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering.").

With respect to any sales of securities of Sonoma College that were made while this Registration Statement has been pending, Sonoma College does not consider that the mere filing of this Registration Statement constituted a "general solicitation". Sonoma College has never prepared or distributed preliminary prospectuses based on this Registration Statement, nor has it undertaken any selling activities whatsoever relating to the Registration Statement. Each of the purchasers with respect to such sales is a sophisticated and accredited investor, with prior relationships with Sonoma College or its officers or directors, and the Registration Statement had little or no impact on their decision to invest.


ITEM 27. EXHIBITS.

   Exhibit           Description of Exhibit
   Number            ----------------------

   ------

      3.1         Certificate of Incorporation*

      3.2         By-laws*

      3.3         Amendment to the Certificate of Incorporation*

      3.4         Second Amendment to the Certificate of Incorporation*

      4.1         Specimen common stock certificate*

      4.2         2004 Stock Option Plan*

      5.1         Opinion of Cohen & Czarnik

      10.1        Petaluma, California Lease Agreement*

      10.2        Petaluma, California  Lease Amendment*

      10.3        San Francisco, California Lease Agreement*

      10.4        Consortium Agreement with Casa Loma College*

      10.5        Stalcup Employment Agreement*

      10.6 Assignment of Rights and Exclusive License And Assumption of Obligations and Sale of Certain Assets Agreement with Homeland Safety Training, Inc.*

      10.7        Amendment to Stalcup Employment Agreement*


      10.9 Agreement and Plan of Merger by and among Sonoma College Acquisition, Inc., Sonoma College, Inc. and MW Asia, Inc.*


      10.10       Stock Purchase Agreement with respect to MW Asia, Inc.*

      10.11       Higher Education Services, Inc. Agreement*

      10.12       Consulting Agreement with Greenberg*

      10.13       Lease Agreement-San Francisco campus*

      10.14       Consortium Agreement with National Holistic Institute, Inc. *

      10.15       Consulting Agreement with CEO Cast, Inc.*

      10.16       Consortium Agreement with Citi College of Allied Health*

      10.17       Agreement with the New York City Fire Department*

      10.18       Revolving Credit Line from Wisse Enterprises LLC*

      10.19       Promissory Note to Wisse Enterprises LLC*

      10.20       Subscription Agreement for Wisse Enterprises LLC*

      10.21       Guaranty of Charles Newman in favor of Wisse Enterprises LLC*

      10.22       Option Agreement in favor of Wisse Enterprises LLC*


      10.23       Promissory Notes to TLC, LLC

      10.24       Option Agreement in favor of TLC, LLC


      21.1        Subsidiaries*

      23.1        Consent of Independent Registered Public Accounting Firm.

      23.2        Consent of Cohen & Czarnik (included in Exhibit 5.1 hereof)

      24.1 Power of attorney (included in the signature page of Part II of this registration statement)

-----------

* Previously filed.

ITEM 28. UNDERTAKINGS.

We hereby undertake:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Sonoma pursuant to the foregoing provisions, or otherwise, Sonoma has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

Sonoma hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.   Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Sonoma certifies that we have reasonable grounds to believe that we meet all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, United States of America on November 2, 2005.

                                               SONOMA COLLEGE, INC.


DATE:  NOVEMBER 2, 2005                              BY: /s/ Charles D. Newman
                                                        ------------------------
                                                        CHARLES D. NEWMAN
                                                        CHAIRMAN OF THE BOARD,
                                                        CHIEF EXECUTIVE OFFICER
                                                        AND EXECUTIVE PRESIDENT


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Charles D. Newman                 Chairman of the Board, Chief         November 2, 2005
---------------------                 Executive Officer and Executive
Charles D. Newman                     President (Principal Executive
                                      Officer and Principal Accounting
                                      and Financial Officer)

/s/ David H. Weaver, Ph.D.            Chief Financial Officer, Director    November 2, 2005
--------------------------            and Company Secretary
David H. Weaver, Ph.D.

/s/ Joseph S. Keats                   Chief Operating Officer, Vice        November 2, 2005
-------------------                   President of Business Development
Joseph S. Keats                       and Director

/s/ Michael I. Goldberg               Director                             November 2, 2005
-----------------------
Michael I. Goldberg

/s/ Harry S. Rosenthal                Director                             November 2, 2005
----------------------
Harry S. Rosenthal

EXHIBIT INDEX

   Exhibit           Description of Exhibit
   Number            ----------------------

   ------

      3.1         Certificate of Incorporation*

      3.2         By-laws*

      3.3         Amendment to the Certificate of Incorporation*

      3.4         Second Amendment to the Certificate of Incorporation*

      4.1         Specimen common stock certificate*

      4.2         2004 Stock Option Plan*

      5.1         Opinion of Cohen & Czarnik

      10.1        Petaluma, California Lease Agreement*

      10.2        Petaluma, California  Lease Amendment*

      10.3        San Francisco, California Lease Agreement*

      10.4        Consortium Agreement with Casa Loma College*

      10.5        Stalcup Employment Agreement*

      10.6 Assignment of Rights and Exclusive License And Assumption of Obligations and Sale of Certain Assets Agreement with Homeland Safety Training, Inc.*

      10.7        Amendment to Stalcup Employment Agreement*

      10.9 Agreement and Plan of Merger by and among Sonoma College Acquisition, Inc., Sonoma College, Inc. and MW Asia, Inc.*

      10.10       Stock Purchase Agreement with respect to MW Asia, Inc.*

      10.11       Higher Education Services, Inc. Agreement*

      10.12       Consulting Agreement with Greenberg*

      10.13       Lease Agreement-San Francisco campus*

      10.14       Consortium Agreement with National Holistic Institute, Inc.*

      10.15       Consulting Agreement with CEO Cast, Inc.*

      10.16       Consortium Agreement with Citi College of Allied Health*

      10.17       Agreement with the New York City Fire Department*

      10.18       Revolving Credit Line from Wisse Enterprises LLC*

      10.19       Promissory Note to Wisse Enterprises LLC*

      10.20       Subscription Agreement for Wisse Enterprises LLC*

      10.21       Guaranty of Charles Newman in favor of Wisse Enterprises LLC*

      10.22       Option Agreement in favor of Wisse Enterprises LLC*


      10.23       Promissory Note to TLC, LLC

      10.24       Option Agreement in favor of TLC, LLC.


      21.1        Subsidiaries*

      23.1        Consent of Independent Registered Public Accounting Firm.

      23.2        Consent of Cohen & Czarnik (included in Exhibit 5.1 hereof)

      24.1 Power of attorney (included in the signature page of Part II of this registration statement)

-----------

* Previously filed.